                                                     Registration No. 333-132195

As filed with the Securities and Exchange Commission on March 22, 2006

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------
                             BOARDWALK BANCORP, INC.
                      -----------------------------------

               (Exact name of registrant as specified in charter)

New Jersey                           6021                       20-4392739
---------------------      ----------------------               ----------------------
(State or other jurisdiction     (Primary Standard Industrial   (I.R.S. Employer Identification
incorporation or organization)    Classification Code No.)      Number)


                                 201 Shore Road
                            Linwood, New Jersey 08221
                                 (609) 601-0600
                               -------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Michael D. Devlin
                               President and CEO
                             Boardwalk Bancorp, Inc.
                                 201 Shore Road
                            Linwood, New Jersey 08221
                                 (609) 601-0600
                               -------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   copies to:
                            David W. Swartz, Esquire
                               Stevens & Lee, P.C.
                             111 North Sixth Street
                           Reading, Pennsylvania 19603
                                 (610) 478-2000
                               -------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


         Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER EFFECTIVENESS.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

                                 BOARDWALK BANK

         The Board of Directors of Boardwalk Bank has approved the formation of a bank holding company for Boardwalk Bank. The holding company structure will provide Boardwalk Bank with additional flexibility for structuring acquisitions and also for taking advantage of opportunities under the continually evolving laws governing financial institutions.

         IF WE COMPLETE THE HOLDING COMPANY FORMATION, SHAREHOLDERS OF BOARDWALK BANK WILL RECEIVE ONE SHARE OF COMMON STOCK OF THE NEW HOLDING COMPANY, BOARDWALK BANCORP, INC., FOR EACH SHARE OF COMMON STOCK OF BOARDWALK BANK THAT THEY OWN. THE BOARD OF DIRECTORS HAS BEEN ADVISED BY ITS COUNSEL THAT THE CONVERSION OF BOARDWALK BANK SHARES INTO SHARES OF THE HOLDING COMPANY GENERALLY WILL BE TAX-FREE FOR U.S. FEDERAL INCOME TAX PURPOSES FOR BOTH BOARDWALK BANK AND ITS SHAREHOLDERS.

         We are requesting that shareholders of Boardwalk Bank approve the plan of acquisition that will result in the holding company formation. YOUR VOTE IS VERY IMPORTANT. We have scheduled a meeting of shareholders to consider the holding company formation at the following date, time and place:

                                 April 27, 2006
                              10:00 a.m. local time
                         Central United Methodist Church
                            Linwood, New Jersey 08221

         At the meeting, you will also consider the election of 14 directors for Boardwalk Bank, the approval of the Boardwalk Bancorp, Inc. 2006 Employee Stock Purchase Plan, the approval of the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan, the ratification of the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending on December 31, 2006 and a proposal to adjourn the meeting. This document gives you detailed information about the meeting, the proposed holding company formation, the approval of the employee stock purchase plan and the stock incentive plan and the election of Boardwalk Bank directors. We encourage you to read it carefully.

         The certificate of incorporation and bylaws of the holding company differ in certain respects from the certificate of incorporation and bylaws of Boardwalk Bank, and contain provisions that can be considered "antitakeover" in nature. These provisions and related issues are described on page 24.

         We, together with the rest of Boardwalk Bank's Board of Directors, enthusiastically support the holding company formation and recommend that you vote to approve it.

                                 [SIGNATURE]
                                 Michael D. Devlin
                                 Chairman, President and Chief Executive Officer

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any governmental agency.

--------------------------------------------------------------------------------

         This proxy statement/prospectus is dated March 23, 2006 and was first mailed to shareholders on March 24, 2006.

                                 BOARDWALK BANK

                                 201 SHORE ROAD
                            LINWOOD, NEW JERSEY 08221

              ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2006

              ------------------------------------------------------

         We will hold the annual meeting of shareholders of Boardwalk Bank, at the Central United Methodist Church, Linwood, New Jersey 08221, on Thursday, April 27, 2006 at 10:00 a.m. local time.

         The annual meeting is for the following purposes which are more completely described in the accompanying proxy statement/prospectus:

1. The approval of the reorganization of Boardwalk Bank into the holding company form of ownership by approving a plan of acquisition, pursuant to which Boardwalk Bank will become a wholly owned subsidiary of a holding company, Boardwalk Bancorp, Inc., a newly formed New Jersey corporation, and each outstanding share of common stock of Boardwalk Bank will be converted into one share of common stock of the holding company.

2. The election of 14 directors of Boardwalk Bank.

3. The approval of the Boardwalk Bancorp, Inc. 2006 Employee Stock Purchase
Plan.

4. The approval of the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan.

5. To ratify the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending on December 31, 2006.

6. The adjournment of the meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the holding company reorganization.

7. Any other matters as may properly come before the meeting or any adjournment thereof.

         The board of directors of Boardwalk Bank has fixed the close of business on March 8, 2006 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting.

         Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the meeting but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to attend and vote personally at the meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           [SIGNATURE]
                                           Joan B. Ditmars
                                           Corporate Secretary
Linwood, New Jersey
March 24, 2006

                                TABLE OF CONTENTS

                                                                                                                 Page

QUESTIONS AND ANSWERS REGARDING THE HOLDING COMPANY REORGANIZATION................................................1

THE MEETING.......................................................................................................6
      Date, Time and Place........................................................................................6
      Matters To Be Considered at the Meeting.....................................................................6
      Record Date; Stock Entitled to Vote; Quorum.................................................................6
      Votes Required..............................................................................................7
      Voting of Proxies...........................................................................................7
      Revocability of Proxies.....................................................................................8
      Solicitation of Proxies.....................................................................................8

PROPOSAL I -- PROPOSED HOLDING COMPANY REORGANIZATION............................................................10
      Summary....................................................................................................10
      Reasons For The Holding Company Reorganization.............................................................10
      Plan of Acquisition........................................................................................12
      Effective Date.............................................................................................13
      Exchange Of Stock Certificates and Warrant Certificates....................................................13
      Dissenters' Rights.........................................................................................13
      Tax Consequences...........................................................................................15
      Consequences under Federal Securities Laws.................................................................17
      Conditions to the Holding Company Reorganization...........................................................18
      Regulatory Approvals.......................................................................................18
      Amendment, Termination Or Waiver...........................................................................19
      Comparison Of Shareholders' Rights.........................................................................19
      Certain Anti-Takeover Provisions...........................................................................24
      Provisions of the Holding Company's Certificate of Incorporation and Bylaws................................24
      Applicable Provisions of the New Jersey Business Corporation Act...........................................26
      Purpose and Takeover Defensive Effects of Charter Provisions and New Jersey Law............................26
      Business of the Holding Company and Boardwalk Bank.........................................................27
      General....................................................................................................27
      Regulation.................................................................................................28
      Properties.................................................................................................30
      Legal Proceedings..........................................................................................30
      Employees..................................................................................................30
      Competition................................................................................................30
      Management.................................................................................................31
      Limitation of Liability of Directors and Officers..........................................................33
      Indemnification of Directors and Officers..................................................................33
      Regulatory Matters.........................................................................................33
      Description Of Holding Company Capital Stock...............................................................35
      Holding Company Common Stock...............................................................................35

                                       i

      Accounting Treatment.......................................................................................36
      Legal Opinion..............................................................................................36
      Recommendation of Board of Directors.......................................................................37

PROPOSAL II -- ELECTION OF DIRECTORS.............................................................................37
      Biographical Information for Directors and Executive Officers..............................................38
      Remuneration of Directors and Officers.....................................................................41
      Employment Agreement.......................................................................................43
      Change in Control Agreements...............................................................................44
      Compensation Committee Report..............................................................................44
      Certain Relationships and Related Transactions.............................................................45
      Section 16(a) Beneficial Ownership Reporting Compliance....................................................46
      Beneficial Ownership of Common Stock.......................................................................46
      Board Committees and Meetings..............................................................................48
      Audit Committee Report.....................................................................................50
      Audit Fees.................................................................................................50
      Audit Related Fees.........................................................................................51
      Tax Fees...................................................................................................51
      All Other Fees.............................................................................................51
      Auditor Independence.......................................................................................51
      Pre-Approval of Audit and Permissible Non-Audit Services...................................................51
      Annual Report..............................................................................................51
      Performance Graph..........................................................................................51

PROPOSAL III - APPROVE BOARDWALK BANCORP, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN.................................53
      Purpose of the Purchase Plan...............................................................................53
      Key Terms..................................................................................................53
      Eligibility................................................................................................54
      Administration of the Purchase Plan........................................................................54
      Participation in the Purchase Plan.........................................................................54
      Purchasing Stock...........................................................................................54
      Limitations................................................................................................55
      Written Statements.........................................................................................55
      Withdrawing from the Purchase Plan.........................................................................55
      Termination and Amendments.................................................................................56
      Certain Federal Income Tax Consequences of the Purchase Plan...............................................56
      Summary of Benefits........................................................................................57
      Recommendation.............................................................................................57

PROPOSAL IV - APPROVE BOARDWALK BANCORP, INC. 2006 STOCK INCENTIVE PLAN..........................................57
      Purpose of Plan............................................................................................58
      Key Terms..................................................................................................58
      Eligibility................................................................................................59
      Shares Authorized; Adjustments.............................................................................59
      Awards.....................................................................................................59

                                       ii

      Vesting of Awards..........................................................................................59
      Exercise Price and Term of Stock Options...................................................................60
      Payment of Exercise Price and Withholding..................................................................60
      Transferability............................................................................................60
      Change in Control..........................................................................................60
      Termination of Employment or Service.......................................................................60
      Plan Administration........................................................................................61
      Amendments.................................................................................................61
      Certain Federal Income Tax Consequences of the Incentive Plan..............................................61
      Other Information..........................................................................................63
      Summary of Benefits........................................................................................63
      Recommendation.............................................................................................63

PROPOSAL V - RATIFICATION OF THE SELECTION OF KPMG, LLP..........................................................63

PROPOSAL VI - ADJOURNMENT PROPOSAL...............................................................................64
      Shareholder Proposals......................................................................................64

COSTS OF SOLICITATION............................................................................................65

OTHER MATTERS....................................................................................................65

WHERE YOU CAN FIND ADDITIONAL INFORMATION........................................................................66

Exhibit A     Plan of Acquisition...............................................................................A-1


Exhibit B     Certificate of Incorporation of Boardwalk Bancorp, Inc............................................B-1


Exhibit C     Bylaws of Boardwalk Bancorp, Inc..................................................................C-1


Exhibit D     Sections 140 to 145 of the New Jersey Banking Act of 1948 (Rights Of Dissenting
              Shareholders).....................................................................................D-1


Exhibit E     Boardwalk Bancorp, Inc. 2006 Employee Stock Purchase Plan.........................................E-1


Exhibit F     Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan.................................................F-1


-------------------------------------------------------------------------------

                         QUESTIONS AND ANSWERS REGARDING
                       THE HOLDING COMPANY REORGANIZATION

-------------------------------------------------------------------------------



         THE FOLLOWING QUESTION AND ANSWER SECTION HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE HOLDING COMPANY REORGANIZATION FULLY, WE URGE YOU TO READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING THE ATTACHMENTS.

WHY IS THE BOARD PROPOSING THE HOLDING COMPANY REORGANIZATION?

         Your board of directors believes that the holding company reorganization will provide Boardwalk Bank with greater financial and corporate flexibility. With a holding company, we will have more options for structuring acquisitions, particularly of other financial institutions organized in a holding company structure. In addition, the holding company structure will provide flexibility to address opportunities that have become available under the laws governing financial institutions.

WILL THE HOLDING COMPANY REORGANIZATION CHANGE THE BUSINESS OF BOARDWALK BANK?

         No. The holding company reorganization will not change the current business of Boardwalk Bank. Following the reorganization, the principal activity of the new holding company, Boardwalk Bancorp, Inc., will be owning and operating Boardwalk Bank, which will continue to conduct its current business from its current offices. The principal executive offices of both Boardwalk Bank and the holding company will be located at 201 Shore Road, Linwood, New Jersey 08821 and their telephone number will be (609) 601-0600.

HOW WILL THE HOLDING COMPANY REORGANIZATION AFFECT SHAREHOLDERS AND HOLDERS OF OUTSTANDING STOCK OPTIONS AND STOCK PURCHASE WARRANTS?

         If shareholders approve the holding company reorganization, you will receive one share of common stock of the holding company for each share of common stock of Boardwalk Bank which you currently own. Outstanding stock certificates will no longer represent an interest in stock of Boardwalk Bank, but will instead represent an interest in stock of the holding company.

         As a result, you will no longer own stock directly in Boardwalk Bank, but will instead own stock in the holding company. Your rights will be governed by the holding company's certificate of incorporation and bylaws and the New Jersey Business Corporation Act rather than by Boardwalk Bank's certificate of incorporation and bylaws and the New Jersey Banking Act of 1948. For a detailed discussion of the differences in the rights of shareholders, see the disclosure beginning on page 19.

         On the effective date of the holding company reorganization, each outstanding option to purchase shares of common stock of Boardwalk Bank will be converted into an option to purchase the same number of shares of common stock of Boardwalk Bancorp, Inc. on the same terms and conditions. Similarly, each outstanding warrant to purchase shares of common stock of Boardwalk Bank will be converted into a warrant to purchase the same number of shares of common stock of Boardwalk Bancorp, Inc. on the same terms and conditions.

WHAT IS THE VOTE REQUIRED FOR APPROVAL OF THE HOLDING COMPANY REORGANIZATION?

         The holding company reorganization must be approved by holders of at least two-thirds of Boardwalk Bank's outstanding shares. Your board of directors has unanimously approved the holding company reorganization and recommends that you vote for it as well. Because the vote is based on the total number of shares outstanding rather than the votes cast at the meeting, your failure to vote has the same effect as a vote against the holding company reorganization. As a result, your board of directors recommends that you sign and return your proxy card at your earliest convenience even if you currently plan to attend the meeting. As of March 8, 2006, Directors and executive officers of Boardwalk Bank owned 483,534 shares of Boardwalk Bank's stock, or 15.5% of the shares outstanding, and have indicated their intention to vote for the holding company reorganization.

IS THE HOLDING COMPANY REORGANIZATION SUBJECT TO ANY OTHER APPROVALS?

         Yes. The holding company reorganization must also be approved by certain federal and state agencies that regulate bank holding companies and state-chartered banks. In the case of the holding company reorganization, this is the New Jersey Department of Banking and Insurance. We have filed an application for this approval. We have also provided a required notice to the Board of Governors of the Federal Reserve System.

DO SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM THE HOLDING COMPANY
REORGANIZATION?

         Yes. The New Jersey Banking Act of 1948 provides shareholders of Boardwalk Bank with the right to dissent from the holding company reorganization, and to demand and receive cash for the "fair value" of their shares of stock instead of receiving holding company common stock in the holding company reorganization. In order to assert these dissenters rights, shareholders must:

          o file a written notice of dissent with the Bank at its principal office, 201 Shore Road, Linwood, New Jersey 08221. The notice of dissent must be received by the Bank no later than the third day prior to the shareholder vote at the meeting;

          o not vote in favor of the plan of acquisition;

          o within 30 days of the filing of the Plan of Acquisition by Boardwalk Bank with the New Jersey Department of Banking and Insurance, file a written demand for payment of the value of his or her shares; and

          o comply with certain other statutory procedures set forth in New Jersey law.

         If you sign and return your proxy without voting instructions, we will vote your proxy in favor of the holding company reorganization and you will lose any dissenters rights that you may have. We have included a copy of the sections of New Jersey law dealing with dissenters rights to this proxy statement/prospectus as Exhibit D.

         If you do not follow the procedures required by New Jersey law, you may lose your dissenters rights with respect to the reorganization. We urge you to read carefully the complete description of dissenters rights beginning on page 13 and Exhibit D to this proxy statement/prospectus.

         The holding company reorganization may not be completed if the number of shares with respect to which dissenters rights are exercised would, in the judgment of the board of directors of Boardwalk Bank, render completion of the reorganization inadvisable.

WHAT ARE THE TAX CONSEQUENCES TO SHAREHOLDERS?

         We have received an opinion from our attorneys that shareholders generally will not recognize gain or loss for federal income tax purposes for the shares of holding company common stock they receive in the holding company reorganization. Our attorneys have issued a legal opinion to this effect, which we have included as an exhibit to the registration statement filed with the SEC for the shares to be issued in the holding company reorganization. Shareholders should note that the opinion of our attorneys is not binding on the Internal Revenue Service or any state taxing authority. Shareholders who dissent from the holding company reorganization will be subject to potential federal income tax on cash received for their shares.

ARE THERE ANY RISK FACTORS THAT WE SHOULD CONSIDER IN THE HOLDING COMPANY REORGANIZATION?

         Certain provisions of the holding company's certificate of incorporation and bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for the holding company's common stock, a proxy contest for control of the holding company, the assumption of control of the holding company by a holder of a large block of the holding company's common stock, and the removal of incumbent management.

         These provisions:

          o Require a vote of holders of at least 66-2/3% of the outstanding shares to approve mergers and similar transactions if the transaction is not approved in advance by 66-2/3% or more of the members of the board of directors;

          o Divide the holding company's board into three classes with each class serving a staggered three-year term;

          o Do not authorize cumulative voting in the election of directors;

          o Require 90 days advance written notice of nominations by shareholders for the election of directors at meetings of shareholders and the presentation of any shareholder proposals at meetings of shareholders;

          o Do not authorize shareholders of the holding company to call special meetings of shareholders or to propose amendments to the holding company's certificate of incorporation; and

          o Require a supermajority vote of shareholders of the holding company to amend the holding company's bylaws and certain provisions of the holding company's certificate of incorporation.

         In addition, certain provisions of the New Jersey Shareholders Protection Act, which will apply to the holding company following the holding company reorganization, may have similar effects. These provisions:

          o provide for a five-year prohibition on consummation of a business combination with the target from the date an acquirer becomes an "interested shareholder" (i.e. holds 10% or more of the target corporation's voting stock) unless the business combination is approved by the board of directors prior to the time the interested shareholder acquired its 10% holding.

          o prohibit a business combination with an interested shareholder at any time unless one of the following three conditions is met: (1) approval by the target's board of directors, prior to the 10% acquisition; (2) an affirmative vote of two-thirds of the outstanding voting stock not owned by the interested shareholder; or
            (3) compliance with certain financial formulations designed to assure a fair price for the target's shareholders in exchange for their ownership interest.

         A corporation may exempt itself from the requirements of the statute by so specifying in its certificate of incorporation. The certificate of incorporation of Boardwalk Bancorp, Inc. does not opt out of the New Jersey Shareholders' Protection Act.

         While your board of directors is not aware of any effort that might be made to obtain control of Boardwalk Bank, the board believes that it is appropriate to include these provisions to protect the interests of the holding company and its shareholders from non-negotiated takeover attempts which your board of directors might conclude are not in the best interests of the holding company or its shareholders. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the board of directors, but which you might deem to be in your best interests or in which you might receive a substantial premium for your shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also make it more difficult to remove the current board of directors or management of the holding company. Approval of the holding company reorganization will, in effect, constitute approval of these provisions by shareholders.

WHO WILL SERVE AS MANAGEMENT OF THE HOLDING COMPANY?

         The holding company reorganization will not result in a change in management. The executive officers and board of directors of the holding company will consist of essentially the same persons who hold those positions with Boardwalk Bank. The board of directors of the holding company will, however, be divided into three classes with each class of directors serving a three-year term.

WHAT DO I NEED TO DO NOW?

         Just indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the meeting to be held on April 27, 2006.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         Maybe. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your shares will not be voted on the plan of acquisition.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

         Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date. Third, you may vote in person at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

         No. Shortly after the merger is completed, we will send you written instructions for exchanging your stock certificates.

WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT/PROSPECTUS?

         You should contact:

                           Boardwalk Bank
                           201 Shore Road
                           Linwood, New Jersey 08221
                           Attention:    Joan B. Ditmars,
                                         Corporate Secretary

                           Telephone:    (609) 601-0600

                                   THE MEETING

DATE, TIME AND PLACE

          Boardwalk Bank will hold the meeting at the Central United Methodist Church, Linwood, New Jersey, at 10:00 a.m. local time, on Thursday, April 27, 2006.

MATTERS TO BE CONSIDERED AT THE MEETING

         At the meeting, holders of Boardwalk Bank common stock will consider and vote upon proposals to:

          o approve and adopt the plan of acquisition to form the holding company;

          o elect 14 directors of Boardwalk Bank;

          o approve the Boardwalk Bancorp, Inc. 2006 Employee Stock Purchase
            Plan;

          o approve the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan;

          o ratify the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending on December 31, 2006; and

          o approve a proposal to adjourn the meeting if more time is needed to solicit proxies.

         A vote for approval of the plan of acquisition is a vote for approval of the holding company formation. If the holding company formation is completed, you will receive one share of holding company common stock in exchange for each share of Boardwalk Bank common stock that you hold.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

         Only holders of record of Boardwalk Bank common stock on March 8, 2006 will receive notice of, and can vote at, the meeting. On March 8, 2006, 3,119,449 shares of Boardwalk Bank common stock were issued and outstanding and held by approximately 418 holders of record.

         A quorum requires the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders of Boardwalk Bank are entitled to cast on the record date.

         We intend to count the following shares as present at the meeting for the purpose of determining a quorum:

          o shares of Boardwalk Bank common stock present in person at the meeting but not voting;

          o shares of Boardwalk Bank common stock represented by proxies on which the shareholder has abstained on any matter; and

          o shares of Boardwalk Bank common stock represented by proxies from a broker with no indication of how the shares are to be voted.

VOTES REQUIRED

         Approval of the plan of acquisition and the holding company formation requires the affirmative vote of two-thirds of the outstanding shares of Boardwalk Bank common stock entitled to vote at the meeting. Approval of the Boardwalk Bancorp, Inc. 2006 Employee Stock Purchase Plan, the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan, the ratification of the selection of KPMG LLP, and the adjournment proposal require the affirmative vote of a majority of the votes cast in person or by proxy at the meeting. Directors are elected by a plurality of the votes cast at the meeting.

         You have one vote for each share of Boardwalk Bank common stock that you hold of record on each matter to be considered at the meeting.

         The directors and executive officers of Boardwalk Bank have agreed to vote all shares of Boardwalk Bank common stock that they own for approval and adoption of the plan of acquisition. As of the record date for the meeting, directors and executive officers of Boardwalk Bank and their affiliates beneficially owned and were entitled to vote approximately 483,534 shares of Boardwalk Bank common stock, which represented approximately 15.5% of the shares of Boardwalk Bank common stock outstanding on the record date.

VOTING OF PROXIES

         We will vote shares represented by all properly executed proxies received in time for the meeting in the manner specified on each proxy. We will vote properly executed proxies that do not contain voting instructions in favor of the plan of acquisition, in favor of the Board's nominees for election as directors, in favor of the approval of the Boardwalk Bancorp, Inc. 2006 Employee Stock Purchase Plan, in favor of the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan, in favor of the ratification of the selection of KPMG LLP, and for any motion to adjourn the meeting if necessary to obtain the votes necessary to constitute a quorum or to approve the holding company reorganization. Proxies that do not contain voting instructions regarding adjournment of the meeting will not be voted to approve any motion to adjourn if the shareholder has voted against the formation of the holding company.

         If you abstain from voting on any proposal considered at the meeting, we will not count the abstention as a vote "for" or "against" the plan of acquisition for purposes of the meeting. Under rules relating to how brokers vote shares held in brokerage accounts, brokers who hold your shares in street name cannot give a proxy to vote your shares on the plan of acquisition or the adjournment proposal without receiving specific instructions from you. We will not count these broker non-votes as a vote "for" or "against" the plan of acquisition, the 2006 Employee Stock Purchase Plan, the 2006 Stock Incentive Plan, the ratification of the selection of KPMG LLP, or the adjournment proposal for purposes of the meeting. As a result:

          o because approval of the plan of acquisition and the holding company formation requires the affirmative vote of two-thirds of all outstanding shares, abstentions and broker non-votes will have the same effect as a vote against plan of acquisition; and

          o because approval of the 2006 Employee Stock Purchase Plan, the 2006 Stock Incentive Plan, the ratification of the selection of KPMG LLP, and the adjournment proposal requires the affirmative vote of a majority of the votes cast at the meeting and because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect the vote on these matters.

         Because stock options and restricted stock may be granted to non-employee directors under the terms of the 2006 Stock Incentive Plan and because such plan will not be implemented if the holding company formation is not approved, the directors have an interest in the shareholders approving both the 2006 Stock Incentive Plan and the formation of the holding company.

REVOCABILITY OF PROXIES

         If you grant a proxy, you may revoke your proxy at any time until it is voted by:

          o delivering a notice of revocation or delivering a later dated proxy to Joan B. Ditmars, Corporate Secretary, Boardwalk Bank, 201 Shore Road, Linwood, New Jersey 08221;

          o submitting a proxy card with a later date; or

          o appearing at the meeting and voting in person.

         Attendance at the meeting will not in and of itself revoke a proxy that you submitted prior to the meeting.

SOLICITATION OF PROXIES

         Boardwalk Bank will bear the cost of the solicitation of proxies from its shareholders. Boardwalk Bank estimates that the cost of forming the holding company will be approximately $95,000, including legal and accounting fees.

         Boardwalk Bank will solicit proxies by mail. In addition, the directors, officers and employees of Boardwalk Bank may solicit proxies from shareholders by telephone, in person or any other lawful means. Boardwalk Bank will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons, and Boardwalk Bank will reimburse them for reasonable out-of-pocket expenses.

         You should not send in your stock certificates with your proxy card. As described below under the caption "Exchange of Stock Certificates and Warrant Certificates" on page 13 you will receive materials for exchanging shares of Boardwalk Bank common stock for shares of holding company common stock shortly after the holding company reorganization is completed.

              PROPOSAL I -- PROPOSED HOLDING COMPANY REORGANIZATION

SUMMARY

         We are seeking your approval of a plan of acquisition, dated as of February 22, 2006. The plan of acquisition provides that Boardwalk Bank will become a wholly owned subsidiary of Boardwalk Bancorp, Inc., a New Jersey corporation recently formed by Boardwalk Bank for the purpose of becoming a holding company for Boardwalk Bank.

         Under the plan of acquisition, each outstanding share of Boardwalk Bank common stock (other than shares as to which dissenters rights are properly exercised) will convert automatically into one share of holding company common stock, and the former holders of Boardwalk Bank common stock will become the holders of all of the outstanding shares of holding company common stock. Similarly, each outstanding option and each outstanding warrant to purchase shares of common stock of Boardwalk Bank will be automatically converted into options and warrants to purchase the same number of shares of common stock of the holding company on the same terms and conditions.

         The holding company was incorporated on February 22, 2006, and has no prior operating history. Following the reorganization, Boardwalk Bank will continue its operations at the same location, with the same management, and subject to all the rights, obligations and liabilities of Boardwalk Bank existing immediately prior to the reorganization.

REASONS FOR THE HOLDING COMPANY REORGANIZATION

         Your board of directors believes that the formation of a holding company will provide Boardwalk Bank with greater flexibility in structuring acquisitions of banks and other companies, allow greater diversification in activities and expand the means by which capital can be raised. Various provisions of the holding company's certificate of incorporation and bylaws and of New Jersey law will also reduce our vulnerability to attempts to acquire control of our institution against the board's wishes and help it to remain a locally owned and oriented community bank.

         FINANCING FLEXIBILITY. The holding company structure will allow us to raise capital in ways that are not available to Boardwalk Bank on a stand-alone basis. For example, the holding company can raise funds through the issuance of debt or trust preferred securities and invest the proceeds in its banking subsidiaries in a manner that will qualify as Tier 1 capital. In this way, capital can be increased at Boardwalk Bank level without diluting the percentage ownership interest of current shareholders. Although the holding company will be subject to capital requirements that are similar to those applied to Boardwalk Bank, bank holding companies are permitted to include a broader range of instruments in capital. For example, bank holding companies may include some cumulative preferred stock in Tier 1 capital while preferred stock will only count as regulatory capital for Boardwalk Bank if it is non-cumulative.

         DIVERSIFICATION. Bank holding companies are authorized to engage in a variety of non-banking activities that have been determined to be closely related to banking under the Bank Holding Company Act of 1956. As a result, a bank holding company is permitted to diversify into banking related activities. Although Boardwalk Bank may establish operating subsidiaries that engage in activities that are incidental or part of the business of banking, the range of pre-approved activities is currently less extensive than that permitted to bank holding companies. Additionally, the Gramm-Leach-Bliley Act of 1999, which significantly changed the landscape for financial institutions and financial services integration in the United States, authorizes a bank holding company to elect status as a "financial holding company" and to conduct a broad array of financial activities, some of which are or will be unavailable to banks not organized in a holding company structure. Insurance underwriting and merchant banking activities are examples of activities which presently must be conducted through subsidiaries of a holding company. Although there is no present plan to engage in such activities at present, the board of directors may under appropriate circumstances consider these activities in the future. In addition, the Federal Reserve Board may in the future authorize additional activities which are financial in nature or complementary to a financial activity and which must be conducted other than through a bank subsidiary. The holding company structure will permit the board of directors maximum flexibility to take advantage of appropriate opportunities in the future regardless of the requirements relating to holding company versus bank subsidiary.

         CORPORATE FLEXIBILITY. As a state-chartered bank, Boardwalk Bank is chartered under and governed by the New Jersey Banking Act which was enacted in 1948 and contains many of its original provisions regarding the corporate governance of state banks. The New Jersey Banking Act does not permit the same operating flexibility for state banks as New Jersey's corporate statute confers on private corporations. As noted previously, the board of directors of the holding company will be able to approve certain acquisitions of other institutions without the need for incurring the expense of holding a meeting of shareholders. Also, the shareholder voting requirements for approval of matters submitted for a vote are generally lower under New Jersey's corporate statute, which will govern the holding company's activities, than under the New Jersey Banking Act. Finally, the holding company structure will make it easier to repurchase shares should the Board of Directors ever conclude that it would be in the interests of shareholders and the holding company to do so. By incorporating the holding company under New Jersey's corporate statute, your board of directors will have greater flexibility to conduct business.

         ACQUISITION FLEXIBILITY. The holding company structure can be used to facilitate acquisitions of other banks and potentially allows the acquisition of a greater range of organizations. As a state-chartered bank, Boardwalk Bank is currently prohibited from having another bank as a subsidiary. Consequently, any acquisition of another bank must be structured as a direct merger of that bank with Boardwalk Bank in which one of the parties will disappear as a separate entity. Any merger must also be approved by two-thirds of outstanding shares. With a holding company, an acquisition may be structured so that the other bank is acquired as a separate subsidiary that can continue to operate under its original name and under the direction of a separate board of directors. The ability to allow an acquired bank to operate with some degree of autonomy may be an important factor in negotiating an acquisition and allows the holding company to take advantage of the acquired bank's name recognition and goodwill. In addition, an acquisition of another bank by the holding company can be structured so that approval of the holding company's shareholders is not required or, if required, to reduce the percentage vote required. As a result, the holding company could avoid the expense of a shareholder meeting and can negotiate acquisitions with greater certainty that the transaction will be completed. Greater acquisition flexibility will, however, also permit the holding company to enter into and facilitate the completion of transactions that may result in a dilution of voting power, book value or earnings per share or provide for other terms which an individual shareholder might consider disadvantageous. Boardwalk Bank currently has no specific plans, intentions, arrangements, or understandings regarding any transaction.

         ENHANCEMENT OF INDEPENDENCE. Your board of directors believes the formation of a holding company will help Boardwalk Bank remain an independent, locally-owned community bank. The holding company's certificate of incorporation and bylaws and certain provisions of the New Jersey Business Corporation Act also contain provisions that can deter hostile acquisitions of control. These provisions would not prevent a sale of the holding company, but would make it difficult for an acquirer to force a sale of the company without the support of the board of directors.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF ACQUISITION AND RECOMMENDS THAT YOU VOTE "FOR" THE PLAN OF ACQUISITION.

PLAN OF ACQUISITION

         The holding company reorganization will be accomplished under the plan of acquisition, which is attached as Exhibit A to this proxy statement/prospectus. The following discussion is qualified in its entirety by reference to the plan of acquisition which is incorporated into this proxy statement/prospectus by reference. The plan of acquisition was unanimously approved by Boardwalk Bank's board of directors on January 23, 2006.

         The holding company is a newly organized New Jersey corporation formed by Boardwalk Bank solely for the purpose of effecting the holding company reorganization. The holding company has no prior operating history. The holding company and Boardwalk Bank are all of the parties to the plan of acquisition.

         The holding company reorganization will be accomplished by converting all of the issued and outstanding shares of Boardwalk Bank common stock (other than shares as to which dissenters rights are properly exercised) by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of holding company common stock. Each outstanding option and each outstanding warrant to purchase Boardwalk Bank common stock will automatically be converted into the right to purchase the same number of shares of holding company common stock on the same terms and conditions.

         After the holding company reorganization, the former holders of Boardwalk Bank common stock will be the holders of all of the outstanding shares of holding company common stock. Because the holding company will hold all of the issued and outstanding voting stock of Boardwalk Bank, Boardwalk Bank may be referred to in this proxy statement/prospectus as a "wholly owned" subsidiary of the holding company following the holding company reorganization.

         After the holding company reorganization, Boardwalk Bank will make a capital distribution to the holding company to allow it to pay for the expenses incurred by the holding company in the reorganization. Future capitalization of the holding company will depend primarily upon dividends declared by Boardwalk Bank or the raising of additional capital by the holding company through a future issuance of securities or debt or through other means. The board of directors of the holding company has no present plans or intentions with respect to any future issuance of securities or debt for capital raising purposes.

         After the holding company reorganization, Boardwalk Bank will continue its existing business and operations as a wholly owned subsidiary of the holding company. The consolidated capitalization, assets, liabilities, income and financial statements of the holding company immediately following the reorganization will be substantially the same as those of Boardwalk Bank immediately prior to the reorganization. The certificate of incorporation and bylaws of Boardwalk Bank will continue in effect, and will not be initially affected in any manner by the reorganization. The corporate existence of Boardwalk Bank will continue unaffected and unimpaired by the holding company reorganization.

EFFECTIVE DATE

         Although the holding company reorganization is subject to regulatory approval, we expect the "effective date" of the holding company reorganization to be July 1, 2006. We do not anticipate any significant delay in obtaining required regulatory approvals or the certificate of reorganization.

EXCHANGE OF STOCK CERTIFICATES AND WARRANT CERTIFICATES

         The outstanding stock certificates that presently represent shares of Boardwalk Bank common stock will be deemed automatically to represent the same number of shares of holding company common stock. You will not be required to immediately exchange your present stock certificates (bearing the name "Boardwalk Bank") for new stock certificates (bearing the name "Boardwalk Bancorp, Inc."). Similarly outstanding certificates that represent warrants to purchase shares of Boardwalk Bank common stock will be deemed to represent warrants to purchase the same number of shares of holding company common stock on the same terms and conditions.

         Upon completion of the holding company reorganization, the holding company will mail you a letter of transmittal and instructions related to the exchange of your certificates representing shares of Boardwalk Bank common stock for certificates representing the number of shares of holding company common stock into which your Boardwalk Bank common stock has been converted as a result of the reorganization. Similarly, holders of warrants to purchase shares of common stock of Boardwalk Bank will receive a transmittal letter and instructions regarding the exchange of their warrant certificates.

         YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES OR WARRANT CERTIFICATES UNTIL WE NOTIFY YOU TO DO SO.

DISSENTERS' RIGHTS

         GENERAL

         In accordance with the New Jersey Banking Act of 1948, which governs New Jersey state-chartered banks, shareholders of Boardwalk Bank will be entitled to the rights and remedies applicable to dissenting shareholders and will be subject to the limitations on such rights and remedies under those provisions.

         If the reorganization is not consummated for any reason, the demand for appraisal will be of no effect. Any shareholder who objects to the reorganization may seek the remedies provided under the New Jersey Banking Act of 1948. The following summary of this law does not purport to be complete and is qualified in its entirety by reference to Exhibit D to this proxy statement/prospectus, which contains the complete text of this law.

         A shareholder wishing to demand appraisal rights must file at Boardwalk Bank's principal office, 201 Shore Road, Linwood, New Jersey 08221, a written notice of dissent to the reorganization. The notice of dissent must be received by Boardwalk Bank no later than the third day prior to the date fixed for the meeting of shareholders to vote upon the reorganization. The notice of dissent must be sent via registered mail or delivered in person by the dissenting shareholder or his agent. Voting against the reorganization, by proxy or otherwise, is not sufficient to enable a shareholder to perfect the rights of a dissenting shareholder. However, any shareholder who files the required notice of dissent and votes in favor of the reorganization, whether in person or by proxy (including those shareholders who return the enclosed proxy card executed but without a designation as to the vote on the reorganization) will be deemed to have waived the right to qualify as a dissenter. If the reorganization is not consummated for any reason, appraisal rights will not be available.

         Following approval by the shareholders, if obtained, Boardwalk Bank will on the effective date of the reorganization file the plan of acquisition with the New Jersey Department of Banking and Insurance along with the certification of the president of Boardwalk Bank that the plan was approved at the meeting by the holders of at least two-thirds of the outstanding shares of Boardwalk Bank. A dissenting shareholder who filed a timely written notice of dissent and did not vote in favor of the reorganization, may within 30 days of the filing of the plan with the New Jersey Department of Banking and Insurance serve a demand upon Boardwalk Bank at its principal office for payment of the value of his shares.

         Boardwalk Bank may, within ten days after the receipt of such demand, offer to pay the shareholder a sum for his shares, which, in the opinion of Boardwalk Bank's Board of Directors, does not exceed the amount which would be paid upon such shares if the business and assets of Boardwalk Bank were liquidated on the effective date. If a dissenting shareholder fails to accept such sum offered by Boardwalk Bank for his shares, he may, within three weeks after the receipt by him of Boardwalk Bank's offer of payment, or, if no offer is made by Boardwalk Bank, within three weeks after the date upon which his demand for payment was served upon Boardwalk Bank, institute an action in the Superior Court for the appointment of three appraisers. The Superior Court shall fix the compensation of the appraisers, which shall be paid by Boardwalk Bank. Boardwalk Bank and each dissenting shareholder may be represented by attorneys in the proceedings before such appraisers, and may present evidence. The determination of any two of the appraisers shall control. Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares.

         Boardwalk Bank and each dissenting shareholder shall have ten days after the appraisers file their report and appraisal to object to the appraisers' determination. If no objections are made, the report and appraisal shall be binding upon Boardwalk Bank and upon the dissenting shareholders, and Boardwalk Bank shall pay each such shareholder the value as determined by the appraisers, with interest from the effective date. If objections are made, the court shall make such order or judgment thereon as the court shall find just.

         No notification of the beginning or end of any statutory period will be given by Boardwalk Bank or Boardwalk Bancorp, Inc. to any dissenting shareholder except as required by law.

         SHAREHOLDERS WHO ARE CONSIDERING DISSENTING AND CLAIMING AN APPRAISAL REMEDY ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

TAX CONSEQUENCES

         In the opinion of Stevens & Lee, PC, counsel to Boardwalk Bank, the following discussion addresses the material United States federal income tax consequences of the acquisition of the outstanding common stock of Boardwalk Bank by the holding company in exchange for holding company common stock, pursuant to the plan of acquisition, to the holding company, Boardwalk Bank, and a Boardwalk Bank shareholder who (i) is a United States person within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) holds shares of Boardwalk Bank common stock as a capital asset, and (iii) exchanges such shares of Boardwalk Bank common stock pursuant to the plan of acquisition solely for shares of holding company common stock. This discussion is based upon the Code, Treasury regulations promulgated under the Code, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this proxy statement/prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of United States federal income taxation that may be relevant to Boardwalk Bank shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to Boardwalk Bank shareholders subject to special treatment under the Code (including, by way of illustration and without limitation, banks, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, investors in pass-through entities, Boardwalk Bank shareholders who hold their shares of Boardwalk Bank common stock as part of a hedge, straddle or conversion transaction, Boardwalk Bank shareholders who acquired their shares of Boardwalk Bank common stock pursuant to the exercise of employee stock options or otherwise as compensation, or Boardwalk Bank shareholders who are not United States persons). In addition, this discussion does not address the tax treatment of cash payments to Boardwalk Bank shareholders who exercise dissenter's rights or any aspect of state, local or foreign taxation.

         This discussion is intended to provide general information and should not be construed or relied upon as tax advice. No ruling will be requested from the IRS regarding the tax consequences of the transaction. Moreover, the information provided in this discussion is not binding on the IRS and nothing stated herein would prevent the IRS from challenging the United States federal income tax treatment of the acquisition of Boardwalk Bank by the holding company pursuant to the plan of acquisition. Accordingly, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

         The material United States federal income tax consequences of the acquisition of the outstanding common stock of Boardwalk Bank by the holding company in exchange for holding company common stock, pursuant to the plan of acquisition, to the holding company, Boardwalk Bank, and a Boardwalk Bank shareholder described above will be as follows:

          o Neither Boardwalk Bank nor the holding company will recognize any gain or loss upon the exchange of the holding company common stock for Boardwalk Bank common stock;

          o You will not recognize any gain or loss upon your exchange of Boardwalk Bank common stock solely for shares of holding company common stock;

          o Your aggregate basis in your shares of holding company common stock received in exchange for your Boardwalk Bank common stock pursuant to the plan of acquisition will be equal to the aggregate basis of your shares of Boardwalk Bank common stock you surrendered in the exchange; and

          o The holding period of your shares of holding company common stock received in exchange for your Boardwalk Bank common stock pursuant to the plan of acquisition will include the period during which you held the shares of Boardwalk Bank common stock you surrendered in the exchange, provided you held your Boardwalk Bank common stock as a capital asset on the date of the exchange.

         The opinion of Stevens & Lee, is based in part upon, and subject to the continuing validity in all material respects through the date of the share exchange of, various written representations of Boardwalk Bank and upon certain assumptions and qualifications, including: (i) the assumption that the acquisition by the holding company of the outstanding common stock of Boardwalk Bank in exchange for holding company common stock will be completed in the manner and according to the terms provided in the plan of acquisition; (ii) the assumption that the facts relating to the share exchange as described in this proxy statement/prospectus are true, correct and complete in all material respects, including the representation that the only class of holding company stock that will be issued in the transaction will be holding company voting common stock (i.e., the holding company common stock); (iii) the assumption that Boardwalk Bank will continue its historic business operations following consummation of the share exchange; and (iv) the assumption that there is no plan or intention by the holding company or any of its affiliates to reacquire any holding company common stock issued in the transaction or to liquidate Boardwalk Bank following consummation of the transaction. In addition, the opinion is qualified by reference to the statutory, judicial and administrative tax authorities then in effect, the subsequent change of which may have retroactive effect or render the opinion invalid.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO YOU IF YOU EXCHANGE YOUR BOARDWALK BANK COMMON STOCK SOLELY FOR HOLDING COMPANY COMMON STOCK. HOWEVER, THIS DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION WHICH MAY BE RELEVANT TO YOU IF YOU ARE ENTITLED TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, EXEMPT ORGANIZATIONS, INSURANCE COMPANIES, AND SHAREHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF THE FEDERAL INCOME TAX CONSEQUENCES ON YOUR OWN FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE HOLDING COMPANY REORGANIZATION.

         Cash payments made to shareholders who exercise their right to dissent to the share exchange transaction will, in general, be subject to potential United States federal income tax and will be subject to a 28% backup withholding tax under United States federal income tax law unless certain requirements are met. Generally, Boardwalk Bank will be required to deduct and withhold the tax if: (1) the shareholder fails to furnish a taxpayer identification number to Boardwalk Bank or fails to certify under penalty of perjury that his or her taxpayer identification number is correct; (2) the IRS notifies Boardwalk Bank that the taxpayer identification number furnished by the shareholder is incorrect; or (3) the IRS notifies Boardwalk Bank that the shareholder has failed to report interest, dividends or original issue discount in the past. Any amounts withheld by Boardwalk Bank in collection of the backup withholding tax will reduce the federal income tax liability of the shareholder from whom such tax was withheld. The TIN of an individual shareholder is that shareholder's Social Security number.


CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

         The holding company has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the holding company common stock to be issued and exchanged pursuant to the plan of acquisition. This proxy statement and the accompanying notice of annual meeting constitute the prospectus of the holding company filed as part of such registration statement. Upon completion of the holding company reorganization, the holding company will be required to comply with the periodic reporting requirements under the Securities Exchange Act of 1934 for as long as it has at least 300 shareholders. Boardwalk Bank is presently subject to these reporting requirements under the Exchange Act, but files with the FDIC not the SEC. The holding company will also be subject to the general anti-fraud provisions of the federal securities laws after the reorganization.

         Filings made by Boardwalk Bank with the FDIC are available from the FDIC's Accounting and Securities Disclosure Section, FDIC, Division of Supervision and Consumer Protection, Room F-6043, 550 17th Street NW, Washington DC 20549, (Telephone: (202) 998-8913; Facsimile: (202) 898-3909). Filings made by the holding company after the reorganization will be available at the SEC's public reference rooms at 100 F Street NE, Washington, DC 20549. The holding company's filings will also be available on the SEC's internet site at http:\\www.sec.gov.

         The registration under the Securities Act of shares of holding company common stock to be issued in connection with the reorganization does not cover the resale of such shares. The holding company common stock acquired by persons who are not affiliates of the holding company or Boardwalk Bank may be resold without registration. Shares received by affiliates of Boardwalk Bank will be subject to the resale restrictions of Rule 145 under the Securities Act, which are substantially the same as the restrictions of Rule 144 discussed below. For purposes of these Rules, an "affiliate" of an issuer is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. The Rule 145 restrictions generally terminate after one year if the holding company continues to comply with the reporting requirements under the Securities Exchange Act of 1934, but any affiliate of Boardwalk Bank who becomes an affiliate of the holding company will continue to be subject to the restrictions on sales by affiliates under Rule 144.

         If the holding company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of Boardwalk Bank who complies with the other conditions of Rule 144, including those that require the affiliate's sales to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, in any three-month period, a number of shares not to exceed the greater of:

          o 1.0% of the outstanding shares of the holding company, or

          o the average weekly volume of trading in such shares during the preceding four calendar weeks.

Provision may be made in the future by the holding company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

NASDAQ LISTING

         The shares of common stock of the holding company will be quoted on the NASDAQ National Market, and outstanding warrants to purchase shares of Boardwalk Bank common stock, which automatically will be converted into the right to purchase shares of holding company common stock on the same terms and conditions, will be quoted on the NASDAQ National Market.

CONDITIONS TO THE HOLDING COMPANY REORGANIZATION

         The plan of acquisition sets forth a number of conditions which must be met before the reorganization will be consummated, including, among others:

          o the approval of the plan of acquisition by the holders of two-thirds of the outstanding shares of Boardwalk Bank common stock;

          o the number of outstanding shares of Bank common stock with respect to which dissenters rights have been exercised shall not be such as would, in the opinion of the board of directors of the Bank, render completion of the reorganization inadvisable; and

          o the approval of the reorganization by the New Jersey Department of Banking and Insurance and the receipt of all approvals from any other governmental agencies which may be required for completion of the holding company reorganization.

REGULATORY APPROVALS

         An application for approval of the reorganization of Boardwalk Bank and the holding company has been filed with the New Jersey Department of Banking and Insurance. The holding company will also file a notice with the Board of Governors of the Federal Reserve System for permission to become a bank holding company.

         In general, the regulators may disapprove this transaction if the reorganization of Boardwalk Bank into a one-bank holding company would not be consistent with adequate sound banking practices and would not be in the public interest.

         In addition, we cannot complete the reorganization for 15 days from the date of the approval by the New Jersey Department of Banking and Insurance if there has been no challenge issued by the United States Department of Justice on anti-trust grounds in which case the period of time before which completion may occur may be extended. The reorganization of Boardwalk Bank into a one-bank holding company cannot proceed in the absence of requisite regulatory approvals. The approval of the New Jersey Department of Banking and Insurance and the Board of Governors of the Federal Reserve System reflect only the view that the transaction does not contravene the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the subject banking organizations. You should not interpret regulatory approval as an opinion by the New Jersey Department of Banking and Insurance or the Board of Governors of the Federal Reserve System that the reorganization is favorable to shareholders. NEITHER THE NEW JERSEY DEPARTMENT OF BANKING AND INSURANCE NOR ANY OTHER AGENCY APPROVAL IS AN ENDORSEMENT OR RECOMMENDATION OF THE HOLDING COMPANY REORGANIZATION.

         There can be no assurance that the New Jersey Department of Banking and Insurance will approve the reorganization, and, if approval is granted, there can be no assurance as to the grant date of such approval.

AMENDMENT, TERMINATION OR WAIVER

         We may amend or terminate the plan of acquisition if we determine for any reason that such amendment or termination is advisable. Such amendment or termination may occur at any time prior to the effective date of the reorganization, whether before or after shareholder approval of the plan of acquisition, by resolution adopted by the board of directors of Boardwalk Bank. Additionally, any of the terms or conditions of the plan of acquisition may be waived by the party which is entitled to the benefit of such terms and conditions.

COMPARISON OF SHAREHOLDERS' RIGHTS

         As a result of the proposed reorganization, you will become a shareholder in the holding company and your rights in the future will be governed by the New Jersey Business Corporation Act of 1969. As a shareholder of Boardwalk Bank, your rights are now governed by the New Jersey Banking Act of 1948 and the regulations of the New Jersey Department of Banking and Insurance. Another result is that the certificate of incorporation and bylaws of the holding company differ in several aspects from those of Boardwalk Bank. The certificate of incorporation and bylaws of the holding company are attached to this proxy statement/prospectus as Exhibits B and C. You should review them for more detailed information.

         The following table compares your rights as a shareholder of Boardwalk Bank with your rights as a shareholder of the holding company. This table is qualified by the more detailed information appearing elsewhere in this proxy statement/ prospectus and in the attached exhibits and is not intended to be an exhaustive comparison.


                                                BOARDWALK BANK                       THE HOLDING
                                                                                     COMPANY

COMMON STOCK                                    Authorized                          Authorized 12,500,000 shares,
                                                12,500,000 shares, $5.00            $5.00 par value; approximately
                                                par value; 3,119,449 shares         3,119,449 shares of common stock
                                                outstanding at March 8,             expected to be outstanding
                                                2006.                               immediately following the
                                                                                    reorganization.

PREFERRED STOCK                                 None authorized or                  None authorized or outstanding.
                                                outstanding.  Any issuance          Any issuance of preferred stock
                                                of preferred stock would            would require an amendment to
                                                require an amendment to the         the certificate of incorporation
                                                certificate of                      approved by the shareholders.
                                                incorporation approved by
                                                the shareholders.

VOTING RIGHTS                                   One vote per share without          One vote per share without
                                                cumulative voting in                cumulative voting in elections
                                                elections of directors.             of directors.

ASSESSABILITY OF SHARES                         Nonassessable.                      Nonassessable.

PREEMPTIVE RIGHTS                               None.                               None.


DIVIDENDS                                       As declared by the board of         As declared by the  board of
                                                directors out of                    directors; New Jersey law
                                                accumulated net earnings.           permits payment of dividends if, after
                                                                                    giving to the dividend, the holding company
                                                                                    is able to pay its debts as they come due in
                                                                                    the usual course of business and its assets
                                                                                    are equal to or exceed its liabilities.
                                                                                    Boardwalk Bank dividend restrictions
                                                                                    apply indirectly to the holding company
                                                                                    because cash available for dividend
                                                                                    distributions will initially come
                                                                                    from dividends paid to the holding
                                                                                    company by Boardwalk Bank.
                                                                                    Federal Reserve Board policy states
                                                                                    that a bank holding company should
                                                                                    pay cash dividends only out of income
                                                                                    over the past year and only if
                                                                                    prospective earnings retention is
                                                                                    consistent with the organization's
                                                                                    expected future needs and financial condition.
                                                                                    In addition, the holding company may not
                                                                                    pay a dividend if: (1) after giving
                                                                                    effect to the dividend, the holding company
                                                                                    would be insolvent or (2) the dividend exceeds
                                                                                    the surplus of the holding company.


REPURCHASE OF CAPITAL STOCK                     Cannot repurchase or retire         Stock can be repurchased without
                                                any part of its stock               regulatory approval if, after
                                                without regulatory approval.        giving effect to the purchase,
                                                                                    the holding company is able to pay its debts as
                                                                                    they become due in the usual course of
                                                                                    business and its assets are equal to or exceed
                                                                                    its liabilities. Permitted under Federal
                                                                                    Reserve Board regulations with no prior
                                                                                    approval required for well-capitalized,
                                                                                    well-managed holding companies. In all other
                                                                                    cases, no more than ten percent of the
                                                                                    outstanding shares of holding company common
                                                                                    stock may be repurchased in any 12-month
                                                                                    period without prior regulatory approval.

MERGERS, CONSOLIDATIONS, LIQUIDATIONS,          Approval by vote of at              Approval by a vote of at least
SALE OF SUBSTANTIALLY ALL OF THE ASSETS         least 66-2/3% of                    66-2/3% of outstanding shares
                                                outstanding shares required.        required, unless approved in
                                                                                    advance by at least 66-2/3% of
                                                                                    the directors in which case
                                                                                    approval requires a vote of at
                                                                                    least a majority of shares voted
                                                                                    at the meeting considering the
                                                                                    proposal.

CALLING SPECIAL SHAREHOLDER MEETINGS            Upon request of a majority          Upon request of a majority of
                                                of the board of directors,          the board of directors or the
                                                the Chairman of the Board,          President.  Shareholders are not
                                                the President, or by                entitled to call special
                                                shareholders owning not             meetings of shareholders, except
                                                less than 20% of                    as otherwise provided by law.
                                                outstanding shares.


AUTHORIZATION OF ADDITIONAL SHARES              Approval by a vote of at            Approval by a vote of at least a
                                                least a majority of                 majority of shares  voted at the
                                                outstanding shares.                 meeting considering the proposal.

AMENDMENT OF CERTIFICATE OF                     Approval by a vote of at            Approval by a vote of at least a
INCORPORATION (OTHER THAN FOR PURPOSES          least a majority of                 majority of outstanding shares;
STATED ABOVE)                                   outstanding shares.                 however, certain articles
                                                Shareholders owning not             dealing with cumulative voting,
                                                less than 10% of                    classified board of directors,
                                                outstanding shares can              preemptive rights, removal of
                                                petition board to propose           directors, fundamental
                                                amendment to certificate of         transactions, limitation on
                                                incorporation.                      liability of directors and
                                                                                    officers and amendment of the bylaws
                                                                                    and certificate of incorporation require
                                                                                    approval either by at least 66-2/3% of the
                                                                                    directors or by at least 66-2/3% of outstanding
                                                                                    shares. Shareholders cannot propose amendments
                                                                                    to certificate of incorporation.

AMENDMENT OF BYLAWS                             May be amended by a                 May only be amended by a vote of
                                                majority vote of the                at least 66-2/3% of the board of
                                                shareholders or by a                directors present at a meeting
                                                majority vote of the board          or a vote of at least 66-2/3% of
                                                of directors.                       the outstanding shares.

NOTICE OF SHAREHOLDER PROPOSALS FOR             No prior notice required.           Written notice must be made not
CONSIDERATION AT SHAREHOLDER MEETINGS                                               less than 90 days prior to the
                                                                                    meeting.

TERM OF DIRECTORS                               All directors elected               Directors have staggered
                                                annually.                           three-year terms with one-third
                                                                                    of the board standing for
                                                                                    election each year.


REMOVAL OF DIRECTORS                            Directors can be removed            Directors cannot be removed
                                                with or without cause by a          without cause by the
                                                vote of a majority of               shareholders, and removal for
                                                outstanding shares.                 cause requires a vote of at
                                                                                    least 66-2/3% of outstanding
                                                                                    shares.

NOTICE OF SHAREHOLDER NOMINATIONS               Must be delivered in                Must be made in writing,
                                                writing at least 15 days            together with specified
                                                before the meeting at which         information set forth in the
                                                directors will be elected.          bylaws, not more than 120 and
                                                                                    not less than 90 days prior to
                                                                                    the meeting.

CERTAIN ANTI-TAKEOVER PROVISIONS

         The following discussion is a general summary of the provisions of the certificate of incorporation and bylaws of the holding company and certain other provisions of New Jersey law which may be deemed to have an anti-takeover effect. The description of these provisions is necessarily general and you should refer, in each case, to the certificate of incorporation and bylaws of the holding company, which are attached as Exhibits B and C and incorporated into this proxy statement/prospectus by reference.

         While your board of directors is not aware of any effort that might be made to obtain control of Boardwalk Bank, the board of directors believes that it is appropriate to include certain provisions as part of the holding company's certificate of incorporation and bylaws to protect the interests of the holding company and its shareholders from non-negotiated takeover attempts which your board of directors might conclude are not in the best interests of the holding company or its shareholders. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the board of directors but which you might deem to be in your best interests or in which you might receive a substantial premium for your shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also make it more difficult to remove the current board of directors or management of the holding company. BECAUSE OF THE POSSIBLE ADVERSE EFFECT THIS PROVISIONS MAY HAVE ON BOARDWALK BANK'S SHAREHOLDERS, SUCH DISCUSSION AND THE CERTIFICATE OF INCORPORATION AND BYLAWS THEMSELVES SHOULD BE READ CAREFULLY. APPROVAL OF THE HOLDING COMPANY REORGANIZATION WILL, IN EFFECT, CONSTITUTE APPROVAL OF THESE PROVISIONS BY SHAREHOLDERS.

PROVISIONS OF THE HOLDING COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

         The following summarizes certain provisions of the holding company's certificate of incorporation and bylaws relating to corporate governance. The description is necessarily general and qualified by reference to the certificate of incorporation and bylaws attached as Exhibit B and Exhibit C to this proxy statement/prospectus.

         ELECTION OF DIRECTORS. The holding company's certificate of incorporation provides that the board of directors of the holding company will be divided into three staggered classes, with directors in each class elected for three-year terms. As a result of this provision, it would take two annual elections to replace a majority of the holding company's board. The certificate of incorporation also provides that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, will be filled by the board of directors, and any director so chosen shall serve until the annual meeting at which the other members of his class must stand for election. Finally, the bylaws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

         ABSENCE OF CUMULATIVE VOTING. The holding company's certificate of incorporation, as does the certificate of incorporation of Boardwalk Bank, provides that shareholders may not cumulate their votes in elections of directors. Cumulative voting would permit a shareholder to multiply the number of shares owned by the shareholder by the number of directors to be elected and then to cast the total number of resulting votes for the directors up for election in whatever manner the shareholder deems appropriate. With cumulative voting it is mathematically possible at some share ownership level (depending on the number of directors to be elected and the number of shares voted at the meeting) for a shareholder to be assured that the shareholder can elect at least one director. Without cumulative voting, a shareholder cannot be assured of the ability to elect a director unless the shareholder owns at least a majority of the outstanding shares.

         PROCEDURES FOR CERTAIN BUSINESS COMBINATIONS. The certificate of incorporation requires the affirmative vote of at least 66-2/3% of the outstanding shares of the holding company entitled to vote in the election of directors in order for the holding company to engage in or enter into certain business combinations. This supermajority voting provision does not apply if the proposed transaction has been approved in advance by 66-2/3% or more of the holding company's board of directors.

         AMENDMENTS TO CERTIFICATE OF INCORPORATION. Amendments to the holding company's certificate of incorporation must be approved by the holding company's board of directors and also by a majority of the outstanding shares of the holding company's voting stock, except that approval by at least 66-2/3% of the outstanding voting stock is generally required for amendments to provisions relating to: (1) cumulative voting in the election of directors; (2) number, classification and election of directors; (3) preemptive rights; (4) limitations on directors' and officers' liability; (5) approval of business combinations;
(6) removal of directors and (7) amendments to provisions relating to the foregoing in the certificate of incorporation.

         AMENDMENTS TO BYLAWS. The bylaws may only be amended by a vote of 66-2/3% or more of the board of directors present at a meeting, subject always to the power of the shareholders to change such action by an affirmative vote of at least 66-2/3 %of the votes shareholders are entitled to cast.

APPLICABLE PROVISIONS OF THE NEW JERSEY BUSINESS CORPORATION ACT

         Certain provisions of the New Jersey Shareholders' Protection Act, which will apply to the holding company following the holding company reorganization, may have the effect of discouraging non-negotiated attempts to gain control of the holding company. These provisions:

          o provide for a five-year prohibition on consummation of a business combination with the target from the date an acquirer becomes an "interested shareholder" (i.e. holds 10% or more of the target corporation's voting stock) unless the business combination is approved by the board of directors prior to the time the interested shareholder acquired its 10% holding.

          o prohibit a business combination with an interested shareholder at any time unless one of the following three conditions is met: (1) approval by the target's board of directors, prior to the 10% acquisition; (2) an affirmative vote of two-thirds of the outstanding voting stock not owned by the interested shareholder; or
            (3) compliance with certain financial formulations designed to assure a fair price for the target's shareholders in exchange for their ownership interest.

         A corporation may exempt itself from the requirements of the statute by so specifying in its certificate of incorporation. The certificate of incorporation of Boardwalk Bancorp, Inc. does not opt out of the New Jersey Shareholders' Protection Act.

         One of the effects of these provisions may be to make it more difficult for a shareholder to successfully challenge the actions of the holding company's board of directors in a potential change in control context. Pennsylvania case law appears to grant directors wide latitude to reject or refuse to consider potential or proposed acquisitions of the corporation.

PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF CHARTER PROVISIONS AND NEW JERSEY LAW

         We believe that the provisions described above are prudent and will reduce the holding company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its board of directors. We believe these provisions are in the best interest of the holding company and its shareholders. In our judgment, the board will be in the best position to determine the true value of the holding company and to negotiate more effectively for what may be in the best interests of its shareholders. Accordingly, we believe that it is in the best interests of the holding company and its shareholders to encourage potential acquirors to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also our view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the holding company and which is in the best interests of all shareholders.

         Takeover attempts which have not been negotiated with and approved by the board of directors present to shareholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the holding company and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the holding company's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the holding company's remaining shareholders of the benefits of certain protective provisions of the Securities Exchange Act of 1934 if the number of beneficial owners becomes less than the 300 required for Exchange Act registration.

         Despite our belief as to the benefits of shareholders of these provisions, the provisions may also have the effect of discouraging a future takeover attempt which would not be approved by the holding company's board, but pursuant to which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the holding company's board of directors and management more difficult.

BUSINESS OF THE HOLDING COMPANY AND BOARDWALK BANK

GENERAL

         Upon the completion of the reorganization, Boardwalk Bank will become a wholly owned subsidiary of the holding company, and you will become a shareholder of the holding company with the same ownership interest in the holding company as you presently hold in Boardwalk Bank.

         Immediately after completion of the reorganization, we expect that the holding company will not engage in any business activity other than to hold all of the stock of Boardwalk Bank. The holding company does not presently have any arrangements or understandings regarding any acquisition or merger opportunities. It is anticipated, however, that the holding company in the future may pursue other investment opportunities, including possible diversification through acquisitions and mergers.

         Boardwalk Bank is a state-chartered commercial banking institution which was incorporated under the laws of the State of New Jersey, on June 24, 1999. Boardwalk Bank's deposits are insured by the Federal Deposit Insurance Corporation. As of December 31, 2005, Boardwalk Bank had total assets of $401,666,000, total deposits of $272,494,000 and total stockholders' equity of $35,343,000.

         Boardwalk Bank's administrative headquarters and full service main office are located at 201 Shore Road, Linwood, New Jersey 08221; the main telephone number is (609) 601-0600.

REGULATION

         Set forth below is a brief description of certain laws which relate to the regulation of Boardwalk Bank. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations. Boardwalk Bank operates in a highly regulated industry. This regulation and supervision establishes a comprehensive framework of activities in which a bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors and not shareholders of Boardwalk Bank or the holding company.

         Any change in applicable statutory and regulatory requirements, whether by the New Jersey Department of Banking and Insurance, the Federal Deposit Insurance Corporation (the "FDIC") or the United States Congress could have a material adverse impact on Boardwalk Bank, and its operations. The adoption of regulations or the enactment of laws that restrict the operations of Boardwalk Bank or impose burdensome requirements upon it could reduce its profitability and could impair the value of Boardwalk Bank's franchise, which could hurt the trading price of the holding company's stock.

         On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Act"). The Securities and Exchange Commission (the "SEC") has promulgated certain regulations under the Act and will continue to propose additional implementing or clarifying regulations as necessary in furtherance of the Act. The passage of the Act and the regulations implemented by the SEC subject publicly-traded companies to additional and more cumbersome reporting regulations and disclosure. Compliance with the Act and corresponding regulations will increase the expenses of Boardwalk Bank and the holding company.

         As a New Jersey-chartered commercial bank, Boardwalk Bank is subject to the regulation, supervision, and control of the New Jersey Department of Banking and Insurance. As an FDIC-insured institution, Boardwalk Bank is subject to regulation, supervision and control of the FDIC, an agency of the federal government. The regulations of the FDIC and the New Jersey Department of Banking and Insurance affect virtually all activities of Boardwalk Bank, including the minimum level of capital Boardwalk Bank must maintain, the ability of Boardwalk Bank to pay dividends, the ability of Boardwalk Bank to expand through new branches or acquisitions and various other matters.

         Insurance of Deposits. The FDIC has a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule, the FDIC assigns, on a semiannual basis, each depository institution to one of three capital groups (well-capitalized, adequately capitalized or undercapitalized) and further assigns such institution to one of three subgroups within a capital group. The institution's subgroup assignment is based upon the FDIC's judgment of the institution's strength in light of supervisory evaluations, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10% or greater, a Tier 1 capital to risk-based assets ratio of 6% or greater, and a Tier 1 leverage ratio of 5% or greater, are assigned to the well-capitalized group. As of December 31, 2005, the Bank was well capitalized for purposes of calculating insurance assessments.

         The present 2006 Bank Insurance Fund assessment rates range from zero for those institutions with the least risk, to $0.27 for every $100 of insured deposits for institutions deemed to have the highest risk. The Bank is in the category of institutions that presently pay nothing for deposit insurance. The FDIC adjusts the rates every six months. While the Bank presently pays no premiums for deposit insurance, it is subject to assessments to pay the interest on Financing Corporation bonds. The Financing Corporation was created by Congress to issue bonds to finance the resolution of failed thrift institutions. Commercial banks and thrifts are subject to the same assessment for Financing Corporation bonds. The FDIC sets the Financing Corporation assessment rate every quarter. The Financing Corporation assessment for the Bank (and all other banks) for the first quarter of 2006 is an annual rate of $.0132 for each $100 of deposits.

         In February 2006, deposit insurance modernization legislation was enacted. The new law merges the Bank Insurance Fund and the Savings Association Insurance Fund into a single Deposit Insurance Fund, increases deposit insurance coverage for IRAs to $250,000, provides for the future increase of deposit insurance on all accounts by indexing the coverage to the rate of inflation, authorizes the FDIC to set the reserve ratio of the combined Deposit Insurance Fund at a level between 1.15% and 1.50%, and permits the FDIC to establish assessments to be paid by insured banks to maintain the minimum ratios. New deposit insurance assessment rates will not be known until the FDIC conducts extensive research and issues new assessment rates, expected by the fourth quarter of 2006. While the possible assessment rates are unknown, the FDIC has stated that it expects that all banks will be assessed some amount for deposit insurance based upon present expectations. Banks in existence prior to 1996 will receive a partial credit for past deposit insurance premiums paid, but the amount of the credit for a specific bank will not be known until new regulations implementing the assessments and the credits are adopted.

         Capital Adequacy Guidelines. Boardwalk Bank is subject to risk-based capital guidelines promulgated by the FDIC that are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Under the guidelines, assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

         The minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. At least 4% of the total capital is required to be "Tier I Capital," consisting of common shareholders' equity and qualifying preferred stock, less certain goodwill items and other intangible assets. The remainder ("Tier II Capital") may consist of (a) the allowance for loan losses of up to 1.25% of risk-weighted assets, (b) excess of qualifying preferred stock, (c) hybrid capital instruments, (d) perpetual debt, (e) mandatory convertible securities, and (f) qualifying subordinated debt and intermediate-term preferred stock up to 50% of Tier I capital. Total capital is the sum of Tier I and Tier II capital less reciprocal holdings of other banking organizations, capital instruments, investments in unconsolidated subsidiaries and any other deductions as determined by the FDIC (determined on a case-by-case basis or as a matter of policy after formal rule-making).

         In addition to the risk-based capital guidelines, the FDIC has adopted a minimum Tier I capital (leverage) ratio, under which a bank must maintain a minimum level of Tier I capital to average total consolidated assets of at least 3% in the case of a bank that has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other banks are expected to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum.

         At December 31, 2005, Boardwalk Bank had the requisite capital levels to qualify as "well capitalized."

PROPERTIES

         The holding company does not own any real estate and currently does not expect to own any real estate in the future.

         Boardwalk Bank owns its main office located at 201 Shore Road, Linwood, New Jersey, which consists of a freestanding building containing 8,454 square feet of office space. In addition to its main office, Boardwalk Bank leases a property on Central Avenue in Linwood, New Jersey which it operates as a separate lending office. Boardwalk Bank also owns branch offices located at 67 East Jimmie Leads Road, Galloway Township, New Jersey, 9312 Ventnor Avenue, Margate, New Jersey, 4096 English Creek Road, Egg Harbor Township, New Jersey, 907 Route 9 South, Cape May Court House, New Jersey and branch sites under construction on Ocean Heights Avenue in Egg Harbor Township, New Jersey and at 315 Ocean Avenue, Cape May City, New Jersey.

LEGAL PROCEEDINGS

         The holding company has not, since its organization, been a party to any legal proceedings.

         Although Boardwalk Bank from time to time is involved in various legal proceedings in the normal course of business, there are no material legal proceedings to which it is a party or to which its property is subject.

EMPLOYEES

         At the present time, the holding company does not intend to employ any persons other than its management. It will utilize Boardwalk Bank's support staff from time to time and reimburse Boardwalk Bank for the time of its employees. If the holding company acquires other banks or pursues other lines of business, it may hire additional employees at such time.

         At December 31, 2005, Boardwalk Bank had 67 full-time and 11 part-time employees.

COMPETITION

         Boardwalk Bank competes with other financial institutions for deposit and loan business. Competitors include other commercial banks, savings banks, savings and loan associations, insurance companies, securities brokerage firms, credit unions, finance companies, mutual funds, money market funds, and certain government agencies. Financial institutions compete mostly on the quality of services rendered, interest rates offered on deposit accounts, interest charged on loans, service charges, the convenience of banking facilities, location and hours of operation and, in the case of loans to larger commercial borrowers, relative lending limits.

         Many of these competitors are significantly larger than Boardwalk Bank and have significantly greater financial resources, personnel and locations from which to conduct business. In addition, Boardwalk Bank is subject to regulation while certain competitors are not. Non-regulated companies face relatively few barriers for entry into the financial services industry. For more information, see "Supervision and Regulation."

         Boardwalk Bank's larger competitors have greater name recognition and greater financial resources than Boardwalk Bank to finance wide-ranging advertising campaigns. Boardwalk Bank utilizes media advertising, directors' referrals and employee calling programs to attract prospective customers. Boardwalk Bank competes for business principally on the basis of high quality, personal service to customers, customer access to the bank's decision-makers and competitive interest rates and fees. Boardwalk Bank strives to provide the best possible access to its banking services by exploring innovative delivery vehicles, such as Internet banking and commercial deposit courier service. As a small, independent, community-based bank, Boardwalk Bank has hired high quality experienced employees seeking greater responsibility than may be granted by a larger employer and the ability to provide better service from a smaller, more responsive bank.

         Boardwalk Bank believes that it is able to compete favorably with its competitors because it provides responsive personalized services through management's knowledge and awareness of its market area, customers and businesses.

MANAGEMENT

         DIRECTORS. The holding company's certificate of incorporation provides that the board of directors will consist of not less than three nor more than twenty-five members. The board of directors will initially consist of fourteen members who will be divided into three classes. Directors will be elected for staggered terms of three years so that approximately one-third of the directors are elected each year. The directors of the holding company will upon completion of the holding company reorganization be the same persons who are at present the directors of Boardwalk Bank.

         The directors of Boardwalk Bank and their proposed classes as directors of the holding company are listed below:

                  Name                                         Class                      Term to Expire
                  ----                                         -----                      --------------

     Mark A. Benevento                                           I                             2007
     Joseph M. Brennan                                           II                            2008
     Rudolph M. Chiorazzo                                       III                            2009
     Arthur R. Coslop                                            I                             2007
     Michael D. Devlin                                          III                            2009
     Agostino R. Fabietti, CPA                                   II                            2008
     James L. Fraser                                             I                             2007
     Arthur J. Galletta                                          II                            2008
     Thomas L. Glenn, III                                       III                            2009
     Roy Goldberg                                                I                             2007
     Carol Nugent Harris                                         II                            2008
     Patricia C. Koelling, RN, BSN                              III                            2009
     Thomas S. Rittenhouse                                       II                            2008
     Thomas K. Ritter, CPA (ret)                                 I                             2007

         For information regarding the principal occupation and business experience of the directors for the past five years, see "Proposal II -- Election of Directors."

         EXECUTIVE OFFICERS. The executive officers of the holding company are, and upon completion of the reorganization will be, the following persons, each of whom is an executive officer with Boardwalk Bank:


Name                                      Position
----                                      --------
Michael D. Devlin                         Chairman of the Board, President and Chief Executive
                                          Officer
Wayne S. Hardenbrook                      Executive Vice President and Chief Financial Officer
Guy A. Deninger                           Executive Vice President and Chief Lending Officer




         For information regarding the principal occupation and business experience for the past five years of the executive officers, see "Proposal II -- Election of Directors."

         EXECUTIVE COMPENSATION. Since the formation of the holding company, none of its executive officers or directors has received any remuneration from the holding company. It is expected that unless and until the holding company becomes actively involved in additional businesses, no separate compensation will be paid to its directors and officers in addition to compensation paid to them by Boardwalk Bank. The holding company may, however, determine that such separate compensation is appropriate in the future. At the present time, the holding company does not intend to employ any persons other than its present management. If the holding company acquires other businesses, it may at such time hire additional employees.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS.

         The holding company's certificate of incorporation includes provisions that limit the scope of personal liability of its directors and officers to the corporation or the shareholders for monetary damages for breach of certain fiduciary duties. The provisions are designed to encourage qualified individuals to serve as directors and officers.

         The provisions, however, will not relieve a director or officer from liability for: (i) damages from any breach of duty based upon an act or omission in breach of his duty of loyalty to the corporation or the shareholders; (ii) damages from acts or omissions that are not in good faith or that the director or officer knows involve a violation of law; or (iii) damages from acts or omissions resulting in receipt by the director or officer of an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The holding company's bylaws provide that it must, to the fullest extent permitted by applicable law, indemnify its officers and directors who are or were a party, or are threatened to be made a party, to any threatened, pending or completed action or proceeding by reason of the fact that they were or are directors or officers of the corporation, or are serving in certain capacities with respect to other companies at the corporation's request, against expenses, judgments, fines, penalties and settlement amounts that they incur in connection with such action or proceeding.

REGULATORY MATTERS

         ACTIVITIES RESTRICTIONS. The holding company is required to obtain prior approval of the Federal Reserve Board before acquiring control, directly or indirectly, of more than five percent of the voting shares or substantially all of the assets of any institution, including another bank.

         A bank holding company is prohibited from engaging in or acquiring direct or indirect control of more than five percent of the voting shares of any company engaged in non-banking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

         Further, under the Bank Holding Company Act and the Federal Reserve Board's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or provision of any property or services. The so-called "anti-tie-in" provisions state generally that a bank may not extend credit, lease, sell property or furnish any service to a customer on the condition that the customer provide additional credit or service to the bank, to its bank holding company or to any other subsidiary of its bank holding company or on the condition that the customer not obtain other credit or service from a competitor of the bank, its bank holding company or any subsidiary of its bank holding company.

         CAPITAL REQUIREMENTS. The Federal Reserve Board has established guidelines with respect to the maintenance of appropriate levels of capital by bank holding companies with consolidated assets of $150 million or more. For bank holding companies with less than $150 million in consolidated assets, the Federal Reserve Board applies the guidelines on a bank-only basis unless the bank holding company has publicly held debt securities or is engaged in non-bank activities involving significant leverage.

         The regulations impose two sets of capital adequacy requirements: minimum leverage rules, which require bank holding companies and state non-member banks to maintain a specified minimum ratio of capital to total assets, and risk-based capital rules, which require the maintenance of specified minimum ratios of capital to "risk-weighted" assets.

         The regulations require bank holding companies to maintain a minimum leverage ratio of "Tier 1 capital" to total assets of 3.0%. Tier 1 capital is the sum of common shareholders' equity, certain perpetual preferred stock (which must be noncumulative with respect to banks), including any related surplus, and minority interests in consolidated subsidiaries; minus all intangible assets (other than certain purchased mortgage servicing rights and purchased credit card receivables), identified losses and investments in certain subsidiaries. Although setting a minimum 3.0% leverage ratio, the capital regulations state that only the strongest bank holding companies, with composite examination ratings of 1 under the rating system used by the federal bank regulators, would be permitted to operate at or near such minimum level of capital. All other bank holding companies are expected to maintain a leverage ratio of at least 1% to 2% above the minimum ratio, depending on the assessment of an individual organization's capital adequacy by its primary regulator. Any bank holding companies experiencing or anticipating significant growth would be expected to maintain capital well above the minimum levels. In addition, the Federal Reserve Board has indicated that whenever appropriate, and in particular when a bank holding company is undertaking expansion, seeking to engage in new activities or otherwise facing unusual or abnormal risks, it will consider, on a case-by-case basis, the level of an organization's ratio of tangible Tier 1 capital to total assets in making an overall assessment of capital.

         In addition to the leverage ratio, the regulations of the Federal Reserve Board require bank holding companies to maintain a minimum ratio of qualifying total capital to risk-weighted assets of at least 8.0% of which at least four percentage points must be Tier 1 capital. Qualifying total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and preferred stock with a maturity of 20 years or more and certain other capital instruments. The includable amount of Tier 2 capital cannot exceed the institution's Tier 1 capital. Qualifying total capital is further reduced by the amount of the bank's investments in banking and finance subsidiaries that are not consolidated for regulatory capital purposes, reciprocal cross-holdings of capital securities issued by other banks and certain other deductions. The risk-based capital regulations assign balance sheet assets and the credit equivalent amounts of certain off-balance sheet items to one of four broad risk weight categories. The aggregate dollar amount of each category is multiplied by the risk weight assigned to that category based principally on the degree of credit risk associated with the obligor. The sum of these weighted values equals the bank holding company's risk-weighted assets.

         RESTRICTIONS ON ACQUISITIONS. Bank holding companies are prohibited from acquiring, without prior approval of the Federal Reserve Board, (i) control of any other bank or bank holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a bank or holding company thereof which is not a subsidiary.

         TRANSACTIONS WITH AFFILIATES. Transactions between banks and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity which controls, is controlled by or is under common control with the bank. In a holding company context, the parent holding company of a bank (such as the holding company) and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Sections 23A and 23B (i) limit the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions.

         The restrictions contained in Section 22(h) of the Federal Reserve Act apply to loans by banks to executive officers, directors and principal shareholders of the bank or its holding company, or to any related interests of such persons (collectively, "insiders). Section 22(h) requires that loans to insiders be made on terms substantially the same as offered in comparable transactions to other persons. Under Section 22(h), loans to an insider may not exceed together with all other outstanding loans to such person and affiliated entities the bank's loan-to-one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus and an additional 10% of such capital and surplus for loans fully secured by certain readily marketable collateral). Section 22(h) also requires all loans to an insider that total $500,000 or more to be approved in advance by a majority of the board of directors of the association with any "interested" director not participating in the voting. In addition, loans to any executive officer are limited to $100,000 in the aggregate, excluding loans to finance the education of the officer's children or a residence of the officer.


DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

         The holding company is authorized to issue 12,500,000 shares of common stock, $5.00 par value per share. The holding company currently expects to issue approximately 3,119,449 shares of holding company common stock in the holding company reorganization. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock.

HOLDING COMPANY COMMON STOCK

         VOTING RIGHTS. Each share of the holding company common stock will have the same relative rights and will be identical in all respects with every other share of the common stock. The holders of the holding company common stock will possess exclusive voting rights in the holding company, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of holding company common stock will be entitled to only one vote for each share held of record on all matters submitted to a vote of holders of the holding company common stock and will not be permitted to cumulate their votes in elections of the holding company's directors.

         LIQUIDATION. In the unlikely event of the complete liquidation or dissolution of the holding company, the holders of the common stock will be entitled to receive all assets of the holding company available for distribution in cash or in kind, after payment or provision for payment of (1) all debts and liabilities of the holding company; (2) any accrued dividend claims; and (3) liquidation preferences of any preferred stock which may be issued in the future.

         DIVIDENDS. From time to time, dividends may be declared and paid to the holders of the holding company common stock, who will share equally in any such dividends.

         OTHER CHARACTERISTICS. Holders of the holding company common stock will not have preemptive rights with respect to any additional shares of the common stock which may be issued. Therefore, the board of directors may sell shares of capital stock of the holding company without first offering such shares to existing shareholders of the holding company. The common stock is not subject to call for redemption, and the outstanding shares of common stock when issued and upon receipt by the holding company of the full purchase price therefor will be fully paid and non-assessable.

         REGISTRAR AND TRANSFER AGENT. Stock Trans and Trust Co. will act as Registrar and Transfer Agent for the holding company's common stock.

ACCOUNTING TREATMENT

         The reorganization will be accounted for as a reorganization under common control and the assets, liabilities and shareholders' equity of Boardwalk Bank immediately prior to the organization will be carried forward on either separate or consolidated financial statements of Boardwalk Bank and the holding company after the reorganization at the amounts carried on their respective books at the effective date of the reorganization. Therefore, the consolidated capitalization, assets, liabilities, income and other financial data of the holding company immediately following the reorganization will be substantially the same as those of Boardwalk Bank immediately prior to the reorganization, and, after the reorganization, will be shown in the holding company's consolidated financial statements at Boardwalk Bank's historical recorded values. Because the reorganization will not result in a change in such financial statements, this proxy statement/prospectus does not include financial statements of Boardwalk Bank or the holding company.

LEGAL OPINION

         The validity of the shares of the holding company common stock issuable upon consummation of the reorganization will be passed upon by Stevens & Lee, Reading, Pennsylvania.

RECOMMENDATION OF BOARD OF DIRECTORS

         The board of directors recommends that you vote "FOR" the approval of the plan of acquisition.

                      PROPOSAL II -- ELECTION OF DIRECTORS

         Boardwalk Bank's bylaws provide that the affairs of Boardwalk Bank will be managed by a Board of Directors of not less than 5 nor more than 25 in number. The exact number within such minimum and maximum limits is to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of Boardwalk Bank's shareholders at any meeting at which directors are to be elected. The Board of Directors of Boardwalk Bank has, by duly adopted resolution, fixed the number of directors of the Bank at fourteen.

         At the Annual Meeting, shareholders will elect fourteen directors, all of whom are members of the present Board of Directors, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event that any director nominees are unable to serve, the Board of Directors will designate a substitute for each such nominee and the proxies will vote for the individuals so substituted.

         The Board of Directors has affirmatively determined that all of Boardwalk Bank's directors are independent within the meaning of the NASD's listing standards, except for Michael D. Devlin, Chairman, President and Chief Executive Officer of the Bank, Thomas L. Glenn, III and Carol Nugent Harris, whose businesses from time to time provide certain insurance brokerage or construction services to Boardwalk Bank in connection with Boardwalk Bank's business. Services provided to Boardwalk Bank by companies affiliated with Directors Glenn and Harris were reviewed and approved in advance by the Board of Directors, and the Board believes that such services are being provided on terms at least as favorable as would be available for similar services from an unaffiliated third party. The Board categorically determined that a lending relationship resulting from a loan made by Boardwalk Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The Board also categorically determined that maintaining with Boardwalk Bank a deposit, savings or similar account by a director or any of the director's affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers.

         Thomas L. Glenn, III is President of Glenn Insurance Incorporated, which is Boardwalk Bank's insurance agent, and during 2005 Boardwalk Bank paid insurance premiums of $99,149 to insurance companies represented by Mr. Glenn. In 2005, Massett Building Company acted as the general contractor for the construction of Boardwalk Bank's English Creek and Cape May Court House branches. The cost of constructing those two branches totaled $2,823,356. Carol Nugent Harris is the President of Massett Building Company.

         The following table sets forth information regarding each of the director nominees to be voted upon at the Annual Meeting, including: (a) their age, and (b) the year in which they first became a director of Boardwalk Bank.


                     Name                                      Age                          Director Since
                     ----                                      ---                          --------------
 Mark A. Benevento                                             46                                2002
 Joseph M. Brennan                                             54                                2002
 Rudolph M. Chiorazzo                                          61                                1999
 Arthur R. Coslop                                              60                                1999
 Michael D. Devlin                                             56                                1999
 Agostino R. Fabietti, CPA                                     61                                1999
 James L. Fraser                                               58                                1999
 Arthur J. Galletta                                            52                                1999
 Thomas L. Glenn, III                                          42                                1999
 Roy Goldberg                                                  50                                1999
 Carol Nugent Harris                                           50                                1999
 Patricia C. Koelling, RN, BSN                                 60                                2001
 Thomas S. Rittenhouse                                         64                                1999
 Thomas K. Ritter, CPA (ret)                                   50                                1999


BIOGRAPHICAL INFORMATION FOR DIRECTORS AND EXECUTIVE OFFICERS

         MICHAEL D. DEVLIN has been the Chairman, President and Chief Executive Officer of Boardwalk Bank since its inception in 1999. Mr. Devlin currently serves as a member of the Board of Directors of Marquette National Corporation, a bank holding company based in Chicago, Illinois. Mr. Devlin is a graduate of St. Joseph's University.

         WAYNE S. HARDENBROOK (age 56) has been Executive Vice President and Chief Financial Officer of Boardwalk Bank since its inception. He has over 27 years of diversified management experience with financial institutions of varying size, from small community banks to multi-billion dollar institutions, including executive management positions in asset/liability management, treasury, accounting and portfolio management. He held the position of Treasurer of Empire of America F.S.B. until 1989, when he left to organize and lead the Structured Finance Division of Westinghouse Credit Corp. through 1991. Mr. Hardenbrook was CFO of Westinghouse Savings Corp. until 1992, Vice President of Portfolio Management at Meridian Bancorp, Inc. from 1992 to 1996 and CFO of Premium Bank from 1996 until 1998. Mr. Hardenbrook graduated from the University of Massachusetts at Fitchburg and holds a masters degree in Accounting from SUNY, Albany.

         GUY A. DENINGER (age 58) has served as Executive Vice President and Chief Lending Officer of Boardwalk Bank since Boardwalk Bank's inception. He has over thirty five years of credit, business development and administrative management experience. His career includes over twenty-five years in commercial lending or mortgage lending in the South Jersey area. He started his banking career and received his credit training in the New York City area in 1968 and moved to South Jersey in 1978 to join Midlantic National Bank in Atlantic City, New Jersey. He then joined Marine National Bank (Chemical Bank) in 1982 where he served as Senior Vice President/Real Estate Division and Senior Vice President/Middle Market Shore Division, with responsibility for a $500 million loan portfolio. In 1991 he joined Covenant Bank, a community bank, as Senior Vice President in charge of the Shore Lending Division and the Construction Mortgage Department with direct responsibility for a $250 million loan portfolio. Following the sale of Covenant Bank to First Union Bank in 1998, Mr. Deninger held senior lending positions at Commerce Bank and Farmers and Merchants National Bank before joining Boardwalk Bank. Mr. Deninger is a graduate of St. Francis College, Brooklyn, New York, with a Bachelors degree in Business Administration.

         MARK A. BENEVENTO has served as a director of Boardwalk Bank since 2002. Mr. Benevento is CEO of Greate Bay Golf Club located in Somers Point, New Jersey. He has been the President of Shore Racquet and Fitness Club in Somers Point, New Jersey since April 1999. Since 1992, Mr. Benevento has also been the President of Sports Development Inc., located in Ocean City, New Jersey. Sports Development, Inc. is a real estate development company that owns and operates family entertainment centers in Avalon, Sea Isle City and Ocean City, New Jersey. Mr. Benevento was a member of the Somers Point Planning Board from 2000-2004. He is a member of the Ocean City, Sea Isle City and Avalon Chamber of Commerce, as well as a member of the Ocean City Boardwalk Merchants.

         JOSEPH M. BRENNAN, CPA, CFP has served as a director since October 2002. He is a principal in the accounting firm of Tracey Heun Brennan & Company, CPA, PA. Mr. Brennan manages the Cape May Court house office in NJ. He is a past Board member and officer of Burdette Tomlin Memorial Hospital, a founding member of the Middle Township Chamber of Commerce, and a member of the Cape May County Chamber of Commerce. He is a graduate of the University of Scranton, and the College of Financial Planning.

         RUDOLPH M. CHIORAZZO has served as a director of Boardwalk Bank since 1999. He has been the President and owner of South Shore Auto World located in Marmora, New Jersey since 1973. Dealerships at this center include Ford, Volvo, Chrysler, Plymouth, Dodge, Jeep and Eagle. In 2000, Mr. Chiorazzo added a General Motors Dealership in Mays Landing. Mr. Chiorazzo is also the President and owner of South Shore Leasing & Rental, a position that he has held since 1978. From 1991 through 1993, Mr. Chiorazzo was a member of the Board of Directors of Coastal Bank in Ocean City, New Jersey. Currently, Mr. Chiorazzo serves as a member of the Board of the Shop-Rite LPGA Golf Classic. He is a member of Unico, Atlantic City Chamber and Ocean City Chamber.

         ARTHUR R. COSLOP has served as a director of Boardwalk Bank since 1999. He is currently a real estate investor based in Vineland, New Jersey. Mr. Coslop was the President and former owner of the Ramada Inn of Hammonton, New Jersey from 1986 to 1999. He has also been the President of Buena Boro Bar, Inc., a bar and restaurant which trades as the Frosted Mug, since 1977. Mr. Coslop attended Rutgers University.

         AGOSTINO R. FABIETTI, CPA, has served as a director of Boardwalk Bank since 1999. He is a principal of Fabietti, Hale and Associates, a regional accounting firm which provides accounting and financial services to businesses, professional corporations and individuals. Mr. Fabietti has been employed by the firm since 1967. Mr. Fabietti also serves as Treasurer on the Board of Trustees for St. Augustine Preparatory School in Richland, New Jersey. He was a member of the Board of Directors of Premium Bank and Direct Financial Corporation from 1995 until its sale in 1998. Mr. Fabietti is a graduate of Villanova University.

         JAMES L. FRASER has served as a director of Boardwalk Bank since 1999. He has been the managing partner of Fraser Associates since 1988. This firm provides consulting and management services to golf courses. In addition, Mr. Fraser has been the President of Mays Landing Golf Club, a public golf course in Mays Landing, New Jersey, since 1992. He is also a Partner/Owner of The Majors Golf Club in Palm Bay, Florida. Mr. Fraser was the President and owner of Atlantic City Country Club, a private golf club in Northfield, New Jersey, from 1986 until its sale in 1997. Mr. Fraser was a founding director of Premium Bank and Direct Financial Corporation from 1987 until its sale in 1998. Currently, Mr. Fraser serves a member of the Board of the Shop-Rite LPGA Golf Classic. Mr. Fraser attended the Peddie School in Hightstown, New Jersey, and the University of Maryland.

         ARTHUR J. GALLETA has served as a director of Boardwalk Bank since 1999. He is a director and owner of Atlantic Blueberry Co., in Hammonton, New Jersey, a position that he has held since 1971. Atlantic Blueberry is the largest cultivated blueberry farm in the world and sells both fresh and frozen fruit. Mr. Galletta is active in farm and agricultural groups, including the New Jersey Farm Bureau, the New Jersey Blueberry Council, the Blueberry/Cranberry Research Council, the United States Highbush Blueberry Council and the North American Blueberry Council. Mr. Galletta is a graduate of Drexel University.

         THOMAS L. GLENN, III has served as a director of Boardwalk Bank since 1999. He serves as President of Glenn Insurance Incorporated, Absecon and Vineland, New Jersey. Mr. Glenn has been employed at Glenn Insurance since 1987. Glenn Insurance provides insurance products to individuals and commercial accounts throughout Southern New Jersey. Mr. Glenn also serves on the Board of Trustees of The AtlantiCare Foundation, and on the Board of Atlantic City Regional Chamber of Commerce, and Classic Partners of Atlantic County. He is also a member of the American Heart Walk Executive Committee. Mr. Glenn obtained his Certified Insurance Counselor designation in 2000. Mr. Glenn is a graduate of Colgate University.

         ROY GOLDBERG has served as a director of Boardwalk Bank since 1999. He graduated from the Hun School of Princeton in 1973 and the University of Denver in 1977 with a BSBA degree. Mr. Goldberg serves as the President of Gold Transportation Group, Inc. which has assumed the leadership position as the premier supplier of air transportation services to the Atlantic City, New Jersey and the Tunic, Mississippi casino industry. He serves as vice chairman of The Bacharach Institute for Rehabilitation in Galloway Township, the AtlantiCare Health System Board of Trustees and serves as Chairman of The Gold Foundation and a board member emeritus for The ARC of Atlantic County. He previously served on the board of the Jewish Community Center in Margate, New Jersey.

         CAROL NUGENT HARRIS has served as a director of Boardwalk Bank since 1999. Ms. Harris has also served as the President of Massett Building Company, a general contracting and building firm located in Egg Harbor Township, New Jersey which specializes in commercial construction, since 1988. She has worked at Massett Building since 1976. Ms. Harris served as a member of the Advisory Board of Premium Bank and Direct Financial Corporation from 1990 through 1995. She is a member of the Governance Board of the Vicariate for Human Services for the Diocese of Camden. Ms. Harris has both undergraduate and graduate degrees from Purdue University and a master's degree from Georgian Court College.

         PATRICIA KOELLING, RN, BSN has served as a director of Boardwalk Bank since 2001. She has also served as President and Chief Executive Officer for AtlantiCare Health Plans since 1998. AtlantiCare Health Plans is located in Hammonton, New Jersey and is the managed care division of AtlantiCare Health System, a not for profit integrated delivery system. AtlantiCare Health Plans completed a joint venture with Horizon Blue Cross and Blue Shield of New Jersey in 2001 with Ms. Koelling serving as general manager. Prior to joining AtlantiCare as Chief Operating Officer in 1993, Ms. Koelling held various positions with PruCare, the national managed care division of Prudential Insurance, for 14 years. Before joining Prudential Insurance, she was an emergency room nurse. Ms. Koelling also serves on a variety of Boards including the United Way, Greater Atlantic City Chamber of Commerce and Gilda's Club of South Jersey. Ms. Koelling is a graduate of Stockton State College.

         THOMAS S. RITTENHOUSE has served as a director of the Bank since 1999. He is currently Managing Director of Ralston Center, a not for profit organization which develops programs and services that address the medical, mental health and quality of life needs of older adults. Prior to joining Ralston Center, he served as President and Chief Executive Officer of the Uniform Code Council, Inc. from January 1997 until his retirement on January 1, 2004. The Uniform Code Council is a global organization which is headquartered in Lawrenceville, New Jersey and sets the standards for bar-coding and electronic commerce. From 1965 to 1997, Mr. Rittenhouse was employed by Strawbridge & Clothier, a Philadelphia-based department and discount store chain. In 1996, Mr. Rittenhouse was appointed as President of Strawbridge & Clover, Inc. Mr. Rittenhouse also serves as a member of the Board of Directors and Chairman of the Audit Committee and a member of the Compensation Committee of StarCite, Inc. Mr. Rittenhouse served as a member of the Board of Directors of Premium Bank and Direct Financial Corporation from 1993 until its sale in 1998. Mr. Rittenhouse is a graduate of LaSalle University.

         THOMAS K. RITTER, CPA (RET.) has served as a director of Boardwalk Bank since 1999. He is also the owner and serves as President of A. E. Stone, Inc. of Pleasantville, New Jersey. A. E. Stone, Inc. is a company engaged in the manufacture of asphalt and an asphalt paving contractor. Mr. Ritter sits on the Boards of the Mainland Regional High School Board of Education serving as President and Literacy Volunteers of America Cape-Atlantic, Inc. Mr. Ritter is a graduate of Westminster College.

REMUNERATION OF DIRECTORS AND OFFICERS

         Director fees are $600 for each board meeting attended and $200 for each committee meeting attended, except the Audit Committee which is $400. Mr. Devlin does not receive fees for his attendance at Board or committee meetings. The following table summarizes the compensation paid to Boardwalk Bank's chief executive officer and to other executive officers who earned in excess of $100,000 for the year ended December 31, 2005.

                           SUMMARY COMPENSATION TABLE


                                                   ANNUAL COMPENSATION                      LONG TERM
                                                                                           COMPENSATION
                                                                                            SECURITIES
                                                                       OTHER ANNUAL         UNDERLYING            ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR      SALARY     BONUS      COMPENSATION        OPTIONS/SARS         COMPENSATION
    ---------------------------        ----      ------     -----      ------------        ------------         ------------
                                                   ($)        ($)            ($)                (#)                   ($)

Michael D. Devlin, CEO                 2003     171,123    25,038         17,036               ----                  ---
                                       2004     190,362    28,509         16,046               ----                 ----
                                       2005     192,780    57,834         15,396               ----                 ----

Wayne S. Hardenbrook, EVP/CFO          2003     131,154    19,673           ---                ---                  ----
                                       2004     147,497    22,125           ---                ---                   ---
                                       2005     147,209    36,802          ----                ----                 ----

Guy A. Deninger, EVP/CLO               2003     131,154    19,673          ----                ----                 ----
                                       2004     143,677    21,552           ---                ---                   ---
                                       2005     145,530    36,283          ----                ----                 ----


         The Other Annual Compensation listed as being paid to Mr. Devlin represents payments for life and long term disability insurance premiums, and personal use of a Bank automobile.

         Boardwalk Bank did not grant any stock options during the year ended December 31, 2005.

         The following table sets forth certain information pertaining to the shares acquired by the individuals named in the Summary Cash Compensation Table upon exercise of stock options in fiscal year 2005 and pertaining to the number and value of options held by such individuals at year end:

             FISCAL 2005 OPTION EXERCISES AND YEAR END OPTION VALUES

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                  SHARES     VALUE        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                               ACQUIRED ON   REALIZED     OPTIONS AT 12/31/2005               12/31/2005 (2)
            NAME                EXERCISE      ($)(1)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
            ----                --------     --------    -----------   -------------    ----------- -------------
Michael D. Devlin                12,600      $140,263      16,800           ---         $179,458           ---
Wayne S. Hardenbrook              2,961       $32,504      19,614           ---         $209,517           ---
Guy A. Deninger                    ---          ---          ---            ---            ---             ---

-----------
(1) Value realized is the difference between the market value of a share of Boardwalk Bank's common stock on the date of exercise and the exercise price of the option, multiplied by the number of shares underlying the option.

(2) Value of in-the-money options is based on a market value of $17.23 per share of Boardwalk Bank's common stock on December 30, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION


                                                                                                      Number of
                                                                                                      securities
                                                      Number of                                  remaining available
                                                  securities to be         Weighted average      for future issuance
                                                     issued upon          exercise price of          under equity
                                                     exercise of             outstanding          compensation plans
               Plan Category                         outstanding          options, warrants           (excluding
                                                  options, warrants           and rights              securities
                                                     and rights                                  reflected in column (a))
---------------------------------------------    --------------------    ---------------------   ---------------------

Equity compensation plans approved by
security holders ............................           71,405                   $7.042                  4,043

Equity compensation plans not approved by
security holders ............................            -0-                      -0-                     -0-

         Total .............................            71,405                   $7.042                  4,043


EMPLOYMENT AGREEMENT

         Boardwalk Bank has an employment agreement with Michael Devlin, Boardwalk Bank's Chairman, President, and Chief Executive Officer. Under the terms of the agreement, Mr. Devlin is required to devote his full time, attention and energies to the business of Boardwalk Bank with limited exceptions, such as involvement in community and civic activities. He also agreed not to compete, directly or indirectly, with Boardwalk Bank during the term of his employment and to maintain the confidentiality of Boardwalk Bank's confidential information during the term of his employment and for one year thereafter. Mr. Devlin's compensation includes salary, bonus under any incentive plan for Bank officers as determined by the Board, an automobile, pension and welfare benefits available to all employees and stock options and/or grants as decided by the Board.

         In the event Mr. Devlin's employment by Boardwalk Bank is terminated without cause, Boardwalk Bank undergoes a change in control and Mr. Devlin resigns within six months or Mr. Devlin resigns for good reason (as defined in the Agreement), he is entitled to receive severance pay. Under the agreement "cause" includes: conviction for a felony or a crime involving fraud; willful and repeated failure to follow the instructions of the Board; a government order requiring Mr. Devlin's termination; or a violation of the non-competition or confidentiality provisions of the agreement. A change in control occurs if: any person or entity which is not an affiliate of Boardwalk Bank acquires more than 20% of Boardwalk Bank's voting securities; there is a sale of all or substantially all of the assets of Boardwalk Bank; or Boardwalk Bank merges with another entity, unless Boardwalk Bank's shareholders own a majority of the voting power and Boardwalk Bank's directors initially represent a majority of the directors of the surviving entity after the merger. Under the agreement, "good reason" includes: a reduction in Mr. Devlin's salary or a material change in his duties; his reassignment to a principal office more than 50 miles from Linwood, New Jersey; removal from office except for cause or disability; a reduction in base salary; or if he is not re-elected as a member of the Board or re-appointed as Chairman. Mr. Devlin's severance pay will be three times the sum of (i) the highest annualized base salary paid to him during the year of termination or the immediately preceding two calendar years, and (ii) the highest bonus paid to him with respect to one of the three years immediately preceding the year of termination. In addition, Mr. Devlin would also be paid, in lieu of continued pension, welfare and other benefits, a lump sum cash payment equal to 90% of his base salary immediately prior to the date of termination. In the event that such payments become subject to excise taxes, Boardwalk Bank will pay Mr. Devlin such amounts as will result in Mr. Devlin retaining a net amount equal to the net amount he was to have received had the amounts not been subject to excise taxes.

         The employment agreement is automatically renewed annually on each January 1 for an additional three-year period beginning on the renewal date. Under this agreement, Mr. Devlin may resign his employment at any time.

CHANGE IN CONTROL AGREEMENTS

         Boardwalk Bank is a party to change in control agreements with each of Wayne S. Hardenbrook, Executive Vice President and Chief Financial Officer, and Guy A. Deninger, Executive Vice President and Chief Lending Officer. Each of these agreements provides that, at any time within 180 days following a "change in control" of Boardwalk Bank, the executive can resign from employment for any reason and receive a lump-sum cash payment equal to two times the sum of (i) the executive's highest annualized base salary paid during the year of termination or the preceding three years plus (ii) the highest cash bonus paid to the executive with respect to the year of termination or the preceding three years. In addition, the executive will be entitled to two years of continued health insurance coverage or, if the executive is ineligible to receive such continued coverage because he is no longer an employee, a dollar amount equal to the after-tax cost of obtaining substantially similar benefits. Under the agreements, a "change in control" occurs if: any person or entity which is not an affiliate of Boardwalk Bank acquires beneficial ownership of 24.99% or more of Boardwalk Bank's voting securities; Boardwalk Bank sells substantially all of its assets; Boardwalk Bank merges with another entity, unless Boardwalk Bank's shareholders own a majority of the voting securities and Boardwalk Bank's directors initially represent a majority of the directors of the surviving entity after the merger; or there is a change during any year in the composition of the Board of Directors unless the election of the new directors was approved by a majority of the Board members at the beginning of the year. No benefits under the agreements are payable in the event of a termination for cause as defined in the agreements. Payments under the agreements will be reduced to the extent that the amount of such payments, together with any other payments made contingent on a change in control of Boardwalk Bank, would subject the executive to excise taxes under federal tax laws.

COMPENSATION COMMITTEE REPORT

         The principal components of compensation for Boardwalk Bank's employees are base salary, annual incentive compensation, and long-term compensation under Boardwalk Bank's stock option program. The Compensation Committee of the Board of Directors, which is comprised solely of three independent directors within the meaning of NASDAQ listing standards, administers these programs.

         Base salary levels, including for executive officers, are determined for specific job descriptions by reference to salary information available and other data collected for employees at comparable institutions. The Chief Executive Officer makes recommendations to the Compensation Committee annually with respect to base salary increases for employees, including executive officers, other than himself. The Compensation Committee considers these recommendations and submits them to the full Board of Directors for approval. The Chief Executive Officer does not participate in discussions or approval with respect to his own annual base salary. For 2005, Mr. Devlin's base salary was $192,780 based on an assessment by the independent members of the Board of salaries of similarly situated executive officers, Mr. Devlin's performance, and the Bank's growth and financial performance.

         For 2005, Boardwalk Bank maintained an employee incentive compensation plan for executive officers and other employees. Under the plan as in effect for 2005, incentive compensation payments are made based on both the performance of Boardwalk Bank and the performance of the individual employee provided that pre-determined targets stated in terms of earnings before income taxes are met. If earnings targets are met, an employee can receive an incentive bonus up to a maximum stated percentage of base salary (for 2005, up to 30% of base salary in the case of Mr. Devlin and up to 25% of base salary in the case of Messrs. Hardenbrook and Deninger). A pre-set portion of the bonus calculation is dependent on Boardwalk Bank's earnings performance and a pre-set portion of the bonus calculation is dependent on an assessment of the individual's performance based on individual performance reviews for the year. Employees who receive a marginal or unsatisfactory rating are not eligible to receive a bonus under the plan. Individuals with more company-wide responsibilities, such as the senior management team, have a greater portion of their bonus calculation dependent on the achievement of earnings targets.

         Long-term incentive compensation is provided to Boardwalk Bank's executive officers primarily by means of Boardwalk Bank's long-term incentive plan, which was previously approved by Boardwalk Bank's shareholders. Under the Plan, the Board may grant incentive stock options or nonqualified stock options to employees based on the recommendation of the Chief Executive Officer. The exercise price of options granted under the Plan must equal the fair market value of a share of the Bank's common stock on the date of grant. The Board did not grant any options for the year ended December 31, 2005.

Thomas S. Rittenhouse       Patricia C.  Koelling           Agostino R. Fabietti

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Boardwalk Bank's Loan Policy prohibits Boardwalk Bank from making any loans or extensions of credit to directors, officers or principal shareholders of Boardwalk Bank, or to any corporation or other entity in which any such person has a controlling interest, except on substantially the same terms (including interest rate and collateral), as the terms prevailing at the time for comparable banking transactions with other persons who are not Boardwalk Bank affiliates and who are not subject to Regulation O. These loans cannot involve more than the normal risk of repayment or present other unfavorable features.

         Boardwalk Bank has had, and expects to have in the future, various loans and other banking transactions in the ordinary course of business with the directors, officers and, principal shareholders of Boardwalk Bank (or associates of such persons). All such transactions: (a) have been and will be made or conducted on substantially the same terms, including interest rates and required collateral for loans, as those prevailing at the time for comparable transactions with unrelated persons; (b) have been and will be made or conducted in the ordinary course of business; and (c) in the opinion of management do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

         For the fiscal year ended December 31, 2005, the highest aggregate dollar amount of all indebtedness owed to Boardwalk Bank by its directors and executive officers, and their affiliates, as a group, on any date during such year was $11,943,179, which represented approximately 34.17% of Boardwalk Bank's total equity capital accounts as of September 30, 2005. At no time during the fiscal year ended December 31, 2005, did the highest aggregate amount of indebtedness owed to Boardwalk Bank by any officer or director of Boardwalk Bank, together with their respective affiliates, exceed 10% of Boardwalk Bank's total equity capital.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934 requires Boardwalk Bank's executive officers and directors, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership of Boardwalk Bank's securities with the FDIC. Executive officers, directors, and greater than ten percent (10%) shareholders are required by FDIC regulation to furnish Boardwalk Bank with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Boardwalk Bank believes that during the fiscal year ended December 31, 2005 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were timely satisfied.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning ownership of the Common Stock by (i) the directors of Boardwalk Bank, (ii) the executive officers named in the Summary Compensation Table included elsewhere herein, (iii) all directors and officers of Boardwalk Bank as a group and (iv) all persons known by Boardwalk Bank to beneficially own 5% or more of its outstanding shares. Except as otherwise indicated in the footnotes below, such information is provided as of December 31, 2005. According to the rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to the shares beneficially owned.


NAME AND ADDRESS OF BENEFICIAL OWNER (1)                        AMOUNT AND NATURE OF        PERCENT OF
                                                                BENEFICIAL OWNERSHIP          CLASS

Michael D. Devlin                                                             107,805 (2)         3.48%
Wayne S. Hardenbrook                                                           24,706 (3)         0.67%
Guy A. Deninger                                                                36,316 (4)         1.18%
Mark A. Benevento                                                              19,238 (5)         0.62%
Joseph M. Brennan                                                               3,150             0.10%
Rudy Chiorazzo                                                                 24,796 (6)         0.80%
Arthur R. Coslop                                                               35,285 (7)         1.14%
Agostino R. Fabietti, CPA                                                      45,855 (8)         1.48%
James L. Fraser                                                                50,822 (9)         1.64%
Arthur J. Galletta                                                             47,330 (10)        1.53%
Thomas L. Glenn, III                                                           44,671 (11)        1.45%
Roy Goldberg                                                                   43,600 (12)        1.41%
Carol Nugent Harris                                                            58,395 (13)        1.88%
Patricia C. Koelling                                                           13,906 (14)        0.45%
Thomas S. Rittenhouse                                                          22,695 (15)        0.74%
Thomas K. Ritter, CPA (ret)                                                   148,273 (16)        4.64%
All directors and executive officers as a group                               722,841 (17)       21.69%
(16 persons)
----------------


         (1) The address for all named individuals is c/o Boardwalk Bank, 201 Shore Road, Linwood, New Jersey 08221.

         (2) Includes 16,800 shares of common stock issuable upon exercise of options held by Mr. Devlin under our 2000 Employee Stock Option Plan (the "Employee Plan"), 31,105 shares held by Mr. Devlin's spouse and 789 shares held by Mr. Devlin's children.

         (3) Includes 19,614 shares of common stock issuable upon exercise of options held by Mr. Hardenbrook under our Employee Plan.

         (4) Includes 1,050 shares of common stock issuable upon exercise of warrants held by Mr. Deninger.

         (5) Includes 7,067 shares of common stock issuable upon exercise of warrants held by Mr. Benevento, 1,356 shares of common stock issuable upon exercise of warrants held by Mr. Benevento's spouse, and 1,195 shares held by Mr. Benevento's spouse.

         (6) Includes 2,100 shares of common stock issuable upon exercise of warrants held by Mr. Chiorazzo and 1,050 shares held jointly with his spouse.

         (7) Includes 1,050 shares of common stock issuable upon exercise of warrants held by Mr. Coslop.

         (8) Includes 4,845 shares of common stock issuable upon exercise of options held by Mr. Fabietti under our Director Plan, 7350 shares held through his company's profit sharing plan, 7,350 shares of common stock issuable upon exercise of warrants held through his company's profit sharing plan and 23,100 shares held by Mr. Fabietti's spouse.

         (9) Includes 7,350 shares of common stock issuable upon exercise of warrants held by Mr. Fraser, 9,976 shares held as custodian for his children and 2,100 shares of common stock issuable upon exercise of warrants held as custodian for his children.

         (10) Includes 4,845 shares of common stock issuable upon exercise of options held by Mr. Galletta under our Director Plan, 3,150 shares of common stock issuable upon exercise of warrants, 5,250 shares held through his company's profit sharing plan, 2,500 shares of common stock held by a trust for which Mr. Galletta is trustee and 14,700 shares held by his spouse.

         (11) Includes 8,925 shares of common stock issuable upon exercise of warrants, 525 shares held by his spouse and 1575 shares held by Mr. Glenn as custodian for his children.

         (12) Include 4,845 shares of common stock issuable upon exercise of options held by Mr. Goldberg under our Director Plan, 10,605 shares of common stock issuable upon exercise of warrants, 3,150 shares of common stock issuable upon exercise of warrants held by Mr. Goldberg as custodian for his children and 2,100 shares held through his company's profit sharing plan.

         (13) Includes 4,845 shares of common stock issuable upon exercise of options held by Ms. Harris under our Director Plan, 11,550 shares of common stock issuable upon exercise of warrants and 10,500 shares held by her spouse.

         (14) Includes 5,250 shares of common stock issuable upon exercise of warrants held by Mrs. Koelling.

         (15) Includes 4,845 shares of common stock issuable upon exercise of options held by Mr. Rittenhouse under our Director Plan and 1,050 shares of common stock issuable upon exercise of warrants.

         (16) Includes 1,575 shares of common stock issuable upon exercise of warrants held by Mr. Ritter, 1,576 shares of common stock issuable upon exercise of warrants held by Mr. Ritter as custodian for his children, 92,715 shares of common stock issuable upon exercise of warrants held by his spouse, 20,895 shares of common stock issuable upon exercise of warrants held by Mr. Ritter through his company's profit sharing plan, 3,152 shares held by Mr. Ritter as custodian for his children, 21,430 shares held by his spouse and 5,355 shares held by Mr. Ritter through his company's profit sharing plan.

         (17) Includes an aggregate of 60,639 shares issuable upon the exercise of options under our Employee Plan and our Director Plan and an aggregate of 189,862 shares issuable upon exercise of warrants held.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors has the following standing committees, the members of which are appointed annually:

                  Audit Committee: The Board of Directors of Boardwalk Bank has determined that all of the members of the Audit Committee are independent (as independent is defined in Rule 4200(a) (15) of the National Association of Securities Dealers ("NASD") listing standards. The Audit Committee is responsible for reviewing the adequacy of internal procedures and controls and for reviewing the audit and implementation of appropriate recommendations of Boardwalk Bank's independent auditors. The Audit Committee operates under a written charter. A copy of the charter is available on Boardwalk Bank's website at www.boardwalkbank.com under the section entitled "Governance Documents." Members of the Audit Committee are Thomas S. Rittenhouse (Chairman), Arthur J. Galletta, Patricia C. Koelling, and Joseph M. Brennan. The Board of Directors has designated Mr. Brennan as the audit committee financial expert. The Audit Committee met 4 times in fiscal year 2005.

                  Executive Committee: The Executive Committee generally acts on behalf of the Board of Directors between meetings of the Board of Directors. Its current members are Michael D. Devlin, Agostino R. Fabietti, Thomas S. Rittenhouse and Thomas R. Ritter (floating member). The Executive Committee did not meet in fiscal year 2005.

                  Investment Committee: The Investment Committee reviews Boardwalk Bank's asset and liability management, funds management, and investments. Its members are Thomas L. Glenn, III, Carol E. Harris, Mark A. Benevento, Joseph M. Brennan, Michael D. Devlin and Wayne S. Hardenbrook (Chief Financial Officer of Boardwalk Bank). The Investment Committee met 12 times in fiscal year 2005.

                  Loan Committee: The Loan Committee reviews and adopts loan policies for Boardwalk Bank and approves significant loans. Its members are Roy Goldberg (Chairman), Rudolph M. Chiorazzo, Thomas K. Ritter, James L. Fraser, Arthur R. Coslop, Mark A. Benevento, Michael D. Devlin, and Guy A. Deninger (Boardwalk Bank's Chief Lending Officer). The Loan Committee met 20 times in fiscal year 2005.

                  Stock Option Committee: The Stock Option Committee administers, and provides recommendations concerning, Boardwalk Bank's stock option plans. Its members are Michael D. Devlin and Thomas Rittenhouse. The Stock Option Committee did not meet in fiscal year 2005.

                  Compensation Committee: The Compensation Committee meets as necessary to review compensation and benefit plans for officers and employees of Boardwalk Bank. With respect to the compensation of the chief executive officer and the other executive officers, the Compensation Committee makes specific recommendations for approval to the independent directors meeting in executive session. Its members are Thomas S. Rittenhouse, Agostino R. Fabietti and Patricia C. Koelling. The Compensation Committee met 4 times in fiscal year 2005.

         Boardwalk Bank does not have a standing Nominating Committee. In the view of the Board of Directors, all directors who are independent within the meaning of the NASD's listing standards should participate in the selection of director nominees. Accordingly, all directors, except for Directors Devlin, Glenn and Harris, participate in the selection of director nominees. Independent directors who participate in the selection of director nominees operate under a written charter. A copy of the charter is available on Boardwalk Bank's website at www.boardwalkbank.com under the section entitled "Governance Documents." Independent directors considering the selection of director nominees will consider candidates recommended by shareholders. Shareholders desiring to submit a candidate for consideration as a nominee of the Board of Directors must submit the same information with regard to the candidate as that required to be included in Boardwalk Bank's proxy statement with respect to nominees of the Board of Directors. Shareholder recommendations should be submitted in writing to Boardwalk Bank, 201 Shore Road, Linwood, New Jersey 08221 (Attention:
Corporate Secretary), on or before December 31 of the year preceding the year in which the shareholder desires the candidate to be considered as a nominee. Although the Board of Directors at this time does not utilize specific written qualifications for directors, candidates generally should possess superior character and integrity, have some experience with or understanding of the financial services industry or otherwise be able to provide some form of benefit to Boardwalk Bank's business, possess the skills and capacity necessary to provide strategic direction to Boardwalk Bank, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of Boardwalk Bank. In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education and backgrounds, and whether the candidate's skills and experience are complementary to the skills and experience of other Board members. Candidates recommended by shareholders will be evaluated on the same basis as candidates selected by the independent directors.

         The Board of Directors held 13 regular meetings during the fiscal year ending December 31, 2005. All incumbent Board members attended at least 75% of the aggregate meetings of the Board and all committees on which the director served.

         All Directors are expected to attend Boardwalk Bank's Annual Meeting of Shareholders. All of the directors except Carol Nugent Harris attended the 2005 Annual Meeting of Shareholders.

         Shareholders may communicate with the directors and executive officers of Boardwalk Bank by attending Boardwalk Bank's Annual Meeting. Communications with directors between Annual Meetings can be arranged by contacting Boardwalk Bank's Corporate Secretary, Joan Ditmars, at 888-720-2265. All bona fide communications received by the Corporate Secretary will be relayed to the applicable director, or, if no specific director is designated to receive the communication, to the Chairman of the Board of Directors.

AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), and has discussed with the independent registered public accounting firm the independent accountant's independence, and based on such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Boardwalk Bank's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

        Thomas S. Rittenhouse                               Patricia C. Koelling
        Arthur J. Galletta                                  Joseph M. Brennan

AUDIT FEES

         The total fees for professional services incurred by Boardwalk Bank for services rendered by Boardwalk Bank's independent auditors in connection with the audit of Boardwalk Bank's financial statements for the fiscal years ended on December 31, 2005 and December 31, 2004, the reviews of Boardwalk Bank's Forms 10-Q for such fiscal years and services pertaining to the common stock unit offering during 2005 were $267,634 and $113,594, respectively.

AUDIT RELATED FEES

         There were no audit fees for assurance and related services that were reasonably related to the performance of the audit or review of the bank's financial statements for the years ended December 31, 2005 and December 31, 2004.

TAX FEES

         The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning were $8,205 and $9,350 for the years ended December 31, 2005 and December 31, 2004, respectively.

ALL OTHER FEES

         There were no other fees billed to Boardwalk Bank for professional services rendered by Boardwalk Bank's independent auditors (other than the fees for services disclosed under Audit Fees, Audit-Related Fees, or Tax Fees) for the fiscal year ended on December 31, 2005.

AUDITOR INDEPENDENCE

         Boardwalk Bank's Audit Committee has reviewed the total fees paid by Boardwalk Bank to KPMG LLP for the fiscal year ended December 31, 2005 and has concluded that the payment of such fees is compatible with maintaining the independence of such firm.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

         The Audit Committee pre-approves all audit and all permissible non-audit services provided by Boardwalk Bank's independent registered public accounting firm. All of the services provided by KPMG LLP set forth above were pre-approved by the Audit Committee.

ANNUAL REPORT

         A copy of the annual report of Form 10-K for the fiscal year ended December 31, 2005 is available upon request from Boardwalk Bank and is available from its website at www.boardwalkbank.com. The Form 10-K serves as Boardwalk Bank's annual disclosure statement under FDIC regulations (12 CFR part 350). If you would like to receive a copy of the annual disclosure statement, please contact Joan Ditmars, Corporate Secretary, by telephone at (888) 720-2265, or in writing at the address of Boardwalk Bank set forth above.

PERFORMANCE GRAPH

         Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on Boardwalk Bank's common stock against the cumulative total return on the S&P 500 and the NASDAQ Bank Index for the five-year period commencing December 31, 2000, and ending December 31, 2005.

         Cumulative total return on Boardwalk Bank's common stock, the S&P 500 and the NASDAQ bank index equals the total increase in value since December 31, 2000, assuming reinvestment of all dividends. The graph was prepared assuming that $100 was invested on December 31, 2000 in Boardwalk Bank's common stock, the S&P 500 and the NASDAQ Bank Index, and reflects all stock dividends and stock splits.

                               [GRAPHIC OMITTED]

                           --------------------------------------------------------------------------------
                             12/31/05      12/31/04      12/31/03      12/31/02       12/31/01     12/31/00
-----------------------------------------------------------------------------------------------------------
NASDAQ Bank Stocks         158.7264431   165.9161102   149.4846477   115.0480806    110.0770837       100
-----------------------------------------------------------------------------------------------------------
S & P 500                  94.54736874   91.79265004   84.21849911   66.63889478    86.95731209       100
-----------------------------------------------------------------------------------------------------------
Boardwalk Bank               276.830       289.036       163.828       115.346         90.000       80.882
-----------------------------------------------------------------------------------------------------------

          PROPOSAL III - APPROVE BOARDWALK BANCORP, INC. 2006 EMPLOYEE
                              STOCK PURCHASE PLAN

         Boardwalk is requesting that shareholders vote to approve the Boardwalk Bancorp, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The following summary of major features of the Purchase Plan is subject to the specific provisions in the full text of the Purchase Plan set forth as Exhibit "E" to this Proxy Statement/Prospectus.

         The Purchase Plan will permit participants to purchase shares of Boardwalk common stock directly from Boardwalk from authorized but previously unissued shares or shares held in the treasury. Boardwalk will use the proceeds it receives from the sale of the common stock pursuant to the Purchase Plan for general corporate purposes. It is Boardwalk's intention that the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         If the formation of a holding company of Boardwalk Bank is not completed for any reason, the Purchase Plan will not be implemented. If the Board of Directors decides in the future that establishing an employee stock purchase plan is important to the success of Boardwalk Bank, the plan will be submitted to the shareholders for their approval at that time.

PURPOSE OF THE PURCHASE PLAN

         The purpose of the Purchase Plan is to encourage and enable employees of Boardwalk and its subsidiaries to acquire a proprietary interest in Boardwalk through the ownership of shares in Boardwalk common stock. Boardwalk believes that employees who participate in the Purchase Plan will have a closer identification with Boardwalk by virtue of their ability, as shareholders, to participate in Boardwalk's growth and earnings.

KEY TERMS

         The Purchase Plan is designed to meet the requirements of Code Section 423 and to reflect prevailing corporate governance and compensation best practices. The following is a summary of the key provisions of the Purchase
Plan:

Plan Effective Date:                May 1, 2006.

Plan Term:                          The Purchase Plan will remain in
                                    effect until all shares of common stock
                                    reserved thereunder have been purchased
                                    unless terminated earlier by Boardwalk's
                                    Board of Directors.

Eligible Participants:              Each employee who has six
                                    months of continuous service and whose
                                    customary employment is more than five
                                    months in a calendar year and is scheduled to work 20 or more hours per week is eligible to participate once such employee has executed a stock purchase agreement.

Shares Authorized:                  433,155 shares of Boardwalk's common stock,
                                    par value $5.00 per share.

Shares Authorized as a Percent of   10% of fully diluted shares outstanding on
Outstanding Common Stock:           December 31, 2005.

Purchase Price:                     The Compensation Committee will
                                    determine and set a discount of up to 15% of the fair market value on the date of purchase, at which participants may purchase shares under the Purchase Plan.

Share Limits Per Person:            Shares having a fair market value of $25,000
                                    per employee per calendar year.

ELIGIBILITY

         Any employee, who, on the offering date, has at least six months of continuous service with Boardwalk or a subsidiary of Boardwalk, customarily works at least five months in a calendar year and at least 20 hours per week is eligible to participate in the Purchase Plan. Non-employee directors of Boardwalk or Boardwalk Bank are ineligible to participate in the Purchase Plan.

ADMINISTRATION OF THE PURCHASE PLAN

         The Compensation Committee of the Board administers the Purchase Plan. The Compensation Committee has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the Purchase Plan.

PARTICIPATION IN THE PURCHASE PLAN

         There are four consecutive quarterly subscription periods under the Purchase Plan in each calendar year. A subscription period begins on the first day of the pay period in which each January 1, April 1, July 1, and October 1 falls and continues until the next subscription period commences. Subject to certain limitations, an employee may begin participating in the Purchase Plan effective at the beginning of a subscription period by submitting a stock purchase agreement during the enrollment period that is immediately preceding the applicable subscription period. The enrollment periods are each February, May, August, and November. Once enrolled in the Purchase Plan, a participant is able to purchase Boardwalk common stock with payroll deductions at the end of each pay period. Once a quarterly subscription period is over, a participant is automatically enrolled in the next subscription period, unless such participant chooses to withdraw from the Purchase Plan (as described below).

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

PURCHASING STOCK

         A participant may designate payroll deductions to be used to purchase stock at a rate that is at least 1% and that does not exceed 15% of such participant's earnings (which maximum rate is set and may be changed by the Compensation Committee from time to time). Subject to certain limitations, a participant may only change the percentage of earnings that is deducted to purchase shares under the Purchase Plan (other than to withdraw entirely from the Purchase Plan, as set forth below) effective at the beginning of the following subscription period.

         At the end of each bi-weekly pay period, payroll deductions are applied automatically to purchase Boardwalk common stock. The price of each share of Boardwalk common stock purchased under the Purchase Plan will be equal to its fair market value on the relevant purchase date less a discount. The discount can range from 0% to 15%, as determined by the Board. The Purchase Plan defines "fair market value" as the closing sale price per share as listed on the national securities exchange or quotation system on which Boardwalk's common stock is listed or reported on such date. The number of shares purchased is determined by dividing the payroll deductions for the payroll period by the price paid by the participant. Fractional shares are issued, so no funds will be carried over to the next period. All shares purchased are credited to the participant but are initially registered in the name of Boardwalk's transfer agent. Once the shares are deposited with the transfer agent, the participant is free to do whatever the participant wishes with the shares, including sell them or have the shares transferred directly into such participant's name or into the participant's name with another as joint tenants with right of survivorship.

LIMITATIONS

         If the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, spin-off, or similar event affecting the common stock, the Board will appropriately adjust the number of shares available under the Purchase Plan.

         The Purchase Plan does not permit a participant to purchase shares under the Purchase Plan if the participant would own Boardwalk common stock possessing 5% or more of the total combined voting power or value of all classes of Boardwalk stock. The Purchase Plan also does not permit a participant to purchase Boardwalk common stock with a fair market value in excess of $25,000 in any one calendar year. These limitations are to ensure that the Purchase Plan complies with Code requirements.

         A participant does not have the rights of a shareholder until the participant actually purchases the shares of stock. A participant may not transfer the right to purchase stock under the Purchase Plan.

WRITTEN STATEMENTS

         The Purchase Plan's administrator will provide each participant with a quarterly written statement indicating the number of shares of stock purchased under the Purchase Plan for such quarter, the aggregate number of shares accumulated under the Purchase Plan, and other relevant information.

WITHDRAWING FROM THE PURCHASE PLAN

         Subject to certain limitations, a participant may stop participating in the Purchase Plan at any time. If a participant withdraws from the Purchase Plan, participation will end effective at the beginning of the next bi-weekly payroll period. If an employee that has previously withdrawn from the Purchase Plan wishes to resume participation, the employee must re-enroll effective beginning the next quarterly subscription period. If a participant terminates employment at Boardwalk at any time, participation in the Purchase Plan automatically terminates.

TERMINATION AND AMENDMENTS

         The Board has the power to amend or terminate the Purchase Plan at any time, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the Purchase Plan other than as otherwise provided in the Purchase Plan, change the eligibility requirements to participate in the Purchase Plan, or otherwise materially change the benefits provided in the Purchase Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN

         The following summarizes the federal income tax consequences of a employee's participation in the Purchase Plan. This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the Purchase Plan.

         Boardwalk intends that the Purchase Plan qualify as an "employee stock purchase plan" within the meaning of Code Section 423. As such, a participant will not recognize taxable income upon enrollment in the Purchase Plan or purchasing shares. In general, a participant recognizes taxable income in the year in which the shares of stock purchased under the Purchase Plan is sold or otherwise disposed of (including by gift).

         Qualifying Dispositions. If a participant does not dispose of shares acquired pursuant to the Purchase Plan until at least two years have passed from start of the bi-weekly period in which the participant acquired such shares (a "qualifying disposition"), the participant will have ordinary income in the year of the qualifying disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the start of the applicable bi-weekly period exceeds the purchase price paid for such shares or (ii) 15% of the fair market value of the shares on the start of the applicable bi-weekly period in which the shares were acquired. The amount of ordinary income will be added to the basis of the stock and any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the fair market value on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income and any loss will be a long-term capital loss.

         Disqualifying Dispositions. If a participant disposes of shares acquired pursuant to the Purchase Plan at any time within two years from the start of the bi-weekly period in which the participant acquired such shares (a "disqualifying disposition"), the participant will have ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price. The amount of the ordinary income will be added to the basis of the stock, and any resulting gain or loss upon the disposition will be a capital gain or loss. The capital gain or loss will be long-term if the stock has been held for more than one year.

         When a participant disposes of shares acquired under the Purchase Plan in a disqualifying disposition, Boardwalk may take a deduction for federal income tax purposes in an amount equal to the ordinary income the participant recognizes in the disposition. Boardwalk is not entitled to any other deductions if shares are disposed of in a qualifying disposition. Participants may be limited in their ability to take capital losses that may be incurred. Maximum tax rates applicable to capital gains vary, so treatment of any particular participant's capital gains will also vary.

SUMMARY OF BENEFITS

         It is not possible to determine the number of shares of stock that will be purchased under the Purchase Plan in the future by any particular individual.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PURCHASE PLAN. The affirmative vote of a majority of all votes cast at the Meeting is required to approve the Purchase Plan. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" approval of the Purchase Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

    PROPOSAL IV - APPROVE BOARDWALK BANCORP, INC. 2006 STOCK INCENTIVE PLAN

         Boardwalk is requesting that the shareholders vote to approve the Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan (the "Plan"), which will provide stock compensation to Boardwalk employees and non-employee directors based on Boardwalk's performance and other factors. The following summary of major features of the Plan is subject to the specific provisions in the full text of the Plan set forth as Exhibit "F" to this Proxy Statement/Prospectus.

         The Plan will give Boardwalk flexibility to respond to changes in compensation practices given the changes in the accounting treatment of stock options and other regulatory requirements. Boardwalk anticipates that the Plan will assist Boardwalk in achieving its objective of continuing to provide appropriate incentives to motivate the achievement of competitively superior performance.

         Boardwalk believes strongly that its emphasis on employee and director stock ownership has been integral to its success in the past and will be important to its ability to achieve consistently superior performance in the years ahead. Boardwalk also believes strongly that Boardwalk will have a performance-oriented culture, and will create greater shareholder value if employee stock ownership levels are increased at all levels of Boardwalk. Therefore, the approval of the proposed Plan is vital to Boardwalk's ability to achieve its future goals.

         If the formation of a holding company of Boardwalk Bank is not completed for any reason, the Plan will not be implemented. If the Board of Directors decides in the future that establishing a stock incentive plan is important to the success of Boardwalk Bank, the plan will be submitted to the shareholders for their approval at that time.

         Because stock options and restricted stock may be granted to non-employee directors under the Plan, the directors have an interest in the shareholders approving the Plan and the formation of the holding company.

PURPOSE OF PLAN

         The Plan will allow Boardwalk, under the supervision of the Compensation Committee, to make stock option and restricted stock awards to employees and non-employee directors. The purpose of these stock awards is to attract and retain competitively superior people, align employee and director with the interests of shareholders, closely link employee and director compensation with Boardwalk's performance, and maintain high levels of employee and director stock ownership. The Plan also provides an essential component of the total compensation package offered to key employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

KEY TERMS

         The Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

Plan Effective Date:               May 1, 2006.

Plan Term                          10 years from the effective date (May 1,
                                   2016).

Eligible Participants:             All employees and non-employee directors of
                                   Boardwalk and its subsidiaries.

Shares Authorized:                 433,155 shares of Boardwalk's common stock,
                                   par value $5.00 per share, subject to
                                   automatic annual increases by a number of shares equal to the lesser of (i) 10% of the positive difference, if any, between the number of outstanding shares outstanding on the last trading day of the immediately preceding year and the number of shares outstanding on the first trading day of such immediately preceding year and (ii) an amount determined by the Board. No incentive stock options may be granted on the basis of the automatic annual increase.

Shares Authorized as a Percent     10% of fully diluted shares outstanding on
of Outstanding Common Stock:       December 31, 2005, subject to automatic
                                   annual increases as described above.

Award Types:                       (1)   Incentive stock options with a term no
                                         longer than 10 years;

                                   (2)   Non-qualified stock options with a
                                         term no longer than 10 years and one
                                         month; and

                                   (3)   Restricted stock.

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

Share Limits Per Person:           Options to purchase no more than 75,000
                                   shares may be granted to any single
                                   participant over any 12 consecutive month period.

Vesting: Determined by Compensation Committee subject to a minimum vesting period of one year of continuous employment or service with Boardwalk or a subsidiary.

Performance Criteria:              Determined by Compensation Committee.

Not Permitted:                     (1) To increase number of shares authorized
                                       under Plan;

                                   (2) To grant stock options at a price below
                                       fair market value;

                                   (3) To authorize repricing of stock options;
                                       and (4) To change per person share limit.
ELIGIBILITY

         Only employees and non-employee directors of Boardwalk and its subsidiaries are eligible to receive awards under the Plan. The Compensation Committee will determine which employees and directors will be eligible to receive awards under the Plan.

SHARES AUTHORIZED; ADJUSTMENTS

         433,155 shares of Boardwalk's common stock are authorized for awards under the Plan. This amount is subject to automatic annual increases by a number of shares equal to the lesser of (i) 10% of the positive difference, if any, between the number of outstanding shares outstanding on the last trading day of the immediately preceding year and the number of shares outstanding on the first trading day of such immediately preceding year and (ii) an amount determined by the Board. No incentive stock options may be granted on the basis of the automatic annual increase.

         In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase, or exchange of Boardwalk's common stock or similar event affecting the common stock, the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options will be automatically adjusted.

AWARDS

         Subject to Plan limits, the Compensation Committee has the discretionary authority to determine the size of an award, any continuous service or performance-based vesting requirements, and other conditions of the award. Boardwalk's performance will directly affect the size of stock option grants and restricted stock awards made under the Plan.

VESTING OF AWARDS

         Each option and restricted stock award will be subject to the terms and conditions specified in the agreement evidencing the award, as determined by the Compensation Committee. Each award must provide that the restrictions will not lapse and the award will not vest until the participant has completed at least one year of employment or service (or longer period of time as specified in the relevant option or restricted stock agreement) with Boardwalk or a subsidiary. In addition, in the discretion of the Compensation Committee, vesting of options and restricted stock awards may be tied to the satisfaction of one or more performance goals.

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

EXERCISE PRICE AND TERM OF STOCK OPTIONS

         The exercise price of stock options granted under the Plan may not be less than the fair market value of the common stock on the date of grant and the option term may not be longer than 10 years in the case of an incentive stock option and 10 years and one month in the case of a nonqualified stock option.

PAYMENT OF EXERCISE PRICE AND WITHHOLDING

         A participant may pay the exercise price of a stock option in cash, common stock owned by the participant, or by a combination of cash and common stock. Boardwalk will require, prior to issuing common stock under the Plan, whether upon the exercise of an option or vesting of restricted stock, that the participant remit an amount in cash or common stock sufficient to satisfy any tax withholding requirements.

TRANSFERABILITY

         In general, stock options granted under the Plan may be transferred only by will and the laws of descent and distribution. A participant, however, may transfer a nonqualified stock option with the approval of the Compensation Committee to one or more members of the participant's immediate family. A participant may not transfer or otherwise encumber restricted stock awarded under the Plan until the applicable restrictions lapse.

CHANGE IN CONTROL

         Unless otherwise provided in an agreement evidencing an award, all stock options and restricted stock awarded under the Plan will become exercisable/fully vested upon the occurrence of a change in control as defined in the Plan.

TERMINATION OF EMPLOYMENT OR SERVICE

         In general, upon a participant's termination of employment or service with Boardwalk or a subsidiary, such participant will forfeit any unvested options or restricted stock. Unless otherwise provided in an agreement evidencing an award, however, stock options and restricted stock awarded to a participant under the Plan will vest upon a participant's termination of employment or service due to death, disability, or retirement (as such terms are defined in the Plan). In addition, the Compensation Committee may, in its discretion, waive any service requirement attached to an option or restricted stock award upon a termination of a participant's employment or service in circumstances other than those described in the preceding sentence. Subject to certain exceptions, vested nonqualified stock options will expire one year after the termination of a participant's employment or service. Vested incentive stock options will expire three months after termination of a participant's employment or service.

PLAN ADMINISTRATION

         The Compensation Committee will administer the Plan. The Compensation Committee will select the Boardwalk employees and non-employee directors who will receive awards under the Plan, determine the number of shares covered thereby, and establish the terms, conditions, and other provisions of the awards. The Compensation Committee may interpret the Plan and establish, amend, and rescind any rules relating to administration of the Plan.

AMENDMENTS

         Subject to approval of the Board of Directors, where required, the Compensation Committee may terminate, amend, or suspend the Plan at any time, provided that the Compensation Committee (or Board) may not amend the Plan without the approval of the shareholders if the amendment:

         (1) Increases the number of shares that may be issued under the Plan;

         (2) Changes the class of eligible participants;

         (3) Otherwise requires the approval or shareholders under federal or state law.

         In addition, no amendment, termination, or suspension of the Plan may affect any award granted to a participant under the Plan without the consent of such participant.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE PLAN

         The following summarizes the federal income tax consequences of a employee's participation in the Plan. This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the Plan.

         Incentive Stock Options. For federal income tax purposes, a participant who is granted an incentive stock option under the Plan does not receive taxable income at the time of the grant or exercise of such incentive stock option. If such participant retains the shares acquired pursuant to the exercise of the incentive stock option for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the shares will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the exercise date equal to the difference between the exercise price and fair market value of the share on the exercise date. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the participant's alternative minimum taxable income and may be subject to the alternative minimum tax.

         Nonqualified Stock Options. A participant who receives a nonqualified stock option with an exercise price equal to the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of Boardwalk or a subsidiary is subject to tax withholding.

         Restricted Stock Awards. Restricted stock awarded under the Plan will generally be taxed in the same manner as non-statutory stock options. Restricted stock awards are subject to a "substantial risk of forfeiture" within the meaning of Code Section 83 to the extent the award will be forfeited in the event that the participant ceases to provide services to Boardwalk or a subsidiary or any performance-based requirements set forth in the agreement evidencing such award are not satisfied. A participant will recognize ordinary income in the year when the stock is no longer subject to a substantial risk of forfeiture. The participant's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

         A participant may accelerate his or her recognition of ordinary income, if any, and begin the participant's capital gains holding period by filing within thirty days of the award of restricted stock an election pursuant to Code
Section 83(b). If such an election is made, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by Boardwalk

         Tax Effects for Boardwalk. Unless limited by Code Section 162(m), as described below, Boardwalk generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a stock option).

         Code Section 162(m). Code Section 162(m) places a limit of $1,000,000 on the amount of compensation that Boardwalk may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Code Section 162(m) and Boardwalk intends that a significant portion of awards to executive officers will be performance-based and designed to comply with Code Section 162(m). In order for stock option grants to be considered performance-based compensation under Code Section 162(m), the Plan must set forth a limit to the number of shares that may be granted pursuant to options to any one individual in a specified period. Accordingly, the Plan provides that no person may be granted options to purchase more than 75,000 shares in any 12-month period.

OTHER INFORMATION

         For a discussion of Boardwalk's executive compensation policy, refer to the Compensation Committee Report on page 44.

         The Plan is not qualified under the provisions of Code Section 401(a) and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

SUMMARY OF BENEFITS

         Because Boardwalk has not yet made any awards under the Plan and because future awards under the Plan are discretionary and not yet determined, benefits to be received by individual participants are not determinable at this time and we have therefore not included a table estimating future awards. Information concerning certain past stock option grants is set forth in the Compensation Committee Report on page 44.

         If the shareholders approve the Plan, Boardwalk anticipates that it will register the shares subject to the Plan with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. Boardwalk will bear the cost of such registrations.

         As provided above, only employees and non-employee directors of Boardwalk and its subsidiaries will be eligible to receive stock options or restricted stock under the Plan. This includes the executive officers listed in the Summary Compensation Table including under the section entitled "Remuneration of Executive Officers" in this Proxy Statement/Prospectus.

         The stock options previously granted to executive officers of Boardwalk Bank under its prior stock option plans, and information on options exercised during the last fiscal year, are reflected in tables contained in the section of this Proxy Statement/Prospectus entitled "Remuneration of Directors and Officers."

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE Plan. The affirmative vote of a majority of all votes cast at the Meeting is required to approve the Plan. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" approval of the Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

             PROPOSAL V - RATIFICATION OF THE SELECTION OF KPMG, LLP

         The Board of Directors, by resolution, has selected KPMG LLP, independent registered public accounting firm, to audit the books, records and accounts of Boardwalk Bank for the fiscal year ending December 31, 2006. The Bank has been advised by KPMG LLP that none of its members has any financial interest in Boardwalk Bank. Ratification of the selection of KPMG LLP will require the affirmative vote of holders of a majority of the shares represented in person or by proxy at the Annual Meeting. KPMG LLP served as Boardwalk Bank's independent registered public accounting firm for Boardwalk Bank's 2005 fiscal year.

         In the event that the shareholders do not ratify the selection of KPMG LLP as Boardwalk Bank's independent registered public accounting firm to perform audit services for the 2006 fiscal year, another accounting firm may be chosen to provide audit services for the 2006 fiscal year. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

         The Board of Directors unanimously recommends a vote "FOR" ratification of KPMG LLP as the independent registered public accounting firm of Boardwalk Bank for the fiscal year ending December 31, 2006.

                       PROPOSAL VI - ADJOURNMENT PROPOSAL

         In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the holding company reorganization at the time of the meeting, such proposal could not be approved unless the meeting is adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by Boardwalk Bank, at the time of the applicable meeting to be voted for such adjournment, if necessary, Boardwalk Bank has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration.

         The board of directors of Boardwalk Bank recommends that shareholders vote their proxies in favor of the adjournment proposal so that their proxies may be used for such purposes in the event it becomes necessary. Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise indicated thereon. If it is necessary to adjourn the meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the meeting.

SHAREHOLDER PROPOSALS

         HOLDING COMPANY. If the holding company reorganization is completed, the 2007 annual meeting of shareholders will be held in accordance with the certificate of incorporation and bylaws of the holding company rather than the certificate of incorporation and bylaws of Boardwalk Bank. A shareholder who desires to submit a proposal to be considered for inclusion in the holding company's proxy statement for 2007 must submit the proposal to the holding company at 201 Shore Road, Linwood, New Jersey 08221 on or before January 27, 2007, and meet certain other requirements of the SEC's regulations relating to shareholder proposals.

         A shareholder proposal which is not submitted in accordance with these requirements will not be included in the holding company's proxy materials but may nonetheless be presented at the annual meeting of shareholders in 2007. The holding company's bylaws provide that, to be presented at the meeting of the holding company's shareholders, a proposal must be delivered or mailed to the Secretary not more than 120 nor less than 90 days prior to the anniversary of the immediately preceding annual meeting.

         BOARDWALK BANK. If the holding company reorganization is not completed, Boardwalk Bank presently anticipates that its 2007 Annual Meeting of Shareholders will be held on or about April 26, 2007.

         Shareholder proposals intended to be considered at the 2007 Annual Meeting of Shareholders and which the proponent would like to have considered for inclusion in the proxy materials distributed by Boardwalk Bank in connection with such meeting, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), must be received at the principal executive offices of Boardwalk Bank no later than November 22, 2006. In accordance with SEC Rule 14a-4(c), the holders of proxies solicited by the Board of Directors of Boardwalk Bank in connection with Boardwalk Bank's 2006 Annual Meeting of Shareholders may vote such proxies in their discretion on certain matters as more fully described in such Rule, including without limitation on any matter coming before the meeting as to which Boardwalk Bank does not have notice on or before February 5, 2007.

                              COSTS OF SOLICITATION

         The entire cost of soliciting proxies will be borne by Boardwalk Bank. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone or telegraph by directors, officers or regular employees of Boardwalk Bank, none of whom will receive additional compensation therefor.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matter properly comes before the meeting requiring a vote of the shareholders it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Boardwalk Bank's Annual Report to shareholders for the year ended December 31, 2005, accompanies this proxy statement/prospectus.

BOARDWALK BANK WILL PROVIDE TO EACH PERSON SOLICITED, UPON WRITTEN REQUEST, WITHOUT CHARGE EXCEPT FOR EXHIBITS, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, WHICH ALSO SERVES AS THE BANK'S ANNUAL DISCLOSURE STATEMENT UNDER PART 350 OF THE FDIC'S REGULATIONS. SUCH REPORT WILL BE FILED WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION ON OR ABOUT MARCH 24, 2006. REQUESTS SHOULD BE ADDRESSED TO WAYNE S. HARDENBROOK, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, BOARDWALK BANK, 201 SHORE ROAD, LINWOOD, NEW JERSEY 08221

                                             By Order of the Board of Directors

                                           Joan B. Ditmars, Corporate Secretary
Linwood, New Jersey

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         Boardwalk Bank presently files the quarterly, annual and other reports, proxy statements, and other documents that it is required to file under the Securities Exchange Act with the FDIC.

         Copies of filings under the Securities Exchange Act made by Boardwalk Bank with the FDIC are available from the FDIC for a nominal fee. You may obtain copies of such filings by contacting Ms. Marcia Fields. Ms. Fields' phone number is (202) 898-8913, her fax number is (202) 898-8505, and her email address is mfields@fdic.gov.

                                    EXHIBIT A
                               PLAN OF ACQUISITION
                          OF ALL THE OUTSTANDING STOCK
                                OF BOARDWALK BANK
                                       BY
                             BOARDWALK BANCORP, INC.


                  THIS PLAN OF ACQUISITION (the "Plan") is entered into as of this 22nd day of February 2006, by and between BOARDWALK BANK, a commercial bank organized under the laws of the State of New Jersey, with its principal office at 201 Shore Road, Linwood, New Jersey 08221 (the "Bank"), and BOARDWALK BANCORP, INC., a corporation organized under the laws of the State of New Jersey with its principal office at 201 Shore Road, Linwood, New Jersey 08221 ("Bancorp").

                  WHEREAS, the Bank's Board of Directors desires to form a bank holding company to own all of the outstanding capital stock of the Bank because it believes that a holding company structure will provide it with future flexibility in undertaking the Bank's current activities and future new activities and will, among other things, provide additional flexibility in managing capital; and

                  WHEREAS, the Bank's Board of Directors has determined that the formation of a holding company is in the best interest of the Bank's shareholders; and

                  WHEREAS, Bancorp was formed under the New Jersey Business Corporation Act on behalf of the Bank at the direction of the Bank's Board of Directors; and

                  WHEREAS, N.J.S. 17:9A-355 et seq. authorizes a New Jersey corporation and a New Jersey state-chartered bank to enter into a plan of acquisition to exchange shares in the bank for shares in the holding company, to submit the plan to the New Jersey Department of Banking and Insurance for approval and implement the plan if it is approved by the Bank's shareholders, subject to the right of the Bank's shareholders to dissent and receive the fair value of their shares; and

                  WHEREAS, the Boards of Directors of the Bank and Bancorp have adopted this Plan pursuant to the provisions of N.J.S. 17:9A-357.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Plan of Acquisition Required by Section 17:9A-357.

                     1.1. Name and Address of Acquiring Corporation. The name and the address of the acquiring corporation is:

                            Boardwalk Bancorp, Inc.
                            201 Shore Road
                            Linwood, New Jersey 08221

                     1.2. Name and Address of Participating Bank. The name and address of the participating bank is:

                            Boardwalk Bank
                            201 Shore Road
                            Linwood, New Jersey 08221

                     1.3. Names and Addresses of Directors of the Acquiring Corporation. The names and addresses of the initial members of the Board of Directors of Bancorp are:

                          Name                         Mailing Address
                          ----                         ---------------

                          Michael D. Devlin            201 Shore Road
                                                       Linwood, New Jersey 08221

                          Carol Nugent Harris          201 Shore Road
                                                       Linwood, New Jersey 08221

                          Thomas K. Ritter             201 Shore Road
                                                       Linwood, New Jersey 08221

                     1.4. Shares of Other Banks Owned by Acquiring Corporation. Bancorp does not own any shares of capital stock of any other bank.

                     1.5. Terms and Conditions of Acquisition. The terms and conditions of the acquisition are the terms set forth in Sections 2, 3, 5, and 6 hereof.

                     1.6. Effective Date. The effective date shall be the date selected in accordance with Section 7 hereof.

                     1.7. Other Provisions. There are no other provisions of the Plan except as set forth herein.

                  2. Capitalization; Terms of Acquisition.

                     2.1. Capitalization of Bancorp. Bancorp is authorized to issue 12,500,000 shares of common stock, par value $5.00 per share ("Common Stock"). Bancorp shall not issue any shares of capital stock prior to the Effective Date.

                     2.2. Capitalization of the Bank. The Bank is authorized to issue 12,500,000 shares of common stock, par value $5.00 per share (the "Bank Common Stock"). As of December 31, 2005, 3,081,639 shares of Bank Common Stock were issued and outstanding.

                     2.3. Terms of Exchange. Upon the Effective Date, each outstanding share of Bank Common Stock shall be converted into one share of Common Stock, subject to the rights of dissenting shareholders as provided in
Section 4 hereof. Each outstanding option to purchase a share of Bank Common Stock under the Bank's 1999 Employee Stock Option Plan and the Bank's 2000 Director Stock Option Plan shall be converted into an option to purchase the same number of shares of Common Stock on the same terms and conditions, and each outstanding warrant to purchase Bank Common Stock issued pursuant to a unit offering completed in 2003 shall be converted into a warrant to purchase the same number of shares of Common Stock on the same terms and conditions.

                  3. Mode of Carrying into Effect the Plan of Exchange.

                     3.1. Exchange Effective Immediately. Upon the Effective Date, each certificate representing shares of the Bank Common Stock (other than shares held by a dissenting shareholder) shall by virtue of the Plan and without any action on the part of the holder thereof, be deemed to represent the same number of shares of Common Stock, and shall no longer represent a share of Bank Common Stock. As set forth in Section 4 hereof, after the Effective Date, any dissenting shareholder who complies with the requirements of N.J.S. 17:9A-360 et seq. shall have only the rights accorded dissenting shareholders and such stock certificates shall not be deemed to represent shares of Common Stock or Bank Common Stock.

                     3.2. Issuance of Shares of Bank to Bancorp. Upon the Effective Date, the Bank shall issue to Bancorp one share of Bank Common Stock for each share of Bank Common Stock outstanding immediately prior to the Effective Date.

                     3.3. Means of Effecting Exchange of Certificates or Warrants. Upon or immediately after the Effective Date, the Bank shall notify each holder of record on the Effective Date of certificates representing shares of Bank Common Stock or stock purchase warrants to purchase shares of Bank Common Stock (except a shareholder who is a dissenting shareholder as provided in Section 4 hereof) of the procedure by which certificates representing the Bank Common Stock may be exchanged for certificates of Common Stock or stock purchase warrants to purchase shares of Bank Common Stock may be exchanged for stock purchase warrants to purchase shares of Common Stock. The Bank's transfer agent, StockTrans, Ardmore, Pennsylvania, shall act as exchange agent in effecting any exchange of stock or warrant certificates. After receipt of such notification, each such holder shall be obligated to surrender the certificates representing shares of Bank Common Stock for exchange into certificates representing shares of Common Stock or stock purchase warrants to purchase shares of Bank Common Stock for exchange into stock purchase warrants to purchase shares of Common Stock as promptly as possible to the extent provided in such notification.

                  4. Dissenting Shareholders.

                  Any shareholder of the Bank who desires to dissent from the transactions contemplated by the Plan shall have the right to dissent by complying with all of the requirements set forth in N.J.S. 17:9A-360 et seq., and, if the transactions contemplated by the Plan are consummated, shall be entitled to be paid the fair value of his shares in accordance with such provisions.

                  5. Conditions for Consummation of the Plan and Right of the
                     Bank to Terminate the Plan Prior to Consummation.

                     5.1. Conditions for Consummation. The consummation of the transactions provided for under the Plan is conditioned upon the following:

                          (a) Approval of the Plan by the Commissioner of the Department of Banking and Insurance of the State of New Jersey;

                          (b) Approval of the Plan by the holders of two-thirds (2/3) or more of the outstanding shares of Bank Common Stock entitled to vote; and

                          (c) Non-objection of the Board of Governors of the Federal Reserve System to a notification by Bancorp of its proposed acquisition of Bank.

                     5.2. Right of Bank to Terminate Plan Prior to the Effective Date. At any time prior to the Effective Date, the Board of Directors of the Bank may terminate the Plan if in the judgment of the Board of Directors the consummation of the Plan is inadvisable for any reason. To terminate the Plan, the Bank's Board of Directors shall adopt a resolution terminating the Plan and, in the event such termination occurs after the shareholders of the Bank have voted on the Plan, promptly give written notice that the Plan has been terminated to the shareholders of the Bank. Upon the adoption of the Board resolution, the Plan shall be of no further force or effect and the Bank and Bancorp shall not be liable to each other, to any shareholder of the Bank or to any other person by reason of the Plan or the termination thereof. Without limiting the reasons for which the Bank's Board of Directors may terminate the Plan, the Board may terminate the Plan if:

                          (a) the number of shareholders dissenting from the Plan and demanding payment of the fair value of their shares would in the judgment of the Board render the Plan inadvisable; or

                          (b) the Bank or Bancorp fails to receive, or fails to receive in form and substance satisfactory to the Bank or Bancorp, any permit, license or qualification from any federal or state authority required in connection with the consummation of the Plan.

                  6. Expenses.

                  The Bank will bear all of the expenses incurred by the Bank and by Bancorp in connection with the Plan, including, without limiting the foregoing, all attorneys, accountants, and printing fees and all licensing fees incurred in connection with the Plan and the formation of Bancorp.

                  7. Effective Date.

                  The Plan shall become effective upon a date selected by the mutual agreement of the parties hereto (the "Effective Date"). The date so selected shall be within a reasonable period after the conditions set forth in
Section 5.1 have been complied with and the Bank has received any approvals or consents without which it might terminate the Plan under Section 5.2. At least one week prior to the agreed upon Effective Date, the Plan shall be filed with the New Jersey Department of Banking and Insurance together with a certification by the President or a Vice President of the Bank that the Bank's shareholders have approved the Plan and a writing specifying the Effective Date.

                  IN WITNESS WHEREOF, the Board of Directors of each of Boardwalk Bank and Boardwalk Bancorp, Inc. have authorized the execution of the Plan and caused the Plan to be executed as of the date first written above.

                                      BOARDWALK BANK

ATTEST:


                                      By: /s/ Michael D. Devlin
                                         ---------------------------------------
/s/ Joan B. Ditmars                      Michael D. Devlin
-------------------                      Chairman, President and Chief Executive
Joan B. Ditmars                          Officer
Corporate Secretary



                                      BOARDWALK BANCORP, INC.

ATTEST:


                                      By: /s/ Michael D. Devlin
                                         ---------------------------------------
/s/ Joan B. Ditmars                      Michael D. Devlin
-------------------                      Chairman, President and Chief Executive
Joan B. Ditmars                          Officer
Corporate Secretary

                                    EXHIBIT B
             CERTIFICATE OF INCORPORATION OF BOARDWALK BANCORP, INC.
                          CERTIFICATE OF INCORPORATION

                                       OF

                             BOARDWALK BANCORP, INC.


                                   ARTICLE 1

                                      Name
                                      ----

         The name of the corporation is Boardwalk Bancorp, Inc. (herein the "Corporation").

                                   ARTICLE 2

                                Registered Office
                                -----------------

         The address of the Corporation's registered office in the State of New Jersey is 201 Shore Road, Linwood, New Jersey in the County of Atlantic. The name of the Corporation's registered agent at such address is Michael D. Devlin.

                                   ARTICLE 3

                                     Powers
                                     ------

         The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under 14A:2-1 of the New Jersey Business Corporation Act.

                                   ARTICLE 4

                                      Term
                                      ----

         The Corporation shall have perpetual existence.

                                   ARTICLE 5

                                Initial Directors
                                -----------------

         The number of directors constituting the initial board of directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and qualified, are:

                   Name                               Mailing Address
                   ----                               ---------------

           Michael D. Devlin                     201 Shore Road
                                                 Linwood, New Jersey 08221
           Carol Nugent Harris                   201 Shore Road
                                                 Linwood, New Jersey  08221
           Thomas K. Ritter                      201 Shore Road
                                                 Linwood, New Jersey 08221

                                   ARTICLE 6

                                  Capital Stock
                                  -------------

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 12,500,000 shares of common stock, $5.00 par value per share. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share.

                                   ARTICLE 7

                              No Preemptive Rights
                              --------------------

         No holder of any of the shares of any class or series of capital stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series.

                                   ARTICLE 8

                            Repurchase of Securities
                            ------------------------

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the shareholders, purchase or otherwise acquire shares of capital stock of any class, bonds, debentures, notes, warrants, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of securities or imposed by law.

                                   ARTICLE 9

                 Meetings of Shareholders; No Cumulative Voting
                 ----------------------------------------------

         A. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, if all shareholders entitled to vote thereon consent thereto in writing. Shareholders of the Corporation shall not have the power to take action by less than unanimous written consent.

         B. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the President of the Corporation or by a majority of the board of directors of the Corporation, but such special meetings of the shareholders may not be called by any other person or persons unless otherwise required by law.

         C. Shareholders of the Corporation shall not be entitled to cumulate votes in the election of directors of the Corporation.

                                   ARTICLE 10

                                    Directors
                                    ---------

         A. The number of directors of the Corporation shall be such number as shall be provided from time to time in or in accordance with the Bylaws, which shall be not less than three (3) or more than twenty-five (25), provided that a decrease in the number of directors shall not have the effect of shortening the term of any incumbent director. Vacancies in the board of directors of the Corporation, however caused, and newly-created directorships, shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the next annual meeting of shareholders.

         B. The board of directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II and Class
III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. At the first annual meeting of shareholders: directors in Class I shall be elected to hold office for a term expiring at the first succeeding annual meeting thereafter, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting thereafter, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Subject to the foregoing, at each annual meeting of shareholders, the successor to a director whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until his or her successor shall have been duly elected and qualified.

         The initial board of directors shall consist of three individuals. The following individuals divided into the following classes shall serve as directors until the first annual meeting and until their successors are elected and qualified:

          Class I                     Class II                    Class III
          -------                     --------                    ---------

     Thomas K. Ritter           Carol Nugent Harris           Michael D. Devlin

                                   ARTICLE 11

                              Removal of Directors
                              --------------------

         Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed for cause, at any time, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose. In addition, the board of directors shall have the power to remove directors for such proper cause as the board of directors may specify and to suspend directors pending a final determination that cause exists for removal.

                                   ARTICLE 12

                  Shareholder Approval of Certain Transactions
                  --------------------------------------------

         Any merger, consolidation, share exchange, liquidation, or dissolution of the Corporation or any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall require the affirmative vote of the holders of at least two-thirds (?) of the outstanding shares of capital stock of the Corporation. The provisions of this
Article 12 shall not apply to any transaction referred to in the preceding sentence, and such transaction shall require only such shareholder vote, if any, as would be required by applicable law, if such transaction is approved in advance by at least two-thirds (?) of the members of the board of directors of the Corporation.

                                   ARTICLE 13

                Elimination of Directors' and Officers' Liability
                -------------------------------------------------

         Directors and officers of the Corporation shall have no personal liability to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, provided that this Article 13 shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of the director's or officer's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this
Article 13 by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective. If the New Jersey Business Corporation Act is amended to further limit the personal liability of directors and officers, then such liability will be limited to the fullest extent permitted under the law.

                                   ARTICLE 14

                               Amendment of Bylaws
                               -------------------

         The board of directors of the Corporation is expressly authorized to make, alter, amend and repeal the Bylaws of the Corporation by a vote of two-thirds of the board of directors present at a legal meeting held in accordance with the provisions of the Bylaws. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed action is included in the notice of such meeting).

                                   ARTICLE 15

                    Amendment of Certificate of Incorporation
                   ------------------------------------------

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles 7, 9, 10, 11, 12, 13, 14 and this Article 15 of this Certificate may not be repealed, altered, amended or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed action is properly included in the notice of such meeting).

                                   ARTICLE 16

                                  Incorporator
                                  ------------

         The name and address of the incorporator is as follows:

                     Name                           Mailing Address
                     ----                           ---------------

               Michael D. Devlin             201 Shore Road
                                             Linwood, New Jersey 08221

                         ------------------------------

         IN WITNESS WHEREOF, this Certificate of Incorporation has been duly executed this 22nd day of February 2006.


                                              -------------------------------
                                              Michael D. Devlin

                                    EXHIBIT C
                                     BYLAWS
                                       OF
                             BOARDWALK BANCORP, INC.

                         ARTICLE I - REGISTERED OFFICE

         The registered office of Boardwalk Bancorp, Inc. (the "Corporation") shall be at 201 Shore Road, Linwood, New Jersey. The Corporation may also have offices at such other places within or outside of the State of New Jersey as the board of directors shall from time to time determine.

                           ARTICLE II - SHAREHOLDERS

         Section 1. Place of Meetings. Annual and special meetings of shareholders may be held at the registered office of the Corporation or at such other place within or without the State of New Jersey as the board of directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business of the Corporation as may be properly brought before the meeting shall be held annually at such date and time as the board of directors may determine.

         Section 3. Special Meetings. Special meetings of the shareholders of the Corporation may be called in the manner specified in the Certificate of Incorporation of the Corporation. Notwithstanding any other provision of the Certificate of Incorporation of the Corporation or these Bylaws, any action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting only as provided in the Certificate of Incorporation.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. Unless the board of directors shall designate another officer or director of the Corporation to preside and act as chairman at any regular or special meeting of shareholders, the Chairman of the Board, or in his absence, the Chief Executive Officer shall preside and act as chairman at any regular or special meeting of shareholders. The chairman of the meeting, consistent with any authority, direction, restriction or limitation given to him by the Board of Directors, shall have any and all powers and authority necessary to conduct an orderly meeting, preserve order and determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Corporation or in the absence of the Secretary of the Corporation, an Assistant Secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary and Assistant Secretary, the chairman of the meeting may appoint another person to act as Secretary of the meeting.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 60 days before the date of the meeting, either personally, by mail or by any other proper method authorized by law, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date for the meeting, with postage prepaid. When any meeting of shareholders, either annual or special, is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; provided, however, that, if after adjournment the board of directors fixes a new record date for adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under these bylaws. At the adjourned meeting, only such business as may have been transacted at the original meeting may be transacted.

         Section 6. Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment unless the board of directors fixes a new record date for the adjourned meeting.

         Section 7. Voting Lists. A list of shareholders shall be kept on file at the home office of the Corporation and shall be subject to inspection, for a proper purpose and upon five days written demand, by (i) any shareholder who has been a shareholder of record for at least six months preceding his or her demand, (ii) any person holding at least 5% of the outstanding shares, and (iii) any representative authorized in writing by any person described in clause (i) or (ii) of this sentence. The voting list shall be available for inspection at all meetings of shareholders and adjournments thereof in the manner prescribed by law.

         Section 8. Quorum. Unless otherwise required by the Certificate of Incorporation or by law, the presence, in person or by proxy, of holders of shares entitled to cast at least a majority of the votes entitled to be cast at a meeting of shareholders shall constitute a quorum for purposes of such meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. Less than a quorum of shareholders at a meeting of shareholders may adjourn the meeting.

         Section 9. Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Directors shall be elected by a plurality of votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate of Incorporation or by law, whenever any action, other than the election of directors, is to be taken by a vote of shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         Section 10. Voting of Shares Hold Jointly or As Tenants in Common. Shares held by two or more persons as joint tenants or as tenants in common may be voted at any meeting of the shareholders by any one of such person, unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which such shares shall be voted shall control if presented at the meeting. If there be no such agreement presented at the meeting, the majority in number of such joint tenants or tenants in common shall control the manner of voting. If there be no such majority, or if there are two such joint tenants or tenants in common, both of whom seek to vote such shares, the shares shall, for the purpose of voting, be divided equally among such joint tenants or tenants in common.


         Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another domestic or foreign corporation may be voted by any officer or agent, or by proxy appointed by any of them, unless some other person, by resolution of its board of directors or pursuant to its bylaws, shall be appointed to vote such shares. Shares held by any person in any representative or fiduciary capacity may be voted by him without a transfer of such shares into his or her name. When shares are held jointly by any number of fiduciaries, and the instrument or order appointing such fiduciaries does not otherwise direct, such shares shall be voted as the majority of such fiduciaries shall determine. If the fiduciaries are equally divided as to how the shares shall be voted, any court having jurisdiction may, in an action brought by any of such fiduciaries or by any beneficiary, appoint an additional person to act with such fiduciaries in such matter, and the stock shall be voted by the majority of such fiduciaries and such additional person. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

         Section 12. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint one or more persons, other than nominees for election as a director, as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed or fail to qualify, the chairman of the meeting may, or on the request of any shareholder entitled to vote at the meeting shall, make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting. Unless otherwise prescribed by the board of directors or the chairman of the meeting, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote.

         Section 13. Notice for Nominations of Directors and Shareholder Proposals. Nominations of candidates for election as directors at any annual meeting of shareholders may be made by or at the direction of a majority of the board of directors or by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section shall be made available for use at the annual meeting.

         Nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation; provided, however, that with respect to the first scheduled annual meeting, notice by the shareholder must be so delivered or received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled meeting must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are beneficially owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A to be filed with the Securities and Exchange Commission (or any successors of such items or schedule); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are beneficially owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. Proposals, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this
Section 15. For shareholder proposals to be included in the Corporation's proxy materials, the shareholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to shareholder proposals to be considered at the annual meeting of shareholders but not included in the Corporation's proxy materials, the shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have).

                        ARTICLE III - BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors may annually elect a chairman of the board and one or more vice chairmen from among its members and shall designate, when present, either the chairman of the board or in his or her absence, one of the vice chairmen to preside at its meetings.

         Section 2. Number, Term and Election. The board of directors shall consist of such number of members, not less than three (3) and not greater than twenty-five (25), as shall be determined by resolution of the board from time to time. The board of directors shall be classified in accordance with the provisions of the Corporation's Certificate of Incorporation. The members of each class shall be elected for terms specified by the Certificate of Incorporation and until their successors are elected or qualified. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present.

         Section 3. Place of Meeting. All annual and special meetings of the board of directors shall be held at the principal office of the Corporation or at such other place, within or outside the State of New Jersey, as the board of directors may determine and as designated in the notice of such meeting.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw at such time and date as the board of directors may determine.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within or outside the State of New Jersey, as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         Section 6. Notice of Special Meeting. Written notice of at least 24 hours regarding any special meeting of the board of directors or of any committee designated thereby shall be given to each director in accordance with these Bylaws, although such notice may be waived by a director. The attendance of such director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice or waiver of notice of such meeting.

         Section 7. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Certificate of Incorporation or the laws of New Jersey.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president.

         Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

         Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14. Removal of Directors. Directors of the Corporation may be removed only in accordance with the Corporation's Certificate of Incorporation.

         Section 15. Minimum Share Requirement. Each director of the Corporation must be a shareholder of the Corporation.

         Section 16. Affiliations With Other Depository Institutions. A person is not eligible to serve as director of the Corporation if he or she is a "management official" of another "depository institution" or "depository holding company" as those terms are defined in Depository Institution Management Interlocks Act (12 U.S.C. ss. 3201). If elected a director of the Corporation, a person may not thereafter serve or agree to serve as a management official of a depository institution or depository holding company unless and until his or her term as a director of the Corporation has expired.

         Section 17. Eligibility Requirement. A person is not eligible to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director of this Corporation under clauses (1), (2) or (3) of this Section.

                  ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

         Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: (i) the declaration of dividends; (ii) the amendment of the Certificate of Incorporation or these Bylaws of the Corporation; (iii) recommending to the shareholders a plan of merger, consolidation, or conversion, the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, a voluntary dissolution of the Corporation, or a revocation of any of the foregoing; or (iv) the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         Section 3. Tenure. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the earliest of (i) the resignation of such member from the executive committee or the board of directors, (ii) the removal of such member from the executive committee or the board of directors, and (iii) the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The board of directors may by resolution establish any other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

         Section 1. Positions. The officers of the Corporation shall include a chief executive officer, president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, or by a compensation committee of the board of directors in accordance with applicable requirements of the Rules of the NASDAQ Stock Market, or by employment contracts or otherwise.

              ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         Section 1. Contracts. Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         Section 2. Loans. In accordance with Section 402 of the Sarbanes-Oxley Act of 2002, the Corporation may not, directly or indirectly, make a personal loan to or for any director or executive officer of the Corporation, except as otherwise permitted thereby. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation, which may include facsimile signatures, in such manner as shall from time to time be determined by the board of directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the board of directors may select.

        ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS, AND AGENTS

         Section 1. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, any of its direct or indirect subsidiaries or any corporation acquired by the Corporation in a consolidation, merger or share exchange, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, administrator or agent of another Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under New Jersey law.

         Section 2. Advance Payment. The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under Section 1 of this Article VII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he or she is not entitled to indemnification by the Corporation under New Jersey law.

         Section 3. Nonexclusive. The indemnification and advancement of expenses provided by Sections 1 and 2 of this Article VII or otherwise granted pursuant to New Jersey law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

         Section 4. Continuation. The indemnification and advance payment provided by Sections 1 and 2 shall continue as to a person who has ceased to hold a position named in Section 1 of this Article VII and shall inure to his or her heirs, executors and administrators. In addition, any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective.

         Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Section 1 of this Article VII, against any liability incurred by him or her in any such position, or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under this Article and New Jersey law.

         Section 6. Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

           ARTICLE VIII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chief executive officer or by any other officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the board of directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

         Section 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid.

         Section 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of New Jersey law.

         Section 5. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II of these Bylaws or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         Section 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                     ARTICLE IX - FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                             ARTICLE X - DIVIDENDS

         Subject only to the terms of the Corporation's Certificate of Incorporation and applicable law, the board of directors may, from time to time, declare and the Corporation may pay, dividends on its outstanding classes of capital stock which are eligible for dividends.

                            ARTICLE XI - AMENDMENTS

         These Bylaws may be amended only as specified in the Corporation's Certificate of Incorporation.

                                   EXHIBIT D
            SECTIONS 140 TO 145 OF THE NEW JERSEY BANKING ACT OF 1948
                       (RIGHTS OF DISSENTING SHAREHOLDERS)

17:9A-140. Rights of dissenting stockholders: settlement by agreement

         A. A stockholder who:

          (1)  is entitled to vote at the meeting of stockholders prescribed by section 137; and who

          (2) serves a written notice of dissent from the merger agreement, in the manner, at the place, and within the time prescribed in subsections B and C of this section; and who

          (2) does not vote to approve the merger agreement at the meeting prescribed by section 137, or at any adjournment thereof,

         may, within thirty days after the filing of the agreement in the department as provided by section 137, serve a demand upon the receiving bank at its principal office, for the payment to him of the value of his shares of stock. The receiving bank may, within ten days after the receipt of such demand, offer to pay the stockholder a sum for his shares, which, in the opinion of the board of directors of the receiving bank, does not exceed the amount which would be paid upon such shares if the business and assets of the bank whose stock such stockholder holds were liquidated on the day of the filing of the agreement pursuant to section 137.

         B. Service of the notice of dissent prescribed by paragraph (2) of subsection A of this section shall be made at the principal office of the bank whose stock is held by the dissenting stockholder, and shall be made not later than the third day prior to the day fixed for the meeting of the stockholders of such bank pursuant to section 137.

         C. Service of the notice of dissent and of the demand for payment prescribed by this section may be made by registered mail or personally by the dissenting stockholder or his agent.

17:9A-141. Appointment of appraisers

         If a stockholder fails to accept the sum offered for his shares pursuant to section 140, he may, within three weeks after the receipt by him of the bank's offer of payment, or, if no offer is made by the bank, within three weeks after the date upon which his demand was served upon the bank as specified in section 140, institute an action in the Superior Court for the appointment of a board of three appraisers to determine the value of his shares of stock as of the day of the filing of the merger agreement pursuant to section 137. The court may proceed in the action in a summary manner or otherwise. Any other stockholder who has the right to institute a similar action may intervene. The court shall, in respect to any one bank, appoint a single board of three appraisers to determine the value of the shares of all stockholders of such bank who are parties to such action.

17:9A-142. Duties of appraisers; objections; compensation; vacancies

         A. The appraisers shall be sworn to the faithful discharge of their duties. They shall meet at such place or places, and shall give such notice of their meetings as the court may prescribe. The bank and each stockholder who is a party to the action instituted pursuant to section 141, may be represented by attorneys in the proceedings before such appraisers, and may present such evidence to them as shall be material to the issue. The determination of any two of the appraisers shall control. Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares of stock, and shall mail a copy thereof to the bank and to each stockholder who is a party to said action.

         B. The bank and each stockholder who is a party to said action shall have ten days after the filing of the report and appraisal within which to object thereto in the Superior Court. In the absence of any objections, the report and appraisal shall be binding upon the bank and upon such stockholders, and the bank shall pay each such stockholder the value of his shares, as reported by the appraisers, with interest from the date of the filing of the merger agreement pursuant to section 137, at such rate, not in excess of the legal rate, as shall be fixed by the appraisers. If objections are made, the court shall make such order or judgment thereon as shall be just.

         C. The Superior Court shall fix the compensation of the appraisers, which shall be paid by the bank, and shall be vested with full jurisdiction over all matters arising out of any action instituted pursuant to section 141. In the case of a vacancy in the board of appraisers, the Superior Court shall, on its own motion, or upon motion of a stockholder, or of the receiving bank, fill such vacancy.

17:9A-143. Assignment of stock to bank

         Upon payment by the bank of the value of shares of stock pursuant to this article, the holder thereof shall assign such shares to the bank.

17:9A-144. Effect of stockholder's failure to act

         A stockholder who fails to act pursuant to sections 140 and 141 shall be forever barred from bringing any action to enforce his right to be paid the value of his shares in lieu of continuing his status as a stockholder in the receiving bank.

                                    EXHIBIT E

                                                             [GRAPHIC OMITTED]














                             BOARDWALK BANCORP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                              EFFECTIVE MAY 1, 2006
                 (AS APPROVED BY SHAREHOLDERS ON APRIL 27, 2006)

                                    ARTICLE I

                          PURPOSE AND SCOPE OF THE PLAN

Section 1.1       PURPOSE.

                  The Boardwalk Bancorp, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Code Section 423 and to be exempt from the application and requirements of Code Section 409A, and shall be construed accordingly.

Section 1.2       DEFINITIONS.

                  Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

                  "Board of Directors" means the board of directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Compensation Committee of the Board of Directors, which shall administer the Plan as provided in Section 1.3.

                  "Common Stock" means the common stock of the Company, par value $5.00 per share.

                  "Company" means Boardwalk Bancorp, Inc.

                  "Compensation" means an Employee's salary or hourly base rate of pay, as the case may be, and commissions but excludes overtime pay, bonuses, disability payments, workers' compensation payments, and any other payment in excess of normal salary or hourly pay, received by an Employee for services performed for the Company or a Subsidiary during an Option Period. Any adjustments to Compensation shall be made on the next available Pay Date.

                  "Continuous Service" means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company or a Subsidiary, or both, immediately preceding the first day of the Subscription Period in which such Employee wishes to participate in the Plan. Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

                  "Employee" means any common law employee of the Company or a Subsidiary.

                  "Enrollment Period" means each period of each Plan Year from February 1 through February 28 (or February 29, if the Plan Year is a leap year), from May 1 though May 31, from August 1 through August 31, and from November 1 through November 30.

                  "Exercise Date" means each Pay Date.

                  "Fair Market Value" of a share of Common Stock on any given date means the closing sale price for such shares on that date as listed on the New York Stock Exchange (or any national securities exchange or quotation system on which the Common Stock is then listed or reported). If a closing sale price for the Common Stock for the given date is not listed or reported, or if there is none, the Fair Market Value shall be equal to the closing sale price on the nearest trading day preceding such date. Notwithstanding the foregoing, if, in the Board of Directors' judgment, there are unusual circumstances or occurrences under which the otherwise determined Fair Market Value of the Common Stock does not represent the actual fair value thereof, then the Fair Market Value of such Common Stock shall be determined by the Board of Directors on the basis of such prices or market quotations as it shall deem appropriate and fairly reflective of the then fair value of such Common Stock.

                  "Human Resources Department" means the department responsible for personnel matters pertaining to the Employees.

                  "Leave of Absence" means, for purposes of participation in the Plan, an Employee's sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 3 months and the Employee's right to reemployment is not guaranteed by statute or by contract,
(i) the Employee shall not be deemed on a Leave of Absence as of the 1st day following the end of such three month period, (ii) such Employee's employment relationship with the Company shall be deemed terminated, and (iii) such Employee's right to participate in the Plan and to purchase Common Stock hereunder shall terminate.

                  "Offering Date" means the day beginning at 12:01 a.m. on the Saturday following each Pay Date.

                  "Option Period" means each period beginning on an Offering Date and ending on the next succeeding Exercise Date. The initial Option Period shall begin on July 1, 2006, subject to the Plan being approved by shareholders of the Company; provided that the Board may designated a later initial Option Period.

                  "Option Price" means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

                  "Participant" means any Employee who (i) is eligible to participate in the Plan under Section 2.1 and (ii) elects to participate.

                  "Pay Date" means the Company's regularly scheduled bi-weekly date in which Employees receive their paychecks.

                  "Plan" means the Boardwalk Bancorp, Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

                  "Plan Year" means the 12-consecutive-month period beginning on January 1st and ending on the following December 31st.

                  "Stock Purchase Account" or "Account" means an account established and maintained in the name of each Participant to record the dollar amounts accumulated on such Participant's behalf each Option Period.

                  "Stock Purchase Agreement" means the form prescribed by the Committee that must be executed by an Employee who elects to participate in the Plan. The proper execution and filing of such form shall constitute the grant of an option from time to time to the Employee in accordance with the terms of the Plan and the terms of such form.

                  "Subscription Period" means each period in each Plan Year (i) beginning on the pay period in which each January 1 falls and continuing through each March 31; (ii) beginning on the pay period in which each April 1 falls and continuing through each June 30; (iii) beginning on the pay period in which each July 1 falls and continuing through September 30; and (iv) beginning on the pay period in which each October 1 falls and continuing through December 31.

                  "Subsidiary" means any corporation in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock as determined pursuant to Code Section 424(f).

Section 1.3       ADMINISTRATION OF PLAN.

                  The Plan shall be administered by the Committee. Subject to direction by the Board of Directors and the express provisions of this Plan, the Committee shall be authorized to prescribe, amend, and rescind rules and regulations relating to the Plan and the Committee's administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to prescribe the maximum percentage of payroll deductions permitted for a Subscription Period; to restrict participation in the Plan consistent with any requirement of law or regulation; and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive.

Section 1.4       EFFECTIVE DATE OF PLAN.

                  The effective date of the Plan is May 1, 2006, subject to the Plan being approved by shareholders of the Company within 12 months before or after the adoption of the Plan by the Board of Directors.

Section 1.5       TERMINATION OF PLAN.

                  The Board of Directors shall have the right to terminate the Plan at any time. Upon any such termination, the dollar amount, if any, in each Participant's Account shall be distributed to such Participant.

                                   ARTICLE II

                                  PARTICIPATION

Section 2.1       ELIGIBILITY.

                  Each Employee, who on an Offering Date (i) will have at least six months of Continuous Service, (ii) whose customary employment with the Company or a subsidiary is more than five months in a calendar year, and (iii) whose customary employment with the Company or a Subsidiary is 20 hours or more per week, may become a Participant by executing and filing with the Human Resources Department a Stock Purchase Agreement during an Enrollment Period. Such participation shall begin on the next Subscription Period following the Human Resources Department's receipt of the Participant's properly completed Stock Purchase Agreement. Any election to participate shall be effective subject to the Company's Code of Conduct and Ethics or similar policy that may be in effect at the time of such election. An election to participate shall continue in effect until termination of participation occurs in accordance with Article V.

Section 2.2       PAYROLL DEDUCTIONS.

                  Payment for shares of Common Stock purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with the Participant's Stock Purchase Agreement. Deductions from payroll shall be expressed as a percentage of Compensation (determined on the first day of each Subscription Period) no greater than the percentage set by the Committee, but shall not be less than 1% of such Participant's Compensation, per Option Period. The maximum such percentage that may be fixed by the Committee shall be 15%. A Participant may not increase or decrease the percentage deduction during a Subscription Period (other than to withdraw or terminate participation pursuant to Article V hereunder). Subject to the Company's Code of Conduct and Ethics or similar policy that may be in effect at the time of such election, however, a Participant may change the percentage deduction for any subsequent Subscription Period by filing notice thereof with the Human Resources Department during the time period described in Section 2.1 for filing a Stock Purchase Agreement. Amounts deducted from a Participant's Compensation pursuant to this section shall be credited to such Participant's Account.

Section 2.3       TRANSFER OF PAYROLL DEDUCTIONS.

                  All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

Section 2.4       LEAVE OF ABSENCE.

                  If a Participant goes on a Leave of Absence, such Participant's participation in the Plan shall continue provided that such Participant continues to receive Compensation. If such Participant ceases to receive Compensation while on a Leave of Absence, such Participant's participation shall automatically terminate.

                                   ARTICLE III

                               PURCHASE OF SHARES

Section 3.1       OPTION PRICE.

                  The Option Price shall not be less than 85%, nor more than 100%, as set by the Committee from time to time, of the Fair Market Value of a share of Common Stock on a relevant Exercise Date.

Section 3.2       PURCHASE OF SHARES.

                  On each Exercise Date, the amount in a Participant's Stock Purchase Account shall be charged with the aggregate Option Price of the largest number of shares of Common Stock (including fractional shares) that can be purchased with such amount.

Section 3.3       LIMITATIONS ON PURCHASE.

                  No Participant shall purchase Common Stock hereunder in any calendar year having an aggregate Fair Market Value, determined on each Offering Date, of more than $25,000, provided that any such purchase shall not exceed the limitations imposed by Code Section 423(b)(8). Further, no Participant shall purchase Common Stock hereunder if, by reason of such purchase, such Participant shall be deemed to possess five percent or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. For purposes of the preceding sentence, the rules promulgated pursuant to Code
Section 424(d) shall apply and Common Stock that a Participant may purchase under outstanding options granted pursuant to any plan of the Corporation or a Subsidiary shall be treated as stock owned by the Participant.

Section 3.4       RESTRICTION ON TRANSFERABILITY.

                  Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable except by will and the laws of descent and distribution.

                                   ARTICLE IV

                       PROVISIONS RELATING TO COMMON STOCK

Section 4.1       COMMON STOCK RESERVED.

                  Except as provided in Section 4.2, no more than 433,155 shares of Common Stock may be sold pursuant to options granted under the Plan. Such number shall be subject to adjustments effected in accordance with Section 4.2. Such numbers of shares authorized under the Plan shall be subject to adjustment effected in accordance with Section 4.2.


Section 4.2       ADJUSTMENT FOR CHANGES IN COMMON STOCK.

                  (i) In the event that the shares of Common Stock of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased or decreased through the payment of a stock dividend, stock split, or reverse stock split, then, subject to the provisions of subsection (iii) below, there shall be substituted for or added to each share of Common Stock that was theretofore appropriated, or that thereafter may become subject to an offering under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be. Outstanding Stock Purchase Agreements shall be deemed to be amended as to price and other terms, as may be necessary to appropriately reflect the foregoing events.

                  (ii) If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities in which such stock shall have been changed or for which it shall have been exchanged, and if a majority of the disinterested members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering that was theretofore made or that may thereafter be made under the Plan, that such adjustment shall be made in accordance with such determination.

                  (iii) An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

Section 4.3       INSUFFICIENT SHARES.

                  If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, (ii) any cash remaining in each Participant's Stock Purchase Account shall be distributed to such Participant at the next available Pay Date, and (iii) the Plan shall automatically terminate immediately after such Exercise Date.

Section 4.4       CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES.

                  Each Participant shall be provided with a quarterly written statement indicating the number of shares of Common Stock purchased under the Plan by the Participant in such quarter, the aggregate number shares of Common Stock accumulated under the Plan by the Participant, and other relevant information with respect to the Participant's participation in the Plan. All shares purchased shall be credited to such Participant, but shall initially be registered in the name of the Company's nominee, as agent for the Participant. Such nominee will hold the Participant's share certificates until such time as such Participant's participation in the Plan terminates or such Participant files a written request with the nominee to have a certificate or certificates issued in such Participant's name. Except in the case of death, any certificate issued to a Participant must initially be issued in the Participant's name alone or in such Participant's name and another as joint tenants with right of survivorship. Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent shareholders generally.

Section 4.5       RIGHTS AS SHAREHOLDERS.

                  The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Participants for whom shares have been purchased shall be entitled to all rights of a shareholder with respect to such shares, including the right to receive dividends and the right to vote. The Company will take such steps as may be necessary to ensure that each Participant whose shares are held in name of the Company's nominee enjoys such rights.

Section 4.6       CORPORATE REORGANIZATIONS, LIQUIDATION, ETC.

                  In the event of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, provision may be made for the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a corporation related to such corporation. Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code Section 424.

                                    ARTICLE V

                          TERMINATION OF PARTICIPATION

Section 5.1       WITHDRAWAL.

                  Subject to the Company's Code of Conduct and Ethics or similar policy that may be in effect at the time, a Participant may withdraw from the Plan at any time by filing notice of withdrawal with the Company's nominee prior to an Offering Date. Upon filing proper notice, participation in the Plan will cease effective the following Offering Date. Any Participant who withdraws from the Plan may again become a Participant by satisfying the eligibility requirements and filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.2       TERMINATION OF ELIGIBILITY.

                  If a Participant ceases to be employed by the Company or a Subsidiary or otherwise becomes ineligible to participate in the Plan as set forth in Section 2.1, such Participant's participation in the Plan shall thereupon automatically terminate. In such event, the dollar amount, if any, in such Participant's Stock Purchase Account shall be distributed to such Participant (or in the case of death, to such Participant's designated beneficiary(ies)) and no further shares will be purchased on such Participant's behalf. For purposes of this section, a Participant's participation in the Plan will not automatically terminate if such Participant becomes an individual on a Leave of Absence permitted or required to be taken into account by applicable Treasury Regulations or other law. Any Participant whose participation in the Plan is terminated pursuant to this Section may again become a Participant by satisfying the eligibility requirements and by executing and filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.3       NO INTEREST.

                  No interest will be credited or paid on cash balances in a Participant's Stock Purchase Account.

                                   ARTICLE VI

                               GENERAL PROVISIONS

Section 6.1       TAX WITHHOLDING; INFORMATION RETURNS.

                  Each Participant shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of such Participant's participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by such Participant under the Plan. The proper officers of the Company and each Subsidiary shall prepare and, where required, timely file such tax information returns and other notices as may be required by law from time to time.

Section 6.2       NOTICES.

                  Any notice that an Employee files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective as soon as administratively possible after such notice is received by the Human Resources Department or by the Company's nominee, as the case may be.

Section 6.3       CONDITION OF EMPLOYMENT.

                  Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee.

Section 6.4       AMENDMENT OF THE PLAN.

                  The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company's shareholders, no amendment may (i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) materially change the Plan benefits provided for herein, (iii) change the definition of a Subsidiary, or (iv) materially change the eligibility requirements for Employees. Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

Section 6.5       APPLICATION OF FUNDS.

                  All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

Section 6.6       LEGAL RESTRICTIONS.

                  The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

Section 6.7       NUMBER.

                  Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

Section 6.8       GOVERNING LAW.

                  Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the State of New Jersey.

                                    EXHIBIT F
                             BOARDWALK BANCORP, INC.
                            2006 STOCK INCENTIVE PLAN
                              EFFECTIVE MAY 1, 2006
                 (AS APPROVED BY SHAREHOLDERS ON APRIL 27, 2006)

                             BOARDWALK BANCORP, INC.
                            2006 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS


ARTICLE                                                                                   PAGE
-------                                                                                   ----

ARTICLE 1.  PURPOSE OF THE PLAN; TYPES OF AWARDS..............................................F-1


ARTICLE 2.  DEFINITIONS.......................................................................F-1


ARTICLE 3.  ADMINISTRATION....................................................................F-5


ARTICLE 4.  COMMON STOCK SUBJECT TO THE PLAN..................................................F-6


ARTICLE 5.  ELIGIBILITY.......................................................................F-7


ARTICLE 6.  STOCK OPTIONS IN GENERAL..........................................................F-7


ARTICLE 7.  TERM, VESTING AND EXERCISE OF OPTIONS.............................................F-9


ARTICLE 8.  EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE...............F-10


ARTICLE 9.  RESTRICTED STOCK.................................................................F-11


ARTICLE 10.  ADJUSTMENT PROVISIONS...........................................................F-12


ARTICLE 11.  GENERAL PROVISIONS..............................................................F-13

                ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS

     1.1 Purpose. The Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan is intended to provide selected employees and non-employee directors of Boardwalk Bancorp, Inc. and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain, and motivate employees and non-employee directors to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries. Awards will be granted under the Plan based, among other things, on a participant's level of responsibility and performance.

     1.2 Authorized Plan Awards. Incentive Stock Options, Nonqualified Stock Options, and Restricted Stock may be awarded within the limitations of the Plan herein described.

                             ARTICLE 2. DEFINITIONS

     2.1 "Agreement." A written or electronic agreement between the Corporation and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

     2.2 "Adoption Date." The date on which the Board adopts this Plan subject to the approval of the Corporation's shareholders.

     2.3 "Award." The grant of a Stock Option or Restricted Stock.

     2.4 "Board." The Board of Directors of the Corporation.

     2.5 "Change in Control." Except as otherwise provided in an Agreement, the first to occur of any of the following events:

          (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 40% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction excepted in Clause (d);

          (b) a binding written agreement is executed providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

          (c) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

               (i) under the terms of the agreement providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

               (ii) under the terms of the agreement providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

               (iii) based on the terms of the agreement providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 40% or more of the then outstanding voting securities) will have beneficial ownership of 40% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

          (d) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted;

          (e) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (f) any other event that is at any time irrevocably designated as a "Change in Control" for purposes of this Plan by resolution adopted by a majority of the non-employee directors of the Board.

     2.6 "Code." The Internal Revenue Code of 1986, as amended.

     2.7 "Code of Conduct." The policies and procedures related to employment of employees by the Corporation or a Subsidiary set forth in the Corporation's employee handbook. The Code of Conduct may be amended and updated at any time. The term "Code of Conduct" shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and Non-Employee Directors of the Corporation or a Subsidiary.

     2.8 "Committee." The Compensation Committee of the Board, or such other Committee designated by the Board to perform similar functions.

     2.9 "Common Stock." The common stock of the Corporation (par value $1.00 per share) as described in the Corporation's Certificate of Incorporation, or such other stock as shall be substituted therefor.

     2.10 "Corporation." Boardwalk Bancorp, Inc., a New Jersey corporation.

     2.11 "Employee." Any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation's or a Subsidiary's payroll; (ii) is employed by an employment agency that is not a Subsidiary; or
(iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of law to be a common law employee.

     2.12 "Exchange Act." The Securities Exchange Act of 1934, as amended.

     2.13 "Incentive Stock Option." A Stock Option intended to satisfy the requirements of Code Section 422(b).

     2.14 "Non-Employee Director." A member of the Board or of the board of directors of a Subsidiary who is not an Employee.

     2.15 "Nonqualified Stock Option." A Stock Option that does not satisfy the requirements of Code Section 422(b).

     2.16 "Optionee." A Participant who is granted a Stock Option pursuant to the provisions of the Plan.

     2.17 "Participant." An Employee or Non-Employee Director to whom an Award has been granted and remains outstanding.

     2.18 "Performance Criteria." Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share,
(i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) expense reduction, (o) systems conversion, (p) special projects as determined by the Committee, and (q) acquisition integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

     2.19 "Performance Goal." One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than five years, as may be specified by the Committee at the time of the awarding of a Performance Grant.

     2.20 "Performance Grant." An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.

     2.21 "Plan." The Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan.

     2.22 "Restricted Stock." An award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.

     2.23 "Retirement." The termination of a Participant's employment or service as a Non-Employee Director following the first day of the month coincident with or next following attainment of age 65.

     2.24 "Securities Act." The Securities Act of 1933, as amended.

     2.25 "Stock Option" or "Option." A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.

     2.26 "Subsidiary." A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of the Corporation.

     2.27 "Termination or Dismissal For Cause." Termination of an Employee by the Corporation or a Subsidiary or dismissal of a Non-Employee Director from the Board after:

          (a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of such Employee or service as a Non-Employee Director or relieve him or her of his or her duties;

          (b) such Employee or Non-Employee Director is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee or Non-Employee Director for a period of 45 consecutive days;

          (c) a determination by the Committee that such Employee willfully failed to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee's receipt of written notice of such instructions, other than a failure resulting from the Employee's incapacity because of physical or mental illness;

          (d) a determination by the Committee that the willful or continued failure by such Employee or Non-Employee Director to substantially and satisfactorily perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Employee or Non-Employee Director being "disabled" (within the meaning of the Corporation's Benefit Plans or group long-term disability policy) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Employee or Non-Employee Director, which demand identifies the manner in which the Employee or Non-Employee Director has not substantially or satisfactorily performed his or her duties; or

          (e) a determination by the Committee that such Employee or Non-Employee Director has failed to conform to the Corporation's Code of Conduct in any material respect.

         For purposes of the Plan, no act, or failure to act, on a Employee's or Non-Employee Director's part shall be deemed "willful" unless done, or omitted to be done, by such Employee or Non-Employee Director not in good faith and without reasonable belief that such Employee's or Non-Employee Director's action or omission was in the best interest of the Corporation or a Subsidiary.

                            ARTICLE 3. ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee, which Committee shall be composed of two or more members of the Board, all of whom are
(a) "non-employee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

     3.2 Powers of the Committee.

          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by the Board.

          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by the Board, the Committee shall have exclusive jurisdiction to:

               (i) determine and select the Employees and Non-Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);

               (ii) determine the number of shares subject to each Award;

               (iii) determine the date or dates when the Awards will be granted;

               (iv) determine the exercise price of shares subject to an Option in accordance with Article 6;

               (v) determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

               (vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;

               (vii) determine the Performance Criteria and establish Performance Goals with respect thereto, if any, to be applied to an Award; and

               (viii) prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.

     3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.

     3.4 Establishment and Certification of Performance Goals. The Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Except as may otherwise be provided in Article 8 hereof, no Option that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.

     3.5 Performance Grants Not Mandatory. Nothing herein shall be construed as requiring that any Award be made a Performance Grant.

                  ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

     4.1 Common Stock Authorized.

          (a) The initial total aggregate number of shares of Common Stock for which Options may be granted under the Plan or which may be awarded as Restricted Stock under the Plan shall not exceed 433,155. Notwithstanding the foregoing, the number of shares of Common Stock available for issuance under the Plan, including shares subject to then outstanding Awards, shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2007, by an amount equal to the lesser of (i) 10% of the positive difference, if any, between the number of outstanding shares of Common Stock, including shares subject to outstanding Awards, on the last trading day of the immediately preceding calendar year and the number of outstanding shares of Common Stock including shares subject to outstanding Awards, on first trading day of such immediately preceding calendar year; or (ii) an amount determined by the Board. No Incentive Stock Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases. The limitation established by the preceding sentence shall also be subject to adjustment as provided in Article 10.

          (b) If any Option is exercised by tendering Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of such Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered to such Participant for purposes of determining the maximum number of shares available for Awards under the Plan.

     4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.

                             ARTICLE 5. ELIGIBILITY

     5.1 Participation. Awards shall be granted by the Committee only to persons who are Employees and Non-Employee Directors.

     5.2 Incentive Stock Option Eligibility. Incentive Stock Option Awards may only be granted to Employees of the Corporation. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

                       ARTICLE 6. STOCK OPTIONS IN GENERAL

     6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in the second sentence of Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted. In no event shall the exercise price of an Option granted be less than the fair market value (as determined under Code Section 409A and the guidance promulgated thereunder) from the date of grant. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 10.

     6.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

     6.3 Determination of Fair Market Value.

          (a) If the Common Stock is not listed on an established stock exchange or exchanges but is listed on NASDAQ, the fair market value per share shall be the closing sale price for the Common Stock on the day an Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (b) If the Common Stock is not listed on an established stock exchange or on NASDAQ, fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock for the day an Option is granted, and if no "bid" and "asked" prices are quoted for the day an Option is granted, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

          (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day an Option is granted. If no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (d) In the event that the Common Stock is not traded on an established stock exchange or on NASDAQ, and no closing dealer "bid" and "asked" prices are available on the day an Option is granted, then fair market value will be the price established by the Committee in good faith.

          (e) In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

     6.4 Limitation on Option Awards. Awards under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock option awards) to any individual Employee shall not exceed, in the aggregate, Options to acquire 75,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

     6.5 Transferability of Options.

          (a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or her.

          (b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

                ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS

     7.1 Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in the second sentence of Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and
(iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with, or service with respect to, the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (ii) unless otherwise provided in an Agreement, a Change in Control occurs; and (iii) unless otherwise provided in an Agreement, the Optionee's death, being "disabled" (within the meaning of the Corporation's Benefit Plans or group long-term disability policy). Except as provided in Article 8, an Option may be exercised only during the continuance of the Optionee's employment with, or service with respect to, the Corporation.

     7.2 Exercise.

          (a) A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

          (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

          (c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

  ARTICLE 8. EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE

     8.1 Retirement; Other Termination by Corporation or Subsidiary; Change in Control. In the event of an Optionee's termination of employment or service as a Non-Employee Director (i) due to Retirement, (ii) by the Corporation or a Subsidiary other than Termination for Cause, or (iii) due to a Change in Control, such Optionee's Option shall lapse at the earlier of the expiration of the term of such Option or:

          (a) in the case of an Incentive Stock Option, three months from the date of such termination of employment; and

          (b) in the case of a Nonqualified Stock Option, one year from the date of such termination of employment or service as a Non-Employee Director.

     8.2 Death or Total Disability. In the event of an Optionee's termination of employment or service as a Non-Employee Director due to death or being "disabled" (within the meaning of the Corporation's Benefit Plans or group long-term disability policy), such Optionee's Option shall lapse at the earlier of the expiration of the term of such Option or:

          (a) in the case of an Incentive Stock Option, one year from the date of such termination of employment; and

          (b) in the case of a Nonqualified Stock Option, the later of the 15th day of the month following or the December 31 of the calendar year of the date of such termination of employment or service as a Non-Employee Director.

     8.3 Termination or Dismissal For Cause; Other Termination by Optionee. In the event of an Optionee's Termination or Dismissal For Cause, or in the event of termination of employment at the election of an Optionee, such Optionee's Option shall lapse upon such termination.

     8.4 Special Termination Provisions for Options.

          (a) In the event that an Optionee's employment or service as a Non-Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any continuous service requirement for vesting specified in an Agreement pursuant to
     Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee's termination of employment or service as a Non-Employee Director.

          (b) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above and the circumstance of an Optionee's termination of employment or service as a Non-Employee Director is described in Sections 8.1 or 8.2, such Option shall lapse as otherwise provided in the relevant section.

          (c) Except as provided in Section 8.4(b) above, in the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above, such Option shall lapse at the earlier of the expiration of the term of such Option or:

               (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

               (ii) in the case of a Nonqualified Stock Option, one year from the date of termination of employment or service as a Non-Employee Director.

                           ARTICLE 9. RESTRICTED STOCK

     9.1 In General. Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. A Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.

     9.2 Minimum Vesting Period for Certain Restricted Stock Awards. Each Restricted Stock Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant has completed one year of continuous employment with, or service with respect to, the Corporation or a Subsidiary immediately following the date that the Restricted Stock was awarded (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (ii) unless otherwise provided in an Agreement, a Change in Control occurs; or (iii) unless otherwise provided in an Agreement, the Participant's death, being "disabled" (within the meaning of the Corporation's Benefit Plans or group long-term disability policy) or Retirement after completing three or more years of service from the date of the Award.

     9.3 Waiver of Vesting Period for Certain Restricted Stock Awards. In the event that a Participant's employment or service as a Non-Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period with respect to a Restricted Stock Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant's termination of employment or service as a Non-Employee Director.

     9.4 Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates.

     9.5 Stock Powers. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

     9.6 Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.

     9.7 Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of a Participant's termination of employment or termination of service as a Non-Employee Director prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

     9.8 Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.

                       ARTICLE 10. ADJUSTMENT PROVISIONS

     10.1 Share Adjustments.

          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

          (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

          (c) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     10.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation's assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.

     10.3 Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as the Committee shall determine.

     10.4 Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.

                         ARTICLE 11. GENERAL PROVISIONS

     11.1 Effective Date. The Plan shall become effective on the Adoption Date, provided that shareholder approval is obtained within 12 months of the adoption of the Plan by the Board.

     11.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of the Adoption Date.

     11.3 Limitation on Termination, Amendment or Modification.

          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

               (i) increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 10.1);

               (ii) changes the class of eligible Participants; or

               (iii) otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

     11.4 No Right to Grant of Award or Continued Employment or Service. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who qualifies as an Employee or Non-Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant's employment or service at any time and for any reason.

     11.5 No Obligation. No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

     11.6 Code Section 409A. This Plan is intended to be exempt from the provisions of Code Section 409A by reason of not being deemed a "nonqualified deferred compensation plan" within the meaning of Code Section 409A(d)(1). Each of the provisions of this Plan document, however, are qualified by reference to provisions of Code Section 409A, and the guidance promulgated thereunder, to the extent such section applies to this Plan. Notwithstanding anything herein to the contrary, if Code Section 409A is applicable the exercise of any discretionary authority and the implementation or carrying out of each other provision of the Plan shall be conditioned upon the conditions and limitations of Code Section 409A and compliance with its specific terms, as the same may have been interpreted by regulatory, case law, or other governing authority. Further, if this Plan or any Option granted hereunder is, or shall become subject to the provisions of Code Section 409A, each such affected Option shall be deemed exercised on the date it vests, or the date the Plan or such Option, as applicable, becomes subject to Code Section 409A; provided, however, that if an Optionee is unable to deliver the exercise price and required withholding taxes to the Corporation, such Optionee shall be paid in one lump sum as soon as practicable, to the extent permitted by tax, corporate, securities, and any other relevant laws, (a) the excess (if any) of the Fair Market Value of the Option at the relevant time over the exercise price, less (b) the required tax withholdings.

     11.7 Withholding Taxes.

          (a) Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant who is an Employee pay or reimburse to it any withholding taxes at such time as withholding is required by law.

          (b) With the permission of the Committee, a Participant who is an Employee may satisfy the withholding obligation described in Subsection
     (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant who is an Employee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

     11.8 Listing and Registration of Shares.

          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time the Committee determines in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

               `THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.'

     11.9 Disinterested Director. For purposes of this Plan, a director shall be deemed "disinterested" if such person could qualify as a member of the Committee under Section 3.1.

     11.10 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

     11.11 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the State of New Jersey.

     11.12 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The certificate of incorporation of the holding company provides for the elimination of liability of its directors and officers for damages to the fullest extent permitted by New Jersey law.

         The New Jersey Business Corporation Act (the "Act") empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and
(b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

         With respect to any derivative action, a corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

         The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

         A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay a corporate agent's expenses if the corporate agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

         The holding company's directors and officers on and after the effective date of the reorganization will be insured against certain liabilities for their actions, as such, by an insurance policy obtained by the holding company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:

         (a) Exhibits

         The following is a list and index of the exhibits filed with this Registration Statement.


                 Exhibit Number                   Description of Document

                           2.1                    Plan of Acquisition dated February 22, 2006, between Boardwalk
                                                  Bancorp, Inc. and Boardwalk Bank (included as Exhibit A to the
                                                  Proxy Statement/Prospectus)*

                           3.1                    Certificate of Incorporation of Boardwalk Bancorp, Inc.
                                                  (Attached as Exhibit B to the Proxy Statement/Prospectus).*

                           3.2                    Bylaws of Boardwalk Bancorp, Inc. (Attached as Exhibit C to the
                                                  Proxy Statement/Prospectus).*

                           5.1                    Opinion of Stevens & Lee re:  Legality of Shares Being
                                                  Registered.*

                           8.1                    Opinion of Stevens & Lee re:  Tax Matters.

                           10.1                   Boardwalk Bancorp, Inc. 2006 Employee Stock Purchase Plan.
                                                  (Attached as Exhibit E to the Proxy Statement/Prospectus).*

                           10.2                   Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan. (Attached as
                                                  Exhibit F to the Proxy Statement/Prospectus).*

                           10.3                   Employment Agreement dated as of June 1, 1999, between Boardwalk
                                                  Bank and Michael D. Devlin.*

                           10.4                   Change in Control Agreement dated as of February 22, 2005, between Boardwalk Bank and Wayne S. Hardenbrook.*

                           10.5                   Change in Control Agreement dated as of February 22, 2005, between Boardwalk Bank and Guy A. Deninger.*



Exhibit Number         Description of Document

10.6                   Boardwalk Bank 2000 Employee Stock Option Plan*

10.7                   Boardwalk Bank 2000 Director Stock Option Plan*

23.1                   Consent of Stevens & Lee (included in Exhibit 5.1).*

24.1 Power of Attorney of Directors and Officers (included in signature page).*

99.1                   Form of Proxy for the Annual Meeting of Shareholders of
                                                  Boardwalk Bank.

-------------------------
* Previously filed.

         (b) Financial Statement Schedules.

         None required.

         (c)  Report or Appraisal

         Not applicable.

ITEM 22.  UNDERTAKINGS

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (d) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (e) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey, on March 20, 2006.

                                  BOARDWALK BANCORP, INC.
                                  (Registrant)

                                  By:  /s/ Michael D. Devlin
                                       ----------------------------------------
                                       Michael D. Devlin, Chairman, President
                                       and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No.1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



               Signature                                 Title                      Date
               ---------                                 -----                      ----

/s/ Michael D. Devlin                    Chairman, President and Chief          March 20, 2006
-------------------------------          Executive Officer
Michael D. Devlin

/s/ Wayne S. Hardenbrook                 Executive Vice President and Chief     March 20, 2006
-------------------------------          Financial Officer (Principal
Wayne S. Hardenbrook                     Financial and Accounting Officer)


/s/ Carol Nugent Harris*                 Director                               March 20, 2006
-------------------------------
Carol Nugent Harris

/s/ Thomas K. Ritter*                    Director                               March 20, 2006
-------------------------------
Thomas K. Ritter

*By /s/Michael D. Devlin
    --------------------------------------
       Michael D. Devlin, Attorney-in-Fact


                                  EXHIBIT INDEX

DESCRIPTION


Number           Description                                                    Sequentially Numbered Page
------           -----------                                                    ---------------------------

2.1              Plan of Acquisition dated February 22, 2006, between
                 Boardwalk Bancorp, Inc. and Boardwalk Bank (included as
                 Exhibit A to the Proxy Statement/Prospectus).*

3.1              Certificate of Incorporation of Boardwalk Bancorp, Inc.
                 (Attached as Exhibit B to the Proxy Statement/Prospectus).*

3.2 Bylaws of Boardwalk Bancorp, Inc. (Attached as Exhibit C to the Proxy Statement/Prospectus).*

5.1              Opinion of Stevens & Lee re: Legality of Shares Being
                 Registered.*

8.1              Opinion of Stevens & Lee re:  Tax Matters

10.1             Boardwalk Bancorp, Inc 2006 Employee Stock Purchase Plan.
                 (Attached as Exhibit E to the Proxy Statement/Prospectus).*

10.2 Boardwalk Bancorp, Inc. 2006 Stock Incentive Plan. (Attached as Exhibit F to the Proxy Statement/Prospectus).*

10.3             Employment Agreement dated as of June 1, 1999, between
                 Boardwalk Bank and Michael D. Devlin.*

10.4 Change in Control Agreement dated as of February 22, 2005 between Boardwalk Bank and Wayne S. Hardenbrook.*

10.5 Change in Control Agreement dated as of February 22, 2005 between Boardwalk Bank and Guy A. Deninger*

10.6             Boardwalk Bank 2000 Employee Stock Option Plan*

10.7             Boardwalk Bank 2000 Director Stock Option Plan*




23.1             Consent of Stevens & Lee (contained in Exhibit 5.1). *

24.1 Power of Attorney of Directors and Officers (included in signature page)*

99.1             Form of Proxy for the Annual Meeting of Shareholders of
                 Boardwalk Bank

------------------------
*Previously filed.